SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM SB-2

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        TEXAS COMMERCIAL RESOURCES, INC.
                 (Name of small business issuer in its charter)

         TEXAS                      5984                    76-0302202
(State or jurisdiction   (Primary Standard Industrial      (IRS Employer
  of incorporation or     Classification Code Number)    Identification No.)
     organization)

      7500 SAN FELIPE ROAD, SUITE 475, HOUSTON, TEXAS 77063, (713) 914-9193 (Address and telephone number of principal executive offices and principal place of business)

                                 B. BRITT BROOKS
                         7500 SAN FELIPE ROAD, SUITE 475
                              HOUSTON, TEXAS 77063
                                  713-914-9193
            (Name, address, and telephone number of agent for service)

                                   Copies to:

                                  JOHN T. UNGER
                             THOMPSON & KNIGHT, LLP
                          1200 SMITH STREET, SUITE 3600
                              HOUSTON, TEXAS 77002

Approximate date of commencement proposed sale to the public: From time to time after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                    CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                       PROPOSED
                                                       MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF           AMOUNT TO BE       OFFERING PRICE       AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED (1)         PER UNIT       OFFERING  PRICE   REGISTRATION FEE
========================================================================================================
Primary Offering
    Common Stock             1,000,000 shares      $       0.38 (2)  $         380,000         34.96
========================================================================================================
Secondary Offering
    Common Stock             5,000,000 shares (3)  $       0.38 (2)  $       1,190,000        109.48
    Common Stock               750,000 shares (4)          0.40 (5)            300,000         27.60
    Common Stock               500,000 shares (6)          0.38 (2)            190,000         17.48
========================================================================================================
Total                        7,250,000 shares                        $       2,060,000        189.52
========================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c), based on the average of the bid and asked prices as of July 26, 2002, as reported by www.pinksheets.com.

(3) Represents shares issuable to Goldbridge Capital, LLC pursuant to an Investment Agreement dated July 25, 2002 under which we have the right to put up to $8,000,000 of our common stock to Goldbridge Capital.

(4) Represents shares issuable upon exercise of warrants held by Goldbridge Capital.

(5) Registration fee calculated upon the basis of the price at which the warrants may be exercised pursuant to Rule 457(g).

(6)  Represents shares owned by selling shareholders.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

This registration statement consists of two prospectuses, covering the registration of:

     - Shares of common stock of Texas Commercial Resources, Inc. to be sold in one or more secondary offerings by certain listed selling stockholders and

     -    Common stock of Texas Commercial Resources, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion; Dated July 30, 2002
Prospectus

                        TEXAS COMMERCIAL RESOURCES, INC.
                                6,250,000 SHARES
                                  COMMON STOCK

     This prospectus describes the offer and sale of up to 6,250,000 shares of our common stock for sale by certain persons who are, or will become, our shareholders. These persons are referred to throughout this prospectus as "selling shareholders." Of these shares:

     - Up to 5,750,000 shares are offered by Goldbridge Capital, LLC. Goldbridge will sell shares purchased from us under an investment agreement, which allows us to sell them up to $8,000,000 in shares under a series of puts during a two-year period, and up to 750,000 shares that may be issued upon the exercise of warrants. We will receive no proceeds from the sale of the shares by Goldbridge. However, we will receive proceeds from the sale of the put shares to Goldbridge. Goldbridge will be deemed to be an underwriter with respect to any shares that it purchases from us under the investment agreement and resells. Shares sold to Goldbridge will be purchased from us at a price equal to the volume weighted average price of our common stock for the five days having the lowest volume weighted average price during the put pricing period less a discount of the greater of 10% or $0.10. See page 19.

     - 500,000 shares of our common stock currently outstanding, which we are registering on behalf of all other selling shareholders. We will not receive any proceeds from the sale of these shares.

          Our common stock is traded in the over-the-counter market. The common stock will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale. The common stock may be sold directly by the selling shareholders in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which a selling shareholder decides to sell its shares. We intend to apply to have our common stock quoted on the OTC Bulletin Board(R) operated by the National Association of Securities Dealers, Inc.
          (NASD). We may not now or ever qualify for listing of our securities on the OTC Bulletin Board.

     INVESTING  IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF
RISK.  YOU MAY LOSE YOUR ENTIRE INVESTMENT.   CONSIDER CAREFULLY THE "RISK
FACTORS" BEGINNING ON PAGE 7 BEFORE INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is ____________, 2002

                                TABLE OF CONTENTS

                                                                            Page
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Forward Looking Statements . . . . . . . . . . . . . . . . . . . . . . .    16
Market For Common Stock. . . . . . . . . . . . . . . . . . . . . . . . .    16
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
Management's Discussion and
     Analysis of Financial Condition
     and Results of Operations . . . . . . . . . . . . . . . . . . . . .    18
Investment Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . .    24
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
Security Ownership of Certain
     Beneficial Owners and
     Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
Relationships and Related
     Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . .    36
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . .    40
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .    41
Where You Can Find More Information. . . . . . . . . . . . . . . . . . .    42
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Index to Financial Statements. . . . . . . . . . . . . . . . . . . . . .   F-1


                              _____________________


     References to "TCRI," the "Company," "we," "us," and "our" refer to Texas Commercial Resources, Inc., a Texas corporation.

     You should rely only on the information contained in this prospectus. Neither the Company nor the selling shareholders has authorized anyone else to provide you with different information. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

     Until _____________, 2002, (90 days after the effective date of this prospectus), all dealers that buy, sell, or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including "Risk Factors," before investing in our common stock.

OUR BUSINESS

     From 1981 until 2001, we operated as a full service real estate company acquiring, structuring, developing, and selling real estate investments and residential properties for our account and others. We also engaged in various activities related to the development, operation, and production of oil and gas properties. In addition, we have conducted various investment banking activities by assisting other companies with their fund-raising efforts. In June 2001 we decided to discontinue and divest our real estate and oil and gas operations and to redirect our business strategies to other areas.

     We intend to become a retail distributor of propane and related equipment and supplies. We have entered into three letters of intent to purchase businesses engaged in the retail distribution of propane and related equipment and supplies in Texas and New Mexico:

     - In June 2001, we signed a letter of intent to purchase Vista Propane, LLC based in Midland, Texas, which services Midland, Big Spring, Colorado City, Sweetwater, and Hamlin, Texas.
     - On March 29, 2002, we signed a letter of intent to purchase an 85% interest in Myriad Gas Company, LLC, which operates in Travis County, Texas. We completed the acquisition of Myriad Gas on June 24, 2002.
     - On April 30, 2002, we signed a letter of intent to purchase Dawson Propane Company, Inc., Hunt County Propane Company, Inc., and Progas, Inc., which operate in Whitewright, Greenville, and southeast Dallas County, Texas.

Our business strategy is to extend and consolidate our presence in these markets and other strategically attractive markets, primarily through the acquisition of other propane distributors. To address the seasonal nature of our business and its impact on our earnings and cash flow, we will also seek to acquire and develop related retail and service business lines. We also plan to continue to pursue internal growth of existing operations by acquiring new customers, retaining existing customers, and selling additional products and services to our customers.

     We have also entered into a Stock Purchase Agreement dated as of March 24, 2002, to acquire certain outstanding securities and indebtedness of Crossroads Environmental Corp., which owns a partially built non-hazardous wastewater disposal facility in the Houston, Texas area.

     In addition, on June 18, 2002, we entered into a letter of intent with Visual Intelligence Systems, Inc. to exchange 1,000,000 shares of our preferred stock for all of the outstanding common stock of Visual Intelligence. On July 19, 2002, we commenced an exchange offer for up to 100% of the outstanding common stock of Visual Intelligence. Visual Intelligence is an aerial information company that combines its own proprietary camera array and Lidar (topographical), global positioning (GPS), and underlying census/demographic information to provide a total information package to infrastructure developers, real estate developers, and linear asset holders (pipelines, rail lines, shipping and transportation companies) for monitoring and planning purposes.

     We were incorporated in Texas in September 1981. Effective as of December 28, 2001, we merged with EZUtilities Corp., a Texas corporation. EZUtilities Corp was incorporated in Texas in March 1990 under the name of Nome Oil Co. and changed its name to EZUtilities Corp. in February 2001. EZUtilities Corp. did not have any meaningful operations at the time of the merger.

INDUSTRY BACKGROUND

     Retail Propane Distribution. Propane, a by-product of natural gas processing and petroleum refining, is a clean-burning energy source recognized for its transportability and ease of use relative to alternative stand-alone energy sources. Our retail propane business consists principally of transporting propane to tanks located on our customers' premises. Retail propane falls into three broad categories: residential, industrial and commercial, and agricultural. Residential customers use propane primarily for space and water heating. Industrial customers use propane primarily as fuel for forklifts and stationary engines, to fire furnaces, as a cutting gas, in mining operations and in other process applications. Commercial customers, such as restaurants, motels, laundries, and commercial buildings, use propane in a variety of applications, including cooking, heating, and drying. In the agricultural market, propane is primarily used for fuel for field equipment, tobacco curing, crop drying, and poultry brooding.

     According to the American Petroleum Institute, the domestic retail market for propane is approximately 12.1 billion gallons annually. This represents approximately 5% of household energy consumption in the United States. The propane distribution industry is characterized by a large number of relatively small, independently owned and operated local distributors. Each year a significant number of these local distributors have sought to sell their businesses for reasons that include retirement and estate planning. In addition, the propane industry faces increasing environmental regulations and escalating capital requirements needed to acquire advanced, customer-oriented technologies. Primarily as a result of these factors, the industry is undergoing consolidation, and a number of national and regional distributors have been active consolidators in the propane market. In recent years, an active, competitive market has existed for the acquisition of propane assets and businesses. We expect this acquisition market to continue for the foreseeable future.

     Aerial Photography. The U.S. Commercial markets for aerial photography and associated services of interest to VISI are estimated to total approximately $1.6 billion annually. These markets include security documentation and evaluation, pipeline engineering and route documentation, real estate evaluations, environmental, regulatory and impact statements, facility selection and management information, resource evaluation, and the federal government. All need high quality, high positional accuracy photography and associated data that can be delivered quickly. Most of these markets are serviced by fragmented, highly localized firms. We believe that these markets gain benefits from increased resolution, better positional accuracy, and speed of delivery that VISI's technology can provide.

WHERE YOU CAN FIND US

     Our principal executive offices are located at 7500 San Felipe Road, Houston, Texas 77063. Our telephone number is: 713-914-9193.

THE OFFERING

     In order to provide a possible source of funding for our current activities and for future acquisitions, on July 25, 2002, we entered into an investment agreement with Goldbridge Capital, LLC for the future issuance and purchase of shares of our common stock. The investment agreement allows us to sell, and requires Goldbridge Capital to purchase, up to $8,000,000 of our common stock during the 24-month period following the effective date of the registration statement to which this prospectus relates. Our ability to require Goldbridge Capital to purchase our stock is subject to certain limitations based on the market price and trading volume of our common stock. The maximum number of shares we can put at any one time is 15% of the cumulative trading volume during the 20 days following delivery of a put date. Based on the applicable notice and valuation periods, we can make approximately nine put requests a year.

     Beginning on the date that the registration statement to which this prospectus relates is declared effective by the SEC, we may, at our sole discretion, sell or "put" shares of our common stock to Goldbridge Capital at a purchase price equal to the lesser of (1) the market price for that put, minus $0.10, or (2) 90% of the market price. The "market price" is defined as the volume weighted average price of our common stock for the five days having the lowest volume weighted average price during the 20 consecutive trading days after the put date set by us in an advance put notice that we deliver to Goldbridge Capital. Goldbridge Capital may resell all or a portion of the shares purchased using this prospectus.

     For more details on the maximum put amount, the calculation of the purchase price, and the number of shares we will sell, see "Investment Agreement" beginning on page 19.

     We are registering the shares of common stock issuable to Goldbridge Capital under the investment agreement. These securities may be offered for sale from time to time by means of this prospectus by or for the account of Goldbridge Capital. We will prepare and file amendments and supplements to this prospectus as may be necessary in order to keep this prospectus effective as long as the selling shareholders hold shares of our common stock or until these shares can be sold under an appropriate exemption from registration. We have agreed to bear the expense of registering the shares.

Common stock
     outstanding prior
     to this offering . . . . 9,081,400 shares

Common stock offered by
     selling shareholders . . 6,250,000 shares

Common stock to be
     outstanding after
     the offering . . . . . . 14,931,400 shares (1)

Use of Proceeds . . . . . . . We will not receive any proceeds from the sale of the common stock offered pursuant to this prospectus other than what we receive when we sell shares to Goldbridge Capital under the investment agreement. We expect to use the proceeds from the sale of stock to Goldbridge Capital for acquisitions and working capital.

Plan of Distribution. . . . . The offering of our shares of common stock is being made by our shareholders who wish to sell their shares. Sales of our common stock may be made by the selling shareholders in the open market or in privately negotiated transactions and at discounted prices, fixed prices, or negotiated prices.

Risk Factors. . . . . . . . . There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see "Risk Factors" beginning on page 7.

     (1) The number of shares of our common stock outstanding after this offering is based on our shares of common stock outstanding as of March 31, 2001, after giving effect to: (1) the issuance of 5,000,000 shares to Goldbridge Capital pursuant to the investment agreement, (2) the issuance of 750,000 shares upon exercise of currently outstanding warrants, and (3) the issuance of 100,000
shares in connection with the acquisition of Myriad Gas.     The common stock to
be outstanding after this offering does not include: (1) up to 1,000,000 shares that may be issued in connection with the acquisition of Crossroads Environmental, (2) up to 300,000 additional shares that may be issued in connection with the Myriad Gas acquisition, and (3) up to 1,000,000 shares of Series A 8% convertible preferred stock that may be issued in connection with the VISI acquisition and warrants to purchase 750,000 shares to be issued to the management and employees of VISI.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following table presents our summary historical information. You should read the information set forth below in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operation," and our financial statements and the notes to those financial statements included elsewhere in this prospectus. Because we plan to change our business strategy, year-to-year comparisons may not be an accurate indicator of our future performance.

     We have incurred losses in the past and expect to incur losses for the foreseeable future. We currently have an accumulated deficit of $1,371.508 as of March 31, 2002. Our common stock trades in the over-the-counter market. There is, currently, not an active public market for our stock and we cannot assure you that one will develop.

                                                              Year Ended
                                       Three Months           December 31,
                                          Ended        -------------------------
                                      March 31, 2002       2001         2000
                                     ----------------  ------------  -----------
STATEMENT OF OPERATIONS DATA:
Commission income . . . . . . . . .  $            --   $        --   $  558,782
Net income (loss) from operations .          (76,766)     (555,868)     166,964
Other income (expense), net . . . .           (9,255)     (554,566)    (332,507)
Net income (loss) . . . . . . . . .  $       (76,766)  $(1,110,434)  $ (165,543)
Basic and dilutive net income loss
  loss per common share . . . . . .  $         (0.01)  $     (0.13)  $    (0.02)
Weighted average common shares
  outstanding (basic and diluted) .        9,081,400     8,543,600    8,016,417

                                                            March 31, 2002
                                                            --------------
BALANCE SHEET DATA:
Cash and cash equivalents . . . . .                         $           --
Working capital . . . . . . . . . .                                 51,771
Total assets. . . . . . . . . . . .                                526,396
Total liabilities . . . . . . . . .                                447,377
Total stockholders equity . . . . .                         $       79,099

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider carefully the following risks together with the other information contained in this prospectus before you decide to buy our common stock. If any of the risks actually occur, our business, results of operation, and financial condition would likely suffer. This could cause the market price of our common stock to decline, and you may lose all or part of the money you paid to buy our common stock.

WE HAVE NEVER BEEN PROFITABLE.

     We have incurred net losses and have not been profitable since the early 1990s. We incurred net losses of $10,229 for the three months ended March 31, 2002, and $1,110,434 for the year ended December 31, 2001. As of March 31, 2002, we had an accumulated deficit of approximately $1.3 million. Our losses have resulted from operating losses and expenses incurred over the past two years while changing our business strategy from real estate development to the acquisition of propane distribution companies that are profitable and can support our cost structure. We have no history of operations or profits in the retail distribution of propane.

THE LETTERS OF INTENT THAT WE HAVE ENTERED INTO ARE NOT BINDING. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO MEET THE TERMS AND CONDITIONS TO CONSUMMATE ANY ACQUISITIONS.

     We have entered into a number of letters of intent to acquire other businesses. Each of the letters of intent is non-binding and subject to a number of terms and conditions that we must satisfy prior to closing. There is no assurance that we will be able to meet all of the necessary terms and conditions to close any of the transactions subject to a letter of intent.

WE WILL NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR OUR OPERATIONS AND IF WE CANNOT SECURE ADDITIONAL FUNDS, WE MAY NOT BE ABLE TO SUPPORT OUR OPERATIONS.

     Future events, including the problems, delays, expenses, and difficulties frequently encountered by companies, may lead to increased costs that could make it difficult for us to succeed with our current plan. We will need to raise additional funds in the future for our operations. To raise additional capital, we may sell additional equity securities, accept debt financing, or obtain financing through a bank or other entity. There is no limit as to the amount of debt we may incur nor have we set a limit on our debt-to-equity ratio. If we need to obtain additional financing, it may not be available or it may not be available on terms acceptable to us. An offering of our securities may not be successful. If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock. To implement our business plan, we will need a minimum of $9.5 million.

OUR LIMITED HISTORY MAY MAKE IT DIFFICULT TO COMPETE WITH LARGER AND MORE EXPERIENCED COMPETITORS.

     We have only been operating as a retail distributor of propane for a short time and have not yet gained the knowledge and experience in retail distribution of propane. Our lack of operating history may give us a disadvantage as we attempt to compete with larger, older, more experienced competitors. Limited experience may also affect the ability of our management team to make the best decisions as they implement our business plan and it may limit their ability to adapt quickly to changing market conditions.

THE EXERCISE OF OUR PUT RIGHTS TO GOLDBRIDGE CAPITAL MAY SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER SECURITY HOLDERS. THE NUMBER OF SHARES THAT CAN BE PUT TO GOLDBRIDGE CAPITAL INCREASES AS THE PRICE OF OUR STOCK FALLS.

     Subject to certain terms and conditions of our investment agreement, we intend to issue shares of our common stock to Goldbridge Capital at a price equal to the lesser of (1) the market price for such put, minus $0.10, or (2) 90% of the market price; where the market price is defined as the volume weighted average closing bid price of our common stock for the five days with the lowest volume weighted average closing bid price during the 20 consecutive trading days after the put date set by us in an advance put notice issued to Goldbridge Capital. The exercise of our put rights may result in substantial dilution to the interests of the other holders of our common stock. Depending on the price per share of our common stock during the 24-month term of the investment agreement, we may need to register additional shares for resale.

     The investment agreement with Goldbridge Capital is not based upon a fixed number of shares but a fixed dollar amount. Because we are allowed to put shares to Goldbridge Capital at a discount to the market price, we may decide to put a greater number of shares to them in order to raise needed capital even if the price of our stock falls. The higher the price per share when we make a put, the less dilution will occur. However, the lower the price of our stock when we make a put, the greater dilution other investors will experience each time we make a put.

SHAREHOLDERS WOULD EXPERIENCE SIGNIFICANT DILUTION IF WE WERE TO PUT THE MAXIMUM NUMBER OF SHARES POSSIBLE TO GOLDBRIDGE CAPITAL UNDER THE INVESTMENT AGREEMENT.

     We may put shares to Goldbridge Capital under the investment agreement at prices as low or lower than $0.09 per share. If shares are put to Goldbridge Capital at this price or at any price near such price, other shareholders will experience significant dilution. We are currently authorized to issue up to 100 million shares of common stock. By filing a new registration statement in the future, we could increase the number of shares available to put to Goldbridge Capital from the 5,000,000 shares registered in this offering up to a maximum of all authorized but unissued shares, currently more than 80,000,000 shares. The 5,000,000 shares that we are registering to put to Goldbridge Capital under this offering represent only 6.3% of the currently authorized shares that we could put to them if we file an additional registration in the future. If 80,000,000 or more shares were put to Goldbridge Capital under the investment agreement, the current shareholders would be left with less than 10.2% of the issued and outstanding shares of the company. Because of the option we have to sell shares to Goldbridge Capital at very low prices, a substantial risk of dilution exists for shareholders, which could cause a significant reduction in the value of their shares.

THE SALE OF LARGE AMOUNTS OF OUR COMMON STOCK, INCLUDING BY GOLDBRIDGE CAPITAL, WHICH MAY SELL COMMON STOCK AT ANY PRICE OR TIME, COULD REDUCE THE PRICE OF OUR COMMON STOCK AND ENCOURAGE SHORT SALES.

     When we exercise our put rights and sell shares of our common stock to Goldbridge Capital, they may resell the stock they purchase from us at a price and time determined by them without limitation. If they do, our common stock price may decrease because of the additional shares available in the market. If we decide to exercise our put rights to Goldbridge Capital while the price of our stock is low, we must issue more shares of our common stock for any given dollar amount received from Goldbridge Capital. In addition, the timing of sales and the price at which Goldbridge Capital sells the shares could have an adverse effect upon the public market for our common stock. See "Plan of Distribution."

THE TERMS OF THE INVESTMENT AGREEMENT MAY MAKE IT DIFFICULT TO EVALUATE A SHAREHOLDER'S EQUITY POSITION IN THE COMPANY.

     The percentage of our common stock held by a shareholder on any given day may be different from another day depending on when and how many shares we require Goldbridge Capital to purchase from us under the investment agreement. We expect to use the net proceeds from the investment agreement for acquisitions and general corporate purposes. However, we will have significant flexibility in applying the net proceeds. If we fail to apply the net proceeds effectively, our business could be negatively affected.

OUTSTANDING SHARES THAT ARE CURRENTLY RESTRICTED FROM RESALE MAY BE SOLD IN THE FUTURE CAUSING THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE SIGNIFICANTLY EVEN IF OUR BUSINESS IS DOING WELL.

     As of March 31, 2002, we had 9,081,400 shares of our common stock issued and outstanding. 992,600 of these shares are freely transferable. 6,535,477 shares are held by affiliates of the company who have held such shares for more than one-year and may sell the shares pursuant to Rule 144. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell an amount every three months equal to the greater of (a) one percent of the company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

     A total of 6,250,000 shares of our common stock are being registered for resale under this prospectus. The market price of our common stock could drop if substantial amounts of shares are sold in the public market. A drop in the market price could reduce the value of your investment and could require us to issue more stock than we otherwise would to raise capital. In addition, after a one-year holding period, shares we issue under Rule 144 to non-affiliates will become eligible for trading without any additional payment to us or any increase in our capitalization

IN THE FUTURE WE MAY ISSUE MORE SHARES OF OUR COMMON STOCK. THIS WOULD REDUCE EXISTING SHAREHOLDERS PERCENTAGE OF OWNERSHIP AND MAY REDUCE SHARE VALUE.

     We are authorized to issue 100 million shares of common stock and 20 million shares of preferred stock. If we issue all or part of our remaining authorized common stock or preferred stock this will result in dilution in the percentage of common stock held by existing shareholders. We may value any stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on the value of our shares.

WE MAY BE UNABLE TO OBTAIN SUFFICIENT FUNDS FROM GOLDBRIDGE CAPITAL TO MEET OUR LIQUIDITY NEEDS.

     The future market price and trading volume of our common stock limits the rate at which we can obtain funding from Goldbridge Capital under the investment agreement. If volume is low the size of our put is limited, if the price becomes too low, even with adequate trading volume, it may become inefficient for us to make puts under the agreement. The investment agreement allows us to make puts at these low prices (as low or lower than $0.09 per share). We may be unable to satisfy the conditions contained in the investment agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our common stock declines, or trading volume in our common stock is low, we will be unable to obtain sufficient funds to meet our needs

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO IN THE FUTURE, YOU WILL ONLY REALIZE A GAIN ON YOUR INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

     We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore you, in all likelihood, will only realize a profit on your investment if the market price of our common stock increases in value.

BECAUSE SHARES OF OUR COMMON STOCK TRADE UNDER $5.00, THE APPLICATION OF THE "PENNY STOCK RULES" COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT YOUR ABILITY TO SELL SHARES.

     Our common stock may be considered a penny stock. Penny stocks generally are securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

THERE HAS BEEN A LIMITED MARKET FOR OUR COMMON STOCK AND AN ACTIVE MARKET MAY NOT DEVELOP OR BE SUSTAINED.

     Prior to this offering, you could buy or sell our common stock only on a limited basis. If a more active public market for our common stock is not developed or sustained after this offering, the market price of our common stock may fall or may fail to materialize at all. If this happens you may lose part or all of the value of your investment. If no active public market in our stock develops, there will be limited liquidity and it may be hard to sell the stock you own. Furthermore, if a more active public market for our common stock is established, the prices could be subject to significant fluctuations in response to operating results and other factors.

THE INITIAL PRICE OF OUR COMMON STOCK MAY NOT ACCURATELY REFLECT ITS FUTURE MARKET PERFORMANCE.

     The initial price of our common stock may not accurately reflect the future value of our stock in any market. The price of the shares we are selling has been determined based on negotiations between Goldbridge Capital and us. The initial price may not be indicative of future market performance and may bear no relationship to the price at which our common stock will trade, if at all. Prices may fluctuate significantly and we do not know what the value of our common shares will be in the future.

     The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to factors such as:

     -    new alternative fuels, products, or services by us or our competitors;

     - announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments; or
     - other general economic or stock market conditions, many of which are beyond our control.

     In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. There can be no assurance that these trading prices and price earnings predictions will be sustained.

WE WILL HAVE BROAD DISCRETION IN USING THE PROCEEDS FROM THE SALE OF SHARES TO GOLDBRIDGE CAPITAL AND, IF FUNDS ARE NOT PUT TO THEIR BEST POSSIBLE USE, THE FINANCIAL RESULTS OF OUR OPERATIONS WILL SUFFER.

     Our management will have broad discretion over how they use the funds we raise. As a result, investors will be relying on management's judgment with only limited information about its specific intentions for use of the proceeds. If management is unsuccessful in producing profits from the deployment of these proceeds, the value of our common shares could decrease significantly.

A SMALL NUMBER OF SHAREHOLDERS WILL OWN A SIGNIFICANT PORTION OF OUR COMMON STOCK AND WILL CONTROL US.

     Prior to this offering, the officers and directors beneficially own
approximately 72% of our stock.   We have the right to sell up to 5,000,000
shares through puts to Goldbridge Capital. If we sold 5,000,000 shares to Goldbridge Capital and it continued to hold all 5,000,000 shares, it would beneficially own approximately 35.5% of our then issued and outstanding common stock, and together it and our current officers and directors would beneficially own approximately 82% of the issued and outstanding shares. These stockholders will control most matters requiring approval by our stockholders, including the election of our directors. As a result, these stockholders, acting together, have the ability to control substantially all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation, takeover, or other business combination involving us, and to control our management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control in an acquisition or takeover.

THE LOSS OF ONE OR MORE OF OUR KEY PERSONNEL COULD ADVERSELY AFFECT OUR
BUSINESS.

     Our operations depend to a great extent on the management efforts and abilities of our officers and other key personnel and on our ability to attract new key personnel and retain existing key personnel who are integral to the management and operations of our intended acquisitions. There can be no assurance that we will be successful in attracting and retaining such personnel or that we will not incur increased costs in order to do so. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our business. See "Management."

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS.

     Our articles of incorporation and by-laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

OUR ARTICLES OF INCORPORATION AND BYLAWS CONTAIN CERTAIN PROVISIONS THAT COULD HINDER A CHANGE IN OUR CORPORATE CONTROL.

     Certain provisions of our articles of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These provisions include:

     - allowing written stockholder actions only by 66-2/3 or greater consent;
     - a proscription against cumulative voting for directors by shareholders that would, otherwise, allow a minority of shareholders to elect director(s);
     - limitations on who may call annual and special meetings of the stockholders;
     -    a classified board of directors;
     - advance notice procedures with regard to stockholder proposals and nominations of candidates for election as directors; and
     - a provision that vacancies on the board of directors, including newly created directorships, be filled by a majority of directors then in office.

          RISKS RELATED TO THE RETAIL PROPANE AND ASSOCIATED BUSINESSES

SINCE WEATHER CONDITIONS MAY ADVERSELY AFFECT DEMAND FOR PROPANE, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE VULNERABLE TO, AND WILL BE ADVERSELY AFFECTED BY, WARM WINTERS.

     Our financial performance is affected by weather conditions. Weather conditions have a significant impact on the demand for propane for both heating and agricultural purposes. Many of our customers rely heavily on propane as a heating fuel. The volume of propane sold is at its highest during the six-month peak heating season of October through March and is directly affected by the severity of the winter. Typically, we sell approximately two-thirds of our retail propane volume during peak heating season. Actual weather conditions can vary substantially from quarter to quarter and year to year, significantly affecting our financial performance. Furthermore, warmer than normal temperatures in one or more regions in which we operate can significantly decrease the total volume of propane we sell. Consequently, our operating results may vary significantly due to actual changes in temperature. Weather conditions in any quarter or year may have a material adverse effect on our operations.

SUDDEN AND SHARP PROPANE PRICE INCREASES THAT CANNOT BE PASSED ON TO CUSTOMERS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

     The retail propane business is a "margin-based" business in which gross profits depend on the excess of sales prices we receive over our propane supply costs. As a result, our profitability will be sensitive to changes in wholesale prices of propane caused by changes in supply or other market conditions. Propane is a commodity, and its unit price is subject to volatile changes in response to changes in supply or other market conditions over which we have no control. In general, product supply contracts permit suppliers to charge posted prices at the time of delivery or the current prices established at major storage points such as Mont Belvieu, Texas and Conway, Kansas. When there are sudden and sharp increases in the wholesale cost of propane, we may not be able to pass on these increases to our customers immediately, or in full. In addition, the timing of cost pass-throughs can significantly affect margins. Sudden and extended wholesale price increases could reduce our gross profits and could, if continued over an extended period of time, reduce demand by encouraging our retail customers to conserve or convert to alternative energy sources. We have not in the past engaged in transactions to hedge product costs in order to reduce cost volatility. We cannot assure you that future volatility in propane supply costs will not have a material adverse effect on our gross profits, income, and cash flow.

CHANGES IN FUEL PRICES WILL EFFECT OUR PROFITABILITY

     The wholesale prices of propane, gasoline, and diesel, fluctuate in response to changes in supply and other market conditions over which we have no control. Because we sell propane, gasoline, and diesel fuel to our at fixed amounts over our wholesale cost, our gross profit, as a percentage of net sales, will generally fluctuate as a result of changes in wholesale propane, gasoline, and diesel fuel prices.

THE HIGHLY COMPETITIVE NATURE OF THE RETAIL PROPANE BUSINESS COULD CAUSE US TO LOSE CUSTOMERS, THEREBY REDUCING OUR REVENUES.

     We have competitors and potential competitors who are larger and have substantially greater financial resources than we do, which may provide them with some advantages. Also, because of relatively low barriers to entry into the retail propane business, numerous small retail propane distributors, as well as companies not engaged in retail propane distribution, may enter our markets and compete with us. Competition in the past several years has intensified, partly as a result of warmer-than-normal weather and general economic conditions. Most of our propane retail branch locations compete with several marketers or distributors. The principal factors influencing competition with other retail marketers are:

     -    price,
     -    reliability and quality of service,
     -    responsiveness to customer needs,
     -    safety concerns,
     -    long-standing customer relationships,
     -    the inconvenience of switching tanks and suppliers, and
     -    the lack of growth in the industry.

     We can make no assurances that we will be able to compete successfully on the basis of these factors. If a competitor attempts to increase market share by reducing prices, we may lose customers, which would reduce our revenues.

COMPETITION FROM ALTERNATIVE ENERGY SOURCES MAY CAUSE US TO LOSE CUSTOMERS, THEREBY REDUCING OUR REVENUES.

     Competition from alternative energy sources, including natural gas and electricity, has been increasing as a result of reduced regulation of many utilities, including natural gas and electricity. Propane is generally not competitive with natural gas in areas where natural gas pipelines already exist because natural gas is a less expensive source of energy than propane. The gradual expansion of natural gas distribution systems and availability of natural gas in many areas that previously depended upon propane could cause us to lose customers, thereby reducing our revenues.

TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED ON SEPTEMBER 11, 2001, HAVE RESULTED IN INCREASED COSTS, AND FUTURE WAR OR RISK OF WAR MAY ADVERSELY IMPACT OUR RESULTS OF OPERATIONS.

     The impact that the terrorist attacks of September 11, 2001 may have on the energy industry in general, and on us in particular, is not known at this time. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror. We may have to incur additional costs in the future to safeguard certain of our assets.

     The terrorist attacks on September 11, 2001 and the changes in the insurance markets attributable to the September 11 attacks may make certain types of insurance more difficult for us to obtain. We may be unable to secure the levels and types of insurance we would otherwise have secured prior to

September 11, 2001. There can be no assurance that insurance will be available to us without significant additional costs. A lower level of economic activity could also result in a decline in energy consumption, which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

ENERGY EFFICIENCY AND TECHNOLOGY MAY AFFECT DEMAND FOR PROPANE.

     The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has adversely affected the demand for propane by retail customers. Future conservation measures or technological advances in heating, conservation, energy generation, or other devices might reduce demand for propane.

WE MAY NOT BE ABLE TO PURCHASE PROPANE FROM OUR CURRENT SUPPLIERS.

     Agreements with product suppliers typically have three to five year terms. While we have historically been able to renew these agreements and we believe that alternative sources of supply are readily available in the market, in the event that we are unable to purchase product from our current suppliers, the loss of one or more of these agreements and our failure to obtain alternative sources of supply at competitive prices on a timely basis could have a material adverse effect upon our business, results of operations, and financial condition.

OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED BY GOVERNMENTAL REGULATION AND ASSOCIATED ENVIRONMENTAL AND REGULATORY COSTS.

     The propane business is subject to a wide range of federal and state laws and regulations related to environmental, health and safety, and other regulated matters. We will have increased costs in the future due to stricter pollution control requirements or liabilities resulting from non-compliance with operating or other regulatory permits. New environmental and health and safety regulations might adversely impact our operations, and the storage and transportation of propane.

WE ARE SUBJECT TO OPERATING AND LITIGATION RISKS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS TO THE EXTENT NOT COVERED BY INSURANCE.

     Our operations are subject to all operating hazards and risks normally associated with handling, storing, transporting, and delivering combustible liquids such as propane. As a result, we may be a defendant in various legal proceedings and litigation arising in the ordinary course of business. Our insurance may not be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage. In addition, the occurrence of a serious accident, whether or not we are involved, may have an adverse effect on the public's desire to use our products.

WE MAY NOT BE ABLE TO MAKE ATTRACTIVE ACQUISITIONS OR INTEGRATE ACQUIRED COMPANIES, AND OUR INABILITY TO DO SO WOULD LIMIT OUR GROWTH.

     The retail propane industry is not a growth industry because of increased competition from alternative energy sources. In addition, because of long-standing customer relationships that are typical in the retail home propane industry, the inconvenience of switching tanks and suppliers and propane's higher cost relative to other energy sources, such as natural gas, we may have difficulty in increasing our customer base other than through acquisitions. While our business strategy includes internal growth, we expect our growth to depend principally upon our ability to acquire other retail propane distributors at attractive prices, to successfully integrate them into our existing operations, and to make cost-saving changes. We cannot be sure that we will identify attractive acquisition opportunities. If we do, we cannot be certain that we will be able to complete these acquisitions on commercially acceptable terms. In particular, competition for acquisitions in the propane business has intensified and become more costly.

     If we acquire another business, we could have difficulty integrating its operations, systems, management and other personnel, and technology with our own. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses, and affect our results of operations. Even if these difficulties could be overcome, we cannot assure you that the anticipated benefits of any acquisition would be realized.

     In addition, we may incur debt or issue equity securities to pay for any future acquisitions. Our ability to incur debt to finance acquisitions may be restricted by some of the covenants contained in our debt agreements. In addition, our access to capital and our acquisition activities also may be limited to the extent that our operating and financial results are adversely affected by warm winter weather or other factors. The issuance of equity securities could be dilutive to existing stockholders and could reduce the value of their shares.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements included in this prospectus regarding our financial position, business strategy, and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing, and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan," or "expect," we are making forward-looking statements.

     We believe that the assumptions and expectations reflected in the above stated forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have discussed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

     You are cautioned not to place reliance on forward-looking statements, which reflect management's analysis only as of the date of this prospectus. We assume no obligation to update forward-looking statements.

                             MARKET FOR COMMON STOCK

     As of June 1, 2002, we had 9,081,400 shares of common stock outstanding held by 131 stockholders of record. Our common stock is traded in the over-the-counter market and quoted under the symbol "TCRI." Prior to September 21, 2001, our common stock traded in the over-the-counter market under the symbol "EZUT." We trade on the "Pink Sheets, " which is a quotation service operated by Pink Sheets LLC (formerly the National Quotation Bureau, LLC), a quotation service distributed to broker/dealers and available on the Internet. The Pink Sheets does not impose listing standards or requirements, does not provide automatic trade executions, and does not maintain relationships with quoted issuers. Issuers whose securities are quoted on the "Pink Sheets" may experience a loss of market makers, a lack of readily available "bid" and "asked" price for their securities, and a general loss of liquidity in their securities.

     The following table set forth, for the periods indicated, the high and low bid information for the common stock. These bid prices were obtained from National Quotation Bureau, reflect interdealer prices, without retail markups, markdowns, or commissions and may not necessarily reflect actual transactions. Based on the very limited public float and trading in our common stock, we believe that such data is anecdotal and may bear no relation to the true value of our common stock or the range of prices that would prevail in a liquid market.

Year  Quarter  High Bid   Low Bid   Year  Quarter  High Bid   Low Bid
----  -------  ---------  --------  ----  -------  ---------  --------

2001      1st  $      --  $     --  2002      1st  $    0.33  $   0.10
2001      2nd         --        --  2002      2nd       0.55      0.08
2001      3rd       0.63      0.63
2001      4th       1.25      0.25

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by Goldbridge Capital. However, we will receive proceeds from any put or sale of common stock to Goldbridge Capital pursuant to the investment agreement if we choose to put shares to Goldbridge Capital subject to the terms and conditions of the investment agreement.

     We plan to use the proceeds that we may receive from the sale of shares to Goldbridge Capital to finance the acquisition of existing propane distribution companies and a single facility for non-hazardous waste water disposal and to implement our business plan. Because our ability to realize proceeds from the Goldbridge Capital agreement is dependent upon market conditions, which we cannot control, the actual amount we will realize cannot be determined at this time. The maximum amount we can realize is $8,000,000.



                                DIVIDEND POLICY.

     We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. Our board of directors intends to follow a policy of using retained earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our board of directors in light of conditions then existing, including our earnings, if any, financial condition, capital requirements and other factors.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION.

     The following discussion should be read along with our financial statements, which are included in another section of this prospectus. This discussion contains forward-looking statements about our expectations for our business and financial needs. These expectations are subject to a variety of uncertainties and risks that may cause actual results to vary significantly from our expectations. The cautionary statements made in this Report should be read as applying to all forward-looking statements in any part of this prospectus. Since we are changing our business strategy, our reported financial information at December 31, 2001, and for the two years then ended may not be necessarily indicative of our future operating results or future financial condition.

Results of Operations for year ending December 31, 2001.

     During the year ended December 31, 2001, we had no commission income compared to commission income of $558,782 for 2000. Our predominant effort for 2001 consisted of the analysis of various industries in which to invest, seeking a balance of direction (the business upon which we will focus) and compatibility (blending a balance of established, sustained, less cyclical, repeating revenue), and higher margin and growth potential. We researched and found a logical vehicle, EZUtilities Corp., with which to merge, and began final due diligence, business planning, and capital formation efforts. Over the course of 2001 we contacted and met with numerous private equity funds, mezzanine debt funds, financiers, and angel investors to locate sources of capital that would be suitable for our acquisition strategies. General and administrative expense increased $164,050 or 41.9% from $391,818 in 2000 to $555,868 in 2001. This increase is primarily attributable to our increased efforts in pursuing potential acquisition candidates and financing sources rather than on our prior business. The balance of our time and effort was consumed with preparation for the acquisition of operating companies and procuring financing. We had a net loss from operations of $555,868 in 2001 compared to net income from operations of $166,964 in 2000.

     Other expenses increased $222,059 or 73.1% from $332,507 in 2000 to $554,566 in 2001. This increase was attributable to costs associated with our recapitalization and merger with EZUtilities Corp. in the amount of $422,090 offset by a decrease in loss of investments from $303,921 in 2000 to $107,874 in 2001. Interest expense and interest income were stable from year-to-year.

     Our total net loss for the year ended December 31, 2001, was $1,110,434 compared to a net loss of $165,543 in 2000. This significant increase was attributable to the decline in commission income and the expense incurred in connection with the recapitalization. Net loss per share increased from $(0.02) per share in 2000 to $(0.13) per share in 2001.

Liquidity and Capital Resources

     At March 31, 2002, we had no cash or cash equivalents on hand and short-term investments of $395,606, comprised of 100,000 shares of American Energy Services, Inc. (OTC AEYS) and 200,000 shares of Sabine Resources, Inc.

     In 2001 and the first quarter of 2002, we were funded with advances from our stockholders of $152,030 in 2001 and $15,000 in the first quarter of 2002 and the proceeds of the sale of 19,302 shares of common stock in 2001 in the amount of $47,125. In addition, we issued 1,239,361 shares of common stock for services valued at $690,042.

     On July 25, 2002, we entered into an investment agreement with Goldbridge Capital that will allow us, subject to specific conditions, to put or sell up to $8,000,000 of our common stock to them over a two-year period. In order to sell shares to Goldbridge Capital under the investment agreement we must have an effective registration statement on file with the SEC, we must have sufficient liquidity in our stock, and we must meet certain other minimum requirements under the agreement. We plan to use the proceeds that we may receive from the sale of shares to Goldbridge Capital to finance acquisitions and implement our business plan.

     As of March 31, 2002, our significant financial commitments or capital requirements include $223,366 in notes payable to stockholders and the current portion of long-term debt in the amount of $179,394.

     In addition to the funds available under the investment agreement with Goldbridge Capital, we are currently seeking financing from Strategic Bancorp, LLC and Phoenix Management Group, LLC.

     Our working capital requirements and cash flow from operations are expected to vary from quarter to quarter, depending on the success of marketing activities, operating expenses, capital expenditures, and other factors. We will need to raise substantial additional capital in order to succeed and to continue in business. Since inception, we have experienced negative cash flow from operations and will continue to experience negative cash flow for some time in the future. It is not expected that the internal source of liquidity will improve until significant net cash is provided by operating activities, and until then, we intend to rely upon external sources for liquidity. As of March 31, 2002, our sources of external and internal financing are limited. Our primary source of capital is currently our major stockholders, B. Britt Brooks and H.L. Schulle and a limited number of accredited investors.

     We may, in the future, experience significant fluctuations in our results
of operations.   We will be required to obtain additional debt and equity
financing or our illiquidity could suppress the value and price of our shares if and when a market for those shares becomes available.

                              INVESTMENT AGREEMENT

     On July 25, 2002, we entered into an investment agreement with Goldbridge Capital, LLC in order to establish a possible source of funding for working capital and acquisitions. The investment agreement establishes what is sometimes also referred to as an equity drawdown facility.

     Under the investment agreement, Goldbridge Capital has agreed to purchase up to $8,000,000 of our common stock under a series of puts over a two-year period following the date of this prospectus. The 5,000,000 shares we are registering in this offering will be held by us until such time as we decide to put these shares to Goldbridge Capital. A copy of the investment agreement has been filed as an exhibit to the registration statement on Form SB-2 to which this prospectus relates. (See, "Where You Can Find More Information."

     Following the effective date of this registration, we will have the right to decide whether and when to sell shares to Goldbridge Capital under the investment agreement. When we decide to make a put to Goldbridge Capital, they are required to buy the shares we put to them under the terms of the investment agreement. We may decide in the future to sell all, part, or none of the 5,000,000 shares allotted under the investment agreement. If a market does not develop for our stock with sufficient trading volume to put shares to Goldbridge Capital, we will be unable to put any of the shares even if we wished to do so. Each put is limited to 15% of the cumulative trading volume during the 20-day pricing period, which begins on the put date.

     During the 20 trading days following a put request (which must be given at least 10 business days prior to the start of the 20-trading day period), we will calculate the amount of shares we will sell to Goldbridge Capital and the purchase price per share. The purchase price per share will be based on the volume weighted average price of our common stock for the five days having the lowest volume weighted average price during the 20 trading days immediately following the put date less a discount of the greater of 10% or $0.10. We have the right to establish a floor or minimum price below which we will not sell shares to Goldbridge Capital under each put. If we set a minimum price, trading volume on days during which shares trade at less that any minimum price are excluded from the volume calculation for purposes of the volume limitation on puts.

     Based on the applicable notice and valuation periods, we can make approximately nine put requests a year.

     Shares purchased under a put will be paid for on the 7th business day following the end of the 20-trading day pricing period. If during any six-month period during the term of the investment agreement, we do not put shares to Goldbridge Capital with an aggregate purchase price of at least $300,000, we are required to pay Goldbridge Capital the difference between $30,000 and 10% of the aggregate purchase price of shares for such period.

     If our stock fails to trade at the level of $1.00 or more, the maximum amount we can receive from each put will be a lesser percentage than we otherwise would receive. For example, if the market price during a put period were $0.60 we would receive only $0.50 per share. By contrast, if the market price during that same period is $1.00, we would receive $0.90 per share. The following table illustrates the effect that lower share prices would have on the book value of an investor's shares:

Market Price    Net to      Shares      Shares issued if      Total        Shares put to     Shareholders'
    (1)        Company    outstanding     maximum puts     shares after     Goldbridge        equity per
                         prior to any     to Goldbridge      all puts      Capital as a        share (5)
                           puts (2)      Capital (3)(4)                  percent of total
                                                                             shares(4)
-----------------------------------------------------------------------------------------------------------
   None              --      9,081,400                 --            --                --   $          0.01
$  1.00        $   0.90      9,081,400          8,888,888    17,970,288              49.5%             0.45
   0.50            0.40      9,081,400         20,000,000    29,081,400              68.8              0.28
   0.25            0.15      9,081,400         53,333,333    62,414,733              85.4              0.13
   0.19            0.09      9,081,400         88,888,888    97,970,288              90.7              0.08

(1) The market price is defined in the investment agreement as the volume weighted average price for the five days having the lowest volume weighted average price during the pricing period. These market prices are for the purpose of illustration only and do not indicate our expectation that these prices will reflect the actual value of our stock in the market.
(2) We have the right to put shares to Goldbridge Capital over a two-year period. We may issue other shares for other purposes during this period that would affect the dilution experienced by investors.
(3) We may or may not decide to make the maximum number and size of puts allowed under the investment agreement. This assumes that we can and do make the maximum number and size of puts over the term of the investment agreement.


                                       20

(4) Only 5,000,000 shares have been registered. In order to have the right to put shares in excess of this amount to Goldbridge Capital under the investment agreement, additional shares will have to be registered in the future.
(5) This assumes that we receive and hold the cash from our puts to Goldbridge Capital at the time of the calculation. Because puts will be made over a two-year period this assumption may not be correct. These numbers should be understood as illustrative only and not a representation of what will actually occur in the future.

     If we elect to make puts to Goldbridge Capital at extremely low prices, substantial dilution will occur. We can theoretically put more than 80,000,000 shares to Goldbridge Capital under the investment agreement. We are currently authorized by our articles of incorporation to issue up to 100 million shares of common stock. Prior to this offering we had 9,081,400 shares issued and outstanding. We are registering 5,000,000 shares in this offering, which represent approximately 6.25% of that maximum number of shares that could theoretically be put to Goldbridge Capital under the investment agreement without increasing the number of authorized shares. We can file a new registration statement to register additional shares in the future up to the total number of shares that we are authorized to issue at that time. In addition, shareholders could vote in the future to increase the number of authorized shares by amending the articles of incorporation. We currently believe that the 5,000,000 shares that we are registering will be sufficient. We based this decision on our evaluation of how much money we estimate we will need to reach our business goals and upon our best estimate of what we think our stock price will be after we are a reporting public company. Our cash needs may change in the future as we implement our plan and we do not know at what prices or volume our stock will trade in the market. You should be aware that we may register a large number of additional shares in the future in order to raise the funds we need if our original analysis proves inaccurate.

     Our ability to put shares to Goldbridge Capital and its obligation to acquire and pay for the shares of our common stock is subject to several conditions and limitations, including, but not limited to, the following:

     - The registration statement, of which this prospectus forms a part, has been declared effective by the SEC prior to the first date we put our common stock to Goldbridge Capital. In addition, we must successfully apply to have our stock listed on the Nasdaq OTC Bulletin Board or other national exchange.
     - Our registration statement has become effective and remains effective on each put date and (a) neither we nor Goldbridge Capital has received notice that the SEC has issued or intends to issue a stop order with respect to the registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, and (b) no other suspension of the use or withdrawal of the effectiveness of the registration statement or related prospectus will exist.
     - Our representations and warranties to Goldbridge Capital as set forth in the investment agreement, as amended, must be true and correct in all material respects as of the date of each put (except for representations and warranties specifically made as of a particular date). These representations include:

          (1)  That we are in good standing as a corporation;
          (2)  That our condition is as we described it to the underwriter;
          (3) That we had all proper corporate authorizations needed to enter into the investment agreement;
          (4) That the shares we issue to Goldbridge Capital in the future will be validly issued;
          (5) That we do not violate any provision of our by-laws or articles by entering into the investment agreement;

          (6) That we will file the necessary documents to become and remain a reporting company;
          (7)  That we have paid all taxes that we owe; and
          (8) That we have or will hire an independent auditing firm authorized to practice before the SEC.

     - We must perform, satisfy, and comply in all material respects with all covenants, agreements and conditions required by the investment agreement and the registration rights agreement dated.
     - The trading of our common stock has not been suspended by the SEC and our common stock has been approved for listing or quotation on and will actually be listed or quoted and not have been delisted from the OTC Bulletin Board or the principal market on which our common stock is quoted.
     - We have caused to be delivered to Goldbridge Capital, upon the delivery of a put advance purchase notice, an opinion of counsel in form and substance reasonably acceptable to Goldbridge Capital relating to the issuance of our common stock.
     - Goldbridge Capital is not required to purchase any shares if such a purchase would cause it to beneficially own more than 9.9% of the outstanding shares of our common stock.

     We may not be able to satisfy all of the conditions required under the Investment Agreement. We currently do not meet the requirements to make a put. Before we can make any put to Goldbridge Capital, we must have an effective registration statement in place, be listed on the OTC Bulletin Board or other exchange, and be current in all reports required by the SEC. The amount of shares that we can put to Goldbridge Capital depends on our trading price and trading volume.

     Goldbridge Capital is an "underwriter" within the meaning of the Securities Act in connection with the resale of the put shares registered under Rule 415. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker-dealer participating in such transactions as agent may receive commission from the selling shareholders (and, if they act as agent for the purchaser of our common stock, from such purchaser). Broker-dealers may agree with the selling shareholders to sell a specified number of shares of our common stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for any of the selling shareholders, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to any of the selling shareholders. Broker-dealers who acquire common stock as principal may resell the common stock from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices, and in connection with such re-sales may pay to or receive from the purchasers of such
common stock commissions computed as described above.   We have agreed to bear
the expenses of the registration of the shares, including legal and accounting fees.

Grant of Warrants

     On July 25, 2002, prior to entering into the investment agreement, we issued warrants to purchase 750,000 shares of common stock at $0.40 per share to Goldbridge Capital as consideration for entering into the investment agreement. The exercise price is subject to adjustment on the first four six-month anniversaries to a price equal to 110% of the lowest closing price of the common stock during the ten trading days immediately preceding the six-month anniversary date. Warrants for 375,000 shares have vested. Of the balance of the warrants 93,750 shares vest on each of the first four six-month anniversary dates of issuance. Goldbridge Capital is not obligated to exercise any warrants.

     We believe that the fair value of these warrants using customary pricing models is approximately $142,500. The fair value of these warrants will be reflected in our financial statements and recorded as an expense during the quarter ended June 30, 2002.

Indemnification

     We have agreed to indemnify Goldbridge Capital against liabilities related to the offering, including liabilities under the Securities Act to the full extent allowed by law.

                            DESCRIPTION OF BUSINESS

Company Overview

     From 1981 until 2000, we operated as a full service real estate company, acquiring, structuring, developing, and selling real estate investments and residential properties for our account and others. We also engaged in various activities related to the development, operation, and production of oil and gas properties. In addition, we have conducted various investment banking activities by assisting other companies with their fund-raising efforts. In June 2001 we decided to discontinue and divest our real estate and oil and gas operations and to redirect our business strategies to other areas.

     We have entered into three letters of intent to purchase businesses engaged in the retail distribution of propane and related equipment and supplies in Texas and New Mexico:

     - In June 2001, we signed a letter of intent to purchase Vista Propane, LLC based in Midland, Texas, which services Midland, Big Spring, Colorado City, Sweetwater, and Hamlin, Texas.
     - On March 29, 2002, we signed a letter of intent to purchase Myriad Gas Company, LLC, which operates in Travis County, Texas. We completed the acquisition of Myriad Gas on June 24, 2002.
     - On April 30, 2002, we signed a letter of intent to purchase Dawson Propane Company, Inc., Hunt County Propane Company, Inc., and Progas, Inc., which operate in Whitewright, Greenville, and southeast Dallas County, Texas.

Our business strategy is to extend and consolidate our presence in these markets and other strategically attractive markets, initially in Central, West, and Southwest Texas and New Mexico, primarily through the acquisition of other propane distributors. To address the seasonal nature of our business and its impact on our earnings and cash flow, we will also seek to acquire and develop related retail and service business lines. We also plan to continue to pursue internal growth of existing operations by acquiring new customers, retaining existing customers, and selling additional products and services to our customers.

     We have also entered into a Stock Purchase Agreement dated as of March 24, 2002, to acquire certain outstanding securities and indebtedness of Crossroads Environmental Corp., which owns a partially built non-hazardous wastewater disposal facility in the Houston, Texas area.

     In addition, on June 18, 2002, we entered into a letter of intent with Visual Intelligence Systems, Inc. to exchange 1,000,000 shares of our preferred stock for all of the outstanding common stock of Visual Intelligence. On July 19, 2002, we commenced an exchange offer for up to 100% of the outstanding common stock of Visual Intelligence in exchange for an aggregate of 1,000,000 shares of our Series A 8% convertible preferred stock. Visual Intelligence is an aerial information company that combines its own proprietary camera array and Lidar (topographical), global positioning (GPS), and underlying census/demographic information to provide a total information package to infrastructure developers, real estate developers, and linear asset holders (pipelines, rail lines, shipping and transportation companies) for monitoring and planning purposes

     Prior to 2001, our activities encompassed all phases of the real estate industry, including the acquisition of property as an investment and the acquisition and development of commercial and residential properties. We continue to hold approximately 130 residential lots located on Lake Holbrook approximately 25 miles northwest of Tyler, Texas in Northeast Texas. These lots are currently held for sale as a group.

Myriad Gas Company, LLC Purchase

     We completed the purchase of an 85% interest in Myriad Gas on June 24, 2002. Myriad Gas was established to provide liquid propane gas distribution systems for residential and commercial developments in Central Texas. Myriad Gas provides propane service to homes in new residential developments by installing the polyethylene pipe distribution system within the development, as well as the liquid propane gas storage facilities and lateral distribution pipeline into the development. Myriad Gas owns and operates the system, providing gas services to the homeowners where natural gas is not available. Myriad Gas currently provides service to a limited number of residences and business in the Austin, Texas area. Myriad Gas has entered into agreements to provide propane service to five residential subdivisions that will include approximately 650 homes when fully built-out. Myriad Gas estimates that its current assets are approximately $400,000.

     We purchased an 85% interest in Myriad Gas from Robert R. Shockley in exchange for the issuance of 100,000 shares of common stock and the future issuance of up to 200,000 additional shares of common stock if certain revenue levels are achieved by the business.

     Myriad Gas has one employee. Mr. Shockley will remain as the manager of Myriad Gas.

Vista Propane LLC Purchase

     On June 26, 2001,we entered into a letter of intent to purchase Vista Propane, LLC for $3,500,000 in cash. Vista has operations in Midland, Big Spring, Colorado City, Sweetwater, and Hamlin, Texas. Vista Propane distributes propane, gasoline and diesel fuel to more than 4,500 customers and had total sales of approximately $8.9 million in 2001.

Mallory Companies Purchase

     On April 30, 2002, we signed a letter of intent with Stan Mallory to purchase Dawson Propane Company, Inc., Hunt County Propane Company, Inc., and Progas, Inc., which operate in Whitewright, Greenville, and southeast Dallas County, Texas. We are currently negotiating the terms of the purchase.

     These three companies currently provide retail propane distribution to approximately 2,000 customers and had total revenues of approximately $2.6 million for the eleven-month period ended May 31, 2002. The Mallory companies currently employ 21 individuals with eleven routes being served. All employees have contracts that include non-compete provisions.

Propane Industry Overview

     Propane, a by-product of natural gas processing and petroleum refining, is a clean-burning energy source recognized for its transportability and ease of use relative to alternative forms of stand-alone energy sources. Our retail propane business consists principally of transporting propane to tanks located on our customer's premises. Retail propane use falls into three broad categories: residential, commercial and industrial, and agricultural. Residential customers use propane primarily for space and water heating, as well as central heating, clothes drying, cooking, air conditioning, and gas grills. Industrial customers use propane primarily as a fuel for vehicles, forklifts, and stationary engines, to fire furnaces, as a cutting gas, in mining operations, for temporary heat for constructions sites, nurseries and sporting events, power generation, hot-tar roofing, as a feedstock for plastic bags, and in other process applications. There are an estimated 80,000 buses, taxis, and trucks using propane as an alternative fuel. Commercial customers, such as restaurants, motels, laundries, and commercial buildings, use propane in a variety of applications, including cooking, heating and drying. In the agricultural market, propane is primarily used for fuel for equipment, tobacco curing, crop drying, and poultry brooding.

     Approximately 60 million people in the United States use propane at the following annual consumption levels:

                                             ANNUAL USAGE
                                               (GALLONS)
                                            ---------------
         Utility/Gas industry usage             788 million
         Internal combustion engine usage       507 million
         Other uses (includes agriculture)    1.500 billion
         Residential/Commercial usage         5.400 billion
         Chemical/Industrial usage            9.000 billion
                                            ---------------
         Total                               16.486 billion

     Propane is extracted from natural gas or oil wellhead gas at processing plants or separated from crude oil during the refining process. Propane is normally transported and stored in a liquid state under moderate pressure or refrigeration for ease of handling in shipping and distribution. When the pressure is released or the temperature is increased, it is usable as a flammable gas. Propane is both colorless and odorless; an odorant is added to allow for its detection. Propane is clean burning, producing negligible amounts of pollutants when consumed.

     The retail market for propane is seasonal because it is used primarily for heating in residential and commercial buildings. Approximately 75% of our retail propane volume is sold during the six-month peak-heating season from October through March. Consequently, sales and operating profits are generated mostly in the first and fourth calendar quarters of each year.

     According to the American Petroleum Institute, the domestic retail market for propane is approximately 12.1 billion gallons annually. This represents approximately 5% of household energy consumption in the United States. This level has not changed materially over the previous two decades. Propane competes primarily with electricity, natural gas, and fuel oil as an energy source, principally on the basis of price, availability, and portability. In certain parts of the country, propane is less expensive to use than electricity for space heating, water heating, clothes drying, and cooking. Propane is generally more expensive than natural gas on an equivalent British Thermal Unit (BTU) basis in locations served by natural gas, but serves as an alternative to natural gas in rural and suburban areas where natural gas is unavailable or portability of product is required. The expansion of natural gas into traditional propane markets has been inhibited by the capital costs required to expand pipeline and retail distribution systems. Although the extension of natural gas pipelines tends to displace propane distribution in areas affected, we believe that new opportunities for propane sales arise as more geographically remote neighborhoods are developed. Although propane is similar to fuel oil in certain applications and market demand, propane and fuel oil compete to a lesser extent than propane and natural gas, primarily because of the cost of converting to fuel oil. The costs associated with switching from appliances that use fuel oil to appliances that use propane are a significant barrier to switching. By contrast, natural gas can generally be substituted for propane in appliances designed to use propane as a principal fuel source.

     In addition to competing with alternative energy sources, we compete with other companies engaged in the retail propane distribution business. Competition in the propane industry is highly fragmented and generally occurs on a local basis with other large full-service multi-state propane marketers, thousands of smaller local independent marketers, and farm cooperatives. Based on industry publications, we believe that the 10 largest retailers, including Cornerstone Propane Partners, L.P. (NYSE: CNO), Ferrellgas Partners, L.P. (NYSE: FGP), Star Gas Partners, L.P. (NYSE: SGH), Suburban Propane Partners, L.P. (NYSE: SPH), Heritage Propane Partners, L.P. (NYSE: HPG), Inergy LP (Nasdaq NMS: NRGY), and

All Star Gas Corporation, account for less than 36% of the total retail sales of propane in the United States and that no single marketer has a greater than 10% share of the total retail marketOur retail distribution branches generally compete with five or more marketers or distributors. Each retail distribution outlet operates in its own competitive environment. While retail marketers locate in close proximity to customers to lower the cost of providing delivery and service, the typical retail distribution outlet has an effective marketing radius of approximately 35 miles. In certain rural areas the marketing radius may be extended by a satellite location.

     Retail propane distributors typically price retail usage based on a per gallon margin over wholesale costs. As a result, distributors generally seek to maintain their operating margins by passing costs through to customers, thus insulating themselves from volatility in wholesale propane prices. During periods of sudden price increases in propane at the wholesale level costs, distributors may be unable or unwilling to pass entire cost increases through to customers. In these cases, significant decreases in per gallon margins may result.

     The propane distribution industry is characterized by a large number of relatively small, independently owned and operated local distributors. Each year a significant number of these local distributors have sought to sell their business for reasons that include retirement and estate planning. In addition, the propane industry faces increasing environmental regulations and escalating capital requirements needed to acquire advanced, customer-oriented technologies. Primarily as a result of these factors, the industry is undergoing consolidation, and we, as well as other national and regional distributors, have been active consolidators in the propane market. In recent years, an active, competitive market has existed for the acquisition of propane assets and businesses. We expect this acquisition market to continue for the foreseeable future.

Myriad Gas

     Myriad Gas was established in 2000 to provide liquid propane gas distribution systems for residential and commercial developments in the Central Texas area. Myriad Gas provides service to homes in the new developments by installing the polyethylene pipe distribution system within the development, as well as the storage facilities and lateral pipeline into the development. Myriad Gas owns and operates the system, providing gas service to the homeowners.

     Natural gas and liquid propane play a critical role in satisfying the residential energy need for economical, clean fuel. US Census data show that the majority of the new homes built use either natural gas or propane as their primary heating fuel. The prospective new homeowner desires the gas option for economic and environmental reasons. Builders and developers of residential construction that offer gas have an advantage in making up-scale sales. Consequently, in order to accommodate the market demand, gas distribution systems must be developed before the full economic benefit of gas can be realized in the suburban and exurban areas. The availability of natural gas to an area determines the type of gas to be used. If natural gas is not economically feasible, the propane alternative provides the solution to the high energy costs of electricity. The potential of extending natural gas service to an area depends on gas equipped homes being in place in order to justify installation of lines into the area. Whether natural gas or propane is required, Myriad Gas is capable of providing the system that will furnish gas service to customers.

     The principals in Myriad Gas were instrumental in developing and marketing the original concept of utilizing propane to serve new developments that are not economically feasible to serve with natural gas. In recognition of the opportunities in the upscale neighborhoods in the West Austin area and near the City of Lakeway, Myriad Gas was formed in the year 2000. Myriad Gas's first development was Flintrock Falls and it has since installed pipe in three more residential developments and one commercial development.

     The projects involve installation of the polyethylene distribution system in the streets and utility easements of the development with service lines to each residential lot and the polyethylene pipe lateral from the storage facilities. Typical residential meters and regulators will provide gas from the system to each residence. Myriad Gas arranged with BNC Engineering of Georgetown, Texas to provide the design and engineering work necessary to meet the strict guidelines established by Texas Railroad Commission, LP-Gas division, the Pipeline Safety division, and any local ordinances.

     Myriad  Gas  provides  the  following  for  each  project:

     - Design engineering according to National Fire Prevention Act No. 58 and 59, as well as the Texas Railroad Commission standards as set forth in Title 16, Texas Administrative Code, Sections 7.70-7,73 and Sections 7.80-7.87, including federal standards Title 49, Code of Federal Regulations, Parts 192, 195 and 199, as well as local ordinances and rules.

     - Materials/equipment acquisition and transportation, meeting or exceeding the standards in the above referenced rules and regulations.

     - Installation, construction of the meter/regulation facilities and appurtenances, in accordance with the applicable rules and regulations.

     - Construction of lateral, distribution mainline and service lines to each lot, by contractor(s) certified in polyethylene fusion by the nearest local distribution company of natural gas (in this case
          Southern  Union  Propane  Company  (SuPro)  and/or  TXU  Gas).

     - Inspection and testing by accepted methods, along with as-built drawings for submission to the Texas Railroad Commission and other authorities.

Vista Propane

     History. Vista Propane, LLC was established in 1996 to acquire rural propane, gasoline and diesel distributors throughout West Texas. Vista is a holding company that purchased five established distributorships over the past four years, and has grown to serve over 4,500 customers in West Texas. Its customers are mostly farm and ranch operations and rural companies.

     Vista purchases its propane from the Huntsman plant in Odessa, Texas and Mitchell Energy's plant in Sterling City, Texas. Vista has purchase agreements from two other companies for back up purposes. Vista's assets consist of real estate, service trucks and trailers, bobtail trucks, transport tractors and trailers, truck mounted tanks, propane storage tanks, and trailer tanks.

     Vista is focused on a strategy of expanding its services and growing its customer base through the acquisition and/or merger of complementary propane distribution companies. Vista has targeted suburban and rural distributorships, where an opportunity has been created by the retirement age of smaller operators. Generally, these purchases can be made at or near asset value at low multiples of income. With its customer base growing, management believes that other products and services can generate additional revenues.

     Vista has been involved in every facet of the propane and gasoline/diesel distribution business. Vista supplies propane tanks to farms, ranches, and rural businesses. In some cases, it rents tanks; and in other cases, it supplies them to users at no charge. The Company has four retail locations that sell gasoline and diesel in Midland.

     Management at Vista has been aggressive in developing higher margin business while eliminating lower margin accounts. Retail propane sales consistently provide higher margin; and we plan to encourage employees at Vista to enroll new retail business with sales contests and a fixed reward structure for bringing in new propane business.

     Competition. Vista has a number of competitors in its geographic market territory. All of the competitors are independent, local operators. In the Midland market, there are two main competitors; in the Colorado City and Big Spring area there are two competitors; and in the Sweetwater/Hamlin area there are three competitors. Competition typically consists of a bobtail delivery truck that picks up propane at the rack and delivers it to the end user. Vista is the largest company in terms of gallons sold in all of its markets.

     There are a number of large, well-capitalized competitors. However, none has entered the rural, Texas and New Mexico markets as of this date

     Targeted Acquisitions.     We have identified five additional propane
wholesalers as potential acquisitions. These distributors are located in West Texas, Southwest Texas, and New Mexico. They range from $2.5 million to $12 million in annual revenue.

     These acquisitions are consistent with our business strategy and future objectives. We believe that as the industry continues to consolidate, small to mid-size rural distributorships will remain below the radar screens of larger propane distributors. However, these acquisitions will provide substantial growth and incremental returns.

Non-Hazardous Waste Disposal - Crossroads Environmental LLC

     We have entered into a stock purchase agreement with certain shareholders and creditors of a non-hazardous waste (NOW) facility north of Houston, Texas to
acquire the company, Crossroads Environmental, LLC.   The facility currently has
two deep disposal well permits granted by the Texas Natural Resources Conservation Commission (TNRCC). The first of the two wells was drilled to a depth of 6,500 feet. Following the completion of the drilling of the first well, Crossroads ceased operations and has been dormant since early 2000.

     Pursuant to the stock purchase agreement we will initially acquire a convertible promissory note issued by Crossroads Environmental in the original principal amount of $3,000,000 convertible into 66% of the capital stock of Crossroads Environmental and approximately 6% of the outstanding common stock in exchange for a cash payment of $850,000 and warrants to purchase 1,000,000 shares of common stock issuable over the three years following closing if certain milestones are achieved.

     Crossroads spent eight years and approximately $2.6 million to proceed to its current status. As of June 1, 2002, the site sits idle, with a well drilled, and no surface infrastructure in place. Surface infrastructure will be composed of: injection pumps, blending and storage tanks, filters and related pump transfer pumps, and controls and monitoring instruments

     The site will have an annual capacity of 360 million gallons, and an estimated 40-year life.

     Disposal Facts:

     - Texas produces 24% of the non-hazardous wastewater produced in America.
     -    Wastes are a by-product of most manufacturing processes.
     -    40% of this wastewater is deep-well injected.

Alternative methods of dealing with wastewater include: incineration, biological or chemical treatment, landfill in properly located and constructed sites, and injection into naturally composed trapping formations thousands of feet below the earth's surface. Of these four methods, only deep-well injection does not have the potential to eventually find problems with the atmosphere or groundwater.

     Competition

     Currently GNI Group serves as competition in deep-well injection alternative to our site. Research has indicated that GNI's average charge is $0.21 per gallon and its actual cost of disposal is $0.12 per gallon. We have concluded that in a competitive environment, we could charge $0.12 per gallon disposal to our best customers and achieve profitability at a level of 9.6 million gallons of disposal per year.:

     Certain waste generators located only a few miles from the site have indicated an interest in disposing of their annual production of non-hazardous waste. Historical volumes have run from 37.4 to 66.1 gallons per year.

     Independent waste brokers place significant volumes annually, and our site would afford them increased margins and reduced costs to their customers.

     The U.S. Environmental Protection Agency has conducted a study indicating that deep well injection is safer than virtually all other wastewater practices. Deep well in our case is defined as greater than 6,500 ft., 5,000 feet below
the nearest drinking water.   At this level, the water is encased both below and
above, by a layers of shale. The site is not near any oil and gas production, and is located in an area that is within economic hauling distance of Dallas, and the entire Gulf Coast Area of Texas.

Visual Intelligence

     Visual Intelligence was incorporated in 1995 and is a digital aerial image and data collection, processing, and mapping services company. Visual Intelligence delivers high resolution orthorectified (corrected for the Earth's curvature) aerial maps with sub-meter accuracy throughout, using hardware and software systems developed and built internally over the past six years. Delivery can be made by conventional disk drive, digital tape, CR-ROM, or over the Internet.

     VISI's technology also allows the co-registering (tying together) of other digital data from multiple sources to the images collected. The core value of VISI's data gathering for its customer is summarized as "more data, tied together by the pixel, with more accuracy, delivered months quicker." By virtue of its proprietary software, VISI ties all information together at the pixel level. This unique tool allows VISI to deliver data for a given area on an a la carte basis.

     Conventional one-meter film photography is only required by U.S. Geological Survey (USGS) standards to be positionally accurate to plus or minus 12 meter throughout the delivered photography. Traditionally, plus or minus one meter positional accuracy has been obtainable only at predetermined and manned ground control points. Furthermore, the time to process traditional film data to correct it orthographically for true earth position has been lengthy. VISI's technology allows the acquisition and quick generation of high-resolution color and grayscale maps that are sub-meter in positional accuracy. In addition, non-photographic data that may be of high interest to a customer is married with the photographic data. As each digital pixel is tied to all data collected, VISI can dynamically accumulate, integrate, and process digitally collected vertical elevation data and spectral data associated with the imagery. All the images and data collected are tied dynamically to accurate positional information.

     VISI's plan for the next twelve months is to build up to an ongoing and consistent level of 2,000 miles per month of pipeline services in the U.S for routine, orthographically corrected digital imagery. Focus will also include military applications of VISI technology.

     Competition

     The U.S. Commercial markets for aerial photography and associated services of interest to VISI are estimated to total approximately $1.6 billion annually. These markets include security documentation and evaluation, pipeline engineering and route documentation, real estate evaluations, environmental, regulatory and impact statements, facility selection and management information, resource evaluation, and the federal government. All need high quality, high positional accuracy photography and associated data that can be delivered quickly. Most of these markets are serviced by fragmented, highly localized firms. We believe that these markets gain benefits from increased resolution, better positional accuracy, and speed of delivery that VISI's technology can provide.

      In the commercial arena, most aerial photography competition comes from 150 localized, privately held, traditional film companies belonging to the Management Association for Private Photgrammetric Surveyors (MAPPS). Some of the larger MAPPS firms, such as EarthData Aviation and Technologies have estimated revenues in the $50 million range.

     Eastman Kodak Company Aerial Imaging is in the process of filming 95 major U.S. cities on speculation. This project represents approximately 250,000 square miles of photography that Kodak intends to bank for resale. Positional accuracy is to USGS standards of plus or minus one meter at control points and plus or minus 12 meters throughout the imagery.

     Space Imaging, Inc., a joint venture of Lockheed Martin Corp., Raytheon, Inc., Mitsubishi Corp., Eastman Kodak Co., Singapore's Van Der Horst, the Swedish Space Corporation and other partners, operates the largest constellation of Earth imaging satellites and resells photogrammetric data obtained from its proprietary satellites under the CARTERRA(TM) brand name, primarily to the U.S. and foreign governments. Space Imaging's color data is not resolute with plus or minus four meters pixel resolution and positional accuracy of plus or minus twelve meters. Delivery of orthorectified data can be quite slow depending on the area of interest and is quite expensive.

Employees

     As of June 30, 2002, we had five full-time employees all of whom were general and administrative. None of our employees is a member of a labor union. We believe that our relations with our employees are satisfactory.

Government Regulation

     We are subject to various federal, state, and local environmental, health and safety laws and regulations related to our propane business as well as those related to our ammonia and butane transportation operations. Generally, these laws impose limitations on the discharge of pollutants and establish standards for the handling of solid and hazardous wastes. These laws generally include the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Air Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right to Know Act, the Clean Water Act and comparable state or local statutes. CERCLA, also known as the "Superfund" law, imposes joint and several liability without regard to fault or the legality of the original conduct on certain classes of persons that are considered to have contributed to the release or threatened release of a hazardous substance into the environment. While propane is not a hazardous substance within the meaning of CERCLA, other chemicals used in our operations may be classified as hazardous. These laws and regulations could result in civil or criminal penalties in cases of non-compliance or impose liability for remediation costs. To date, we have not received any notices in which we are alleged to have violated or otherwise incurred liability under any of the above laws and regulations.

     National Fire Protection Association Pamphlets No. 54 and No. 58, which establish rules and procedures governing the safe handling of propane, or comparable regulations, have been adopted as the industry standard in all of the states in which we operate. In some states these laws are administered by state agencies, and in others they are administered on a municipal level. Regarding the transportation of propane by truck, we are subject to regulations promulgated under the Federal Motor Carrier Safety Act. These regulations cover the transportation of hazardous materials and are administered by the United States Department of Transportation. We maintain various permits that are necessary to operate some of our facilities, some of which may be material to our operations. Management believes that the procedures currently in effect at all of our facilities for the handling, storage and distribution of propane are consistent with industry standards and are in compliance in all material respects with applicable laws and regulations.

     On August 18, 1997, the U.S. Department of Transportation published its Final Rule for Continued Operation of the Present Propane Trucks. This final rule is intended to address perceived risks during the transfer of propane and required. On October 15, 1997, five of the principal multi-state propane marketers filed an action against the U.S. Department of Transportation in the United States District Court for the Western District of Missouri seeking to enjoin enforcement of the Final Rule for Continued Operation of the Present Propane Trucks. On February 13, 1998, the Court issued a preliminary injunction prohibiting the enforcement of this final rule pending further action by the Court. This suit is still pending. In addition, the FY 1999 Transportation Appropriations Act was signed in October 1998, which included a provision restricting the authority of the U.S. Department of Transportation from enforcing specific provisions of the Final Rule for Continued Operation of the Present Propane Trucks. At this time, we cannot determine the likely outcome of the litigation or the proposed legislation or what the ultimate long-term cost of compliance with the Final Rule for Continued Operation of the Present Propane Trucks will be to us and the propane industry in general.

     Future developments, such as stricter environmental, health or safety laws and regulations could affect our operations. It is not anticipated that our compliance with or liabilities under environmental, health and safety laws and regulations, including CERCLA, will have a material adverse effect on us. To the extent that we do not know of any environmental liabilities, or environmental, health or safety laws, or regulations are made more stringent, there can be no assurance that our results of operations will not be materially and adversely affected.

     All aspects of the storage and transportation of propane in Texas are regulated by the Texas Railroad Commission. Distributor's and transporter's of propane in Texas must obtain appropriate licenses that require at least one supervisory person to pass appropriate examinations administered by the Texas Railroad Commission, for the license applicant to obtain and maintain certain insurance coverages, and the distributor or transporter to operate in compliance with applicable rules and regulations.

Litigation

     Our operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time we are a defendant in various legal proceedings and litigation arising in the ordinary course of business. We maintain insurance policies with insurers in amounts and with coverages and deductibles as the managing general partner believes are reasonable and prudent. However, we cannot assure that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal and property damage or that these levels of insurance will be available in the future at economical prices. In addition, the occurrence of an explosion may have an adverse effect on the public's desire to use our products.

                                   MANAGEMENT

     The following table sets forth certain information regarding the members of our board of directors and its executive officers:

     Name                  Age      Position

     Henry A. Schulle       37  Chairman of the Board and President

     Brandon Britt Brooks   42  Vice President, Secretary/Treasurer and Director

     Louis A. Ross, Ph.D.   66  Director

     James H. Short         60  Director

     H.L. Schulle           66  Vice President

     Ronald A. Fritzen      57  Chief Financial Officer

     Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years. All of the directors and officers are citizens of the United States.

     Henry A. Schulle has served as President and Chairman of the Board of Directors of the Company since January 1997. He served as Chairman of the Board of Unicorp, Inc., which traded on the OTC Bulletin Board from November 1991 until January 1998. Mr. Schulle negotiated the merger of Unicorp, Inc. with United States Refining Company, a diversified, vertically integrated petroleum refining and petrochemical company. Since January 1998, Mr. Schulle has been employed by Dell Computer Corporation. He also serves as the Chairman of the Board of Martex Trading Company, Inc., a closely held corporation, which has been active in the oil and gas industry as well as real estate investments and development.

     B. Britt Brooks has served as Vice President, Secretary, Treasurer, and a Director of the Company since January 2000. He also serves on the board of Sabine Resources, Inc., a natural gas storage company. From 1996 to 1999 he provided strategic modeling services, raised capital, and performed duties as chief financial officer for various small-cap and pre-IPO companies on an independent basis, including Nutek, Inc., a public oil and gas company. He was an associate at Seahorse Capital from 1990 to 1993 and Sunbelt Capital from 1993 to 1995 providing similar services. In 1988 he was part of a team hired to establish a securities brokerage division at Imperial Savings Association. In 1989, that team moved to Cal Fed Savings to build a financial services arm. From 1982 to 1988 he was employed by Merrill Lynch Pierce Fenner & Smith in Midland, Texas. Mr. Brooks received a B.A. in Economics with a minor in Finance from Texas Tech University in 1982.

     Louis A. Ross, Ph.D., has been a director of the Company since 2000. He has a broad management and corporate development experience in the petrochemical and thermoplastics industries derived from 30 years of experience in technical, development, commercial and operating functions. Dr. Ross received a B.S. in Chemistry from Loyola University of Chicago, a Ph.D. in Chemistry from Indiana University, and is a graduate of the Program for Management Development of the Harvard University Graduate School of Business. Currently he is the President of a privately held limited partnership doing advanced research and development in high performance plastics. He was previously Vice President of Planning and Development for the Westlake Group from 1989 to 1995. Prior positions included those of Managing Director for Research, Engineering and Business Planning for the Chemicals Group of United States Steel Corporation from 1981 to 1986. Mr. Ross earlier worked for Gulf Oil Corporation from 1969 to 1981 with his last position that of Worldwide Director of Chemicals Business Planning.

     James H. Short has been a director of the Company since 2000.   Mr. Short
is the Vice President of Marketing of Sabine Resources, Inc. Mr. Short has been associated with ENCON on an independent contractor basis since 1984. From 1979 to 1984, he was senior vice president and director of Coronado Transmission Company with responsibilities for gas acquisition, transportation, and sales throughout the Southern States and Rocky Mountain area. Mr. Short served as Vice President of Corporate Planning and Vice President of Gas Supply, Transportation and Sales of Lovaca Gathering Company from 1972 to 1979. He was employed by Cities Service Oil Company from 1966 to 1972. Mr. Short holds a B.S. degree from the University of Tennessee.

     H.L. Schulle has been an officer of the Company since its formation in March 1981. Mr. Schulle has been active in the real estate and oil and gas businesses for more than two decades during which time he has been an advisor for structuring and raising capital for a number of ventures and the operation and management of the ventures. In addition, he has formed a number of privately held and closely held corporations and the formation and operation of three publicly traded companies including Unicorp, Inc. and TCRI. Mr. Schulle received a B.S. in Chemistry and Math from Southwest Texas State University. He is the father of Henry A. Schulle.

     Ronald A. Fritzen joined the Company as Chief Financial Officer in June, 2002. He was with The Tolaram Group, a worldwide investment company based in Singapore, from 1989 to 2002 in the position of Chief Financial Officer for three companies and for the last three years as Chief Operating Officer of a polymer manufacturing company. With Tolaram he assisted in the start-up of three new companies, one an asset purchase, and two green field startups. Prior to 1989, he had a diversified background in various accounting positions in oilfield equipment manufacturing. He received a B.S. degree from Aquinas College in 1967 in Economics and a minor in Accounting.

     Within the last five years, no director, executive officer, promoter, or control person has been convicted in or the subject of a criminal proceeding (excluding traffic violations and other minor offenses). Similarly, no bankruptcy petitions have been filed by or against any business of which any director, officer, executive officer, promoter, or control person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. No director, executive officer, promoter, or control person has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activity or been found by a court of competent jurisdiction (in a civil action) to have violated a federal or state securities or commodities law.

     No compensation was awarded to, earned by, or paid to Henry A. Schulle, our chief executive officer, during the last three fiscal years. No other executive officer of the Company was awarded, earned, or paid compensation in excess of $100,000 during the last three fiscal years. No options were granted to or exercised by any of our executive officers during the last fiscal year. We do not have any long-term incentive, compensation, or stock option plans or written employment agreements with any of our executive officers.

     Henry A. Schulle devotes only a part of his time to the management of TCRI. Because he has other business obligations, he may not spend as much time as needed on our business in order to maximize its success. When competing demands on his time arise, we cannot insure that the needs of TCRI will have priority over the other demands placed upon his time.

     Executive Compensation

     We have accrued annual salaries of $30,000 for the year ended December 31, 2001, and $50,000 for the year ended December 31, 2000, for each of Mr. Brooks and H.L. Schulle. Commencing on January 1, 2002, we began accruing salaries of $7,000 per month for each of Mr. Brooks and Mr. Schulle and a salary of $6,000 per month to Mr. Ross.

     On April 12, 2000, we issued 20,000 shares of common stock to Mr. Ross for services provided to us. On May 3, 2001, we issued 10,000 shares of common stock to Mr. Short as a director's fee. In addition, on December 31, 2001, we issued 13,681 shares of common stock to H.L. Schulle for services provided to us.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          At June 1, 2002, there were 9,081,400 shares our common stock outstanding, which were held by approximately 131 shareholders of record. The following table sets forth the beneficial ownership of the shares of our common stock as of the close of business on May 1, 2002, of each person known by us to own beneficially five percent or more of our common stock and of each of our directors and our officers and directors as a group. For purposes of this table a person is considered to be a beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of any option, warrant, or conversion of a security.

                                                          Shares Beneficially    Percent
Name of Shareholder                       Title                  Owned          Ownership
--------------------------------  ----------------------  --------------------  ---------
B. Britt Brooks (1)               Vice President and             3,607,844 (2)       39.7
                                  Director
Henry A. Schulle (1)              President and Director         2,047,500 (3)       22.5
H.L. Schulle                      Vice President                   691,547 (4)        7.6
Louis A. Ross, Ph.D.              Director                          65,000              *
James H. Short                    Director                          33,586              *
All officers and directors as a
group (5 persons)                                                6,445,477           71.0


                                       35

(1)  Address is 7500 San Felipe Road, Suite 475, Houston, Texas 77063.
(2) Includes 1,462,500 shares owned by the Throneberry Trust of which Mr. Brooks is the trustee and 162,500 shares owned by Mr. Brooks' spouse.
(3) Includes 1,625,000 shares owned by the THC Trust of which Mr. Schulle is the trustee and 32,500 shares held by Henry A. Schulle, as trustee.
(4) Includes 195,000 shares owned by The SMT Trust of which Mr. Schulle is the trustee, 11,963 shares held by Mr. Schulle, as trustee, and 162,500 shares owned by Mary C. Schulle, Mr. Schulle's spouse.

(*) Less than one percent.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     The following are brief descriptions of transactions between us and any of our directors, executive officers or shareholders known to us to own beneficially more than 5% of our shares, or any member of the immediate family of any of those persons, or other entities in which such persons beneficially own more than 5%.

     As of March 31, 2002, we were indebted to Mr. Brooks and Mr. H.L. Schulle in the aggregate amount of $223,366. Such indebtedness is not interest bearing, is not collateralized, and is payable upon demand.

     On July 25, 2002 we entered into an investment agreement with Goldbridge Capital, LLC, which is described in detail earlier in this prospectus. Under this agreement, Goldbridge Capital is required to purchase up to $8,000,000 of our common stock. We issued a warrant to purchase 750,000 shares of common stock to Goldbridge Capital on July 25, 2002, in connection with Goldbridge Capital's commitment as an underwriter.


                            DESCRIPTION OF SECURITIES

     Our authorized stock consists of 100,000,000 shares of common stock with a par value of $.001 and 20,000,000 shares of preferred stock with a par value of $1.00. Prior to this offering, 9,081,400 shares of common stock were issued and outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, in each case, as amended to date, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

Common Stock

     Each share of common stock has the sale relative rights and is identical in all respects with every other share of common stock. Each share is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. All voting is noncumulative, which means that the holders of a majority of the shares voting for the election of the directors can elect all the directors, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality vote, i.e, the nominee receiving the most votes even though less than a majority is elected. The board of directors may issue shares for consideration of previously authorized but unissued stock without stockholder action. Holders of common stock are not entitled to preemptive rights with respect to the issuance of shares, redemption rights, or sinking fund provision.

     The holders of outstanding shares of common stock are entitled to receive pro rata dividends and distributions out of assets legally available at such times and in such amounts as the Board of Directors may determine to be in the best interests of the shareholders subject to any prior rights of outstanding shares of preferred stock. Upon liquidation, dissolution, or winding up, the holders of the common stock are entitled to receive pro rata all of the assets available for distribution to common shareholders.

     All outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. No material potential liabilities are anticipated to be imposed on shareholders under state statutes.

     There are no outstanding options, warrants, or calls to purchase any of the authorized shares of common stock other than warrants to purchase 750,000 shares issued to Goldbridge Capital.

Preferred Stock

     We are also authorized to issue up to 20,000,000 shares of preferred stock from time to time in one or more series. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our Board of Directors may adopt resolutions to issue shares of preferred stock, to fix the number of shares, to change the number of shares constituting any series, and establish the voting rights, designations, rights, preferences, relative participating, option, or special rights, qualifications, limitations, and restrictions of each class or series of preferred stock, including dividend rates, terms of redemption, redemption prices, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by our shareholders. At this time we have not issued any preferred stock.

     Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of the our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock or any existing preferred stock. For example, any preferred stock issued may rank prior to the our common stock or any existing preferred stock as to dividend rights, liquidation preference or both, may have full or limited voting rights, and may be convertible into shares of common stock or any existing preferred stock. As a result, the issuance of shares of preferred stock may discourage bids for the our common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.

     Series A Preferred Stock

     In connection with our exchange offer for VISI we have authorized the issuance of up to 1,000,000 shares of Series A 8% convertible preferred shares. The holders of the preferred shares are entitled to receive, as and when declared out of funds legally available therefore, annual dividends of $0.08 per preferred share. Such dividends are cumulative from the date the preferred shares are issued whether or not on any dividend payment date a dividend shall be declared or there shall be funds legally available for payment of dividends. All cumulative dividends must be paid before any cash dividends may be paid on common stock. Dividends will be paid in cash. Holders of Series A preferred shares have the right to one vote for each share of common stock into which a preferred share is convertible with respect to all matters upon which holders of shares of common stock are entitled to vote and are entitled to receive any and all notices that holders of shares of common stock are entitled to receive. Except as otherwise provided in our restated certificate of incorporation or by law, the preferred shares vote with the common stock as a single class.

     Each Series A preferred share is convertible commencing 12 months after the date of issue, at the option of the holder, into one share of common stock. The conversion ratio is subject to adjustment for stock dividends, stock splits, reverse stock splits and similar transactions. Each Series A preferred share ranks prior to each share of common stock with respect to the distribution of assets upon a liquidation, dissolution or winding-up of TCRI. In the event of any such liquidation, dissolution or winding-up, all of our assets or surplus funds will be distributed first, ratably among the holders of preferred shares until the holders of preferred shares have received $1.00 per share plus any declared but unpaid dividends, and second, to the holders of common stock or other class of capital stock ranking junior to the Series A preferred shares.

TEXAS LAW AND CERTAIN CHARTER PROVISIONS

     Classified Board of Directors. Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of shareholders. Shareholders may remove a director only for cause and only upon the vote of holders of at least 66 2/3% or more of the outstanding shares of capital stock. In general, the Company's board of directors, not the stockholders, has the right to appoint persons to fill vacancies on the board of directors.

     Stockholder Action; Special Meeting of Stockholders. Our articles of incorporation provide that special meetings of holders of common stock may be called only by the President, the board of directors, or holders of at least a majority of all shares entitled to vote at the proposed special meeting.

     Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our articles of incorporation provide that the only business (including election of directors) that may be considered at an annual meeting of holders of common stock, in addition to business proposed (or persons nominated to be directors) by the our directors, is business proposed (or persons nominated to be directors) by holders of common stock who comply with the notice and disclosure requirements set forth in the articles of incorporation. In general, the articles require that a shareholder give the Company notice of proposed business or nominations no later than 90 days before the annual meeting of holders of common stock (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) ten days after the first public notice of the annual meeting is sent to holders of common stock. In general, the notice must also contain information about the shareholder proposing the business or nomination, the shareholder's interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitation statements. The shareholder also must submit a written consent from each of the shareholder's nominees stating the nominee's acceptance of the nomination and indicating the nominee's intention to serve as director if elected.

     Amendments to Charter and Bylaws. The Texas Business Corporation Act provides generally that the affirmative vote of a two-thirds majority of the shares entitled to vote on any matter is required to amend a corporation's articles of incorporation or bylaws, unless the corporation's articles of incorporation or bylaws requires a greater or lesser percentage. Our articles of incorporation provide generally that approval by 75% of our outstanding voting stock is required to amend the provisions of the charter previously discussed and certain other provisions.

Additional Information Describing Securities

     For additional information regarding our securities, you may view our Articles of Incorporation and by-laws which are available for inspection at our offices or which can be viewed through the SEC Internet site at http://www.sec.gov as exhibits to the registration statement on Form SB-2. You may also choose to review applicable statutes of the state of Texas for a description concerning statutory rights and liabilities of shareholders.

Reports to Shareholders

     We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our shareholders as we see as appropriate.

The Penny Stock Rules

     Our securities may be considered a penny stock. Penny stocks are securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

Transfer Agent

     Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

                              SELLING SHAREHOLDERS

     This prospectus relates to sales of our common stock by Goldbridge Capital and certain other selling shareholders identified in the following table. Goldbridge Capital will receive shares of our common stock under an investment agreement and up to 750,000 shares of common stock upon the exercise of
warrants.   Goldbridge Capital may offer shares we put to them for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "Risk Factors."

     The following table sets forth the names of the selling shareholders and the number of shares of our common stock beneficially owned by the selling shareholders as of May 31, 2002.

                          Number of    Number of shares    Number of      Number of      Percent
                           shares       issuable upon       shares         shares         owned
                        beneficially     the exercise     offered in     to be owned      after
     Name                   owned         of warrants    this offering  after offering   offering
----------------------  -------------  ----------------  -------------  ---------------  --------
Goldbridge Capital (1)         -- (2)           750,000   5,750,000 (2)             --
B. Britt Brooks (3)     3,607,844                    --     250,000          3,357,844
Henry A. Schulle (4)    2,047,500                    --     300,000          1,747,500

(1) Goldbridge Capital is a Texas limited liability company. Voting control is shared by James W. Carroll, 37.5%, Jonathan C. Gilchrist, 37.5%, Jack I. Tompkins, 12.5%, and Kirwin Drouet, 12.5%.
(2) The number of shares owned by Goldbridge Capital will vary from time-to-time and will depend upon the number of shares purchased from the Company pursuant to the terms of the investment agreement. This prospectus covers the registration of up to 5,000,000 shares that may be put to Goldbridge Capital See the first page of this prospectus for information concerning the shares purchased by Goldbridge Capital.
(3) Mr. Brooks is a director, Chief Financial Officer, Secretary and Treasurer of the Company.
(4) Mr. Schulle is a director, Chairman of the Board, and President of the Company.

     We will not receive any proceeds from the sale of any shares by the selling shareholders. We may, however, receive proceeds if and when we put shares to Goldbridge Capital under the investment agreement. We are bearing all expenses in connection with the registration of the selling shareholder's shares offered by this prospectus.

     The shares being registered under Rule 415 for sale to Goldbridge Capital are offered under the SEC's rules pertaining to delayed and continuous offerings and sales of securities. In regard to the selling shareholder's shares offered under Rule 415, we have made certain undertakings in Part II of the registration statement of which this prospectus is a part including a commitment to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                              PLAN OF DISTRIBUTION

     The sale of shares of common stock being registered by the selling shareholders may be effected from time-to-time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling shareholders may sell shares on the OTC Bulletin Board (following acceptance of our common stock for listing), or in another over-the-counter market, on a national securities exchange, in privately negotiated transactions or otherwise, or in a combination of such transactions, by methods that include block trades, exchange, or secondary distributions in accordance with applicable exchange rules and ordinary brokerage transactions. In addition, any shares covered by this prospectus that qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 may be sold under such provisions rather than pursuant to this prospectus. For example, the shares may be sold in one or more of the following types of transactions:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     - an exchange distribution in accordance with the rules of such exchange;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     - face-to-face transactions between sellers and purchasers without a broker-dealer.

In effecting sales, underwriters, brokers, or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales. Such underwriters, brokers, or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

     The selling shareholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares registered in this offering, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered in this offering to a broker or dealer upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

     Goldbridge Capital and any underwriters, dealers, and agents that participate in the distribution of shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discounts or commissions received by them from the selling shareholders any and profit on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person in addition to Goldbridge Capital who may be deemed to be an underwriter will be identified, and any such compensation received from the selling shareholders, as the case may be, will be described, in a prospectus supplement.

     We have agreed to indemnify Goldbridge Capital and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

     We have advised the selling shareholders that they and any securities broker/dealers or other who may be deemed statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. We have also advised each selling shareholder that during such time as they may be engaged in a distribution of the shares included in this offering, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the elements of this plan of distribution may affect the marketability of our common stock.

     Until the distribution of the common shares offered in this offering is completed, rules of the SEC may limit the ability of the selling shareholders and any underwriters and certain selling group members to bid for and purchase common shares. As an exception to these rules, the underwriter representatives, if any, are permitted to engage in transactions that stabilize the price of common shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the common shares.

     If underwriters create a short position in the common shares in connection with the offering, the underwriters' representatives may reduce that short position by purchasing common shares in the open market. The underwriters' representatives also may impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase common shares in the open market to reduce the underwriters' short position or to stabilize the price of the common shares, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. The imposition of a penalty bid could have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in an offering.

     Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common shares. In addition, no representation is made that any person or entity will engage in these stabilizing transactions or that these transactions, once commenced, will not be discontinued without notice.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares offered in this prospectus. This prospectus filed as part of the registration statement does not contain all of
the information contained in the registration statement and exhibits.   You may
find more information by referencing this filing. Statements contained in this prospectus as to the contents of any contract, agreement, exhibit, or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or exhibit listed in the registration statement, each reference to a filed document or exhibit is qualified by reference to the complete filed document. Reference is made to each exhibit in that filing for a more complete description of the matters involved. The Registration Statement on Form SB-2 is considered the authoritative document on all such matters.


     You may read and copy any materials we file with the SEC, including the registration statement and the exhibits and schedules thereto, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC (732)-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

     Prior to this offering we were not a reporting company under the Securities Act of 1934 and, therefore, we have not been required to file periodic reports with the SEC. Upon completion of this offering we intend to file reports with the SEC under the Securities Act including, but not limited to, 10-KSB's and 10-QSB's.

     We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants.

                                  LEGAL MATTERS


     The legality of the common stock included in this prospectus has been passed upon for us by Thompson & Knight, LLP, Houston, Texas.

                                     EXPERTS

     The financial statements included in this Registration Statement, to the extent and for the periods indicated in their report, have been audited by Ham, Langston & Brezina LLP, independent public accountants, and are included herein in reliance upon their report and their authority as experts in accounting and auditing.

                               INDEX TO FINANCIAL STATEMENTS


                                                                            Page
Independent Auditor's Report                                                 F-1
Balance Sheets at March 31, 2002 (unaudited), and December 31, 2001
    and 2000                                                                 F-2
Statements of Operations for the three months ended March 31, 2002 and
    2001 (unaudited) and the years ended December 31, 2001 and 2000          F-3
Statements of Changes in Stockholders' Equity
    for the three months ended March 31, 2002 (unaudited) and for the
    years ended December 31, 2001 and 2000                                   F-4
Statements of Cash Flows for the three months ended March 31, 2002 and 2001
    (unaudited), and the years ended December 31, 2001 and 2000              F-5
Notes to Financial Statements                                                F-6

                        REPORT OF INDEPENDENT ACCOUNTANTS



Board  of  Directors  and  Stockholders
Texas  Commercial  Resources,  Inc.


We have audited the accompanying balance sheet of Texas Commercial Resources, Inc. as of December 31, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Commercial Resources, Inc., as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                 Ham, Langston & Brezina, L.L.P.



Houston,  Texas
May  6,  2002

                             TEXAS COMMERCIAL RESOURCES, INC.

                                       BALANCE SHEET


                                                                         DECEMBER 31,
                                                      MARCH 31,   ------------------------
     ASSETS                                             2002          2001         2000
     ------                                         ------------  ------------  ----------
                                                     (Unaudited)
Current assets:
  Cash and cash equivalents                         $         -   $         -   $   1,025
  Short-term investments                                395,606       395,606     531,488
                                                    ------------  ------------  ----------

    Total current assets                                              395,606     532,513

Investment in real estate                               113,870       113,870     120,000
Property and equipment, net                              17,000        17,255      30,835
                                                    ------------  ------------  ----------

    Total assets                                    $   526,476   $   526,731   $ 683,348
                                                    ============  ============  ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Book overdraft                                    $        80   $       260   $       -
  Accounts payable and accrued liabilities               44,537        20,000           -
  Current portion of long-term debt                     179,394       185,894      82,636
  Notes payable to stockholders                         223,366       206,712      54,682
                                                    ------------  ------------  ----------

    Total current liabilities                           447,377       412,866     137,318

Long-term debt, net of current portion                        -             -     118,898
                                                    ------------  ------------  ----------

      Total liabilities                                 447,377       412,866     256,216
                                                    ------------  ------------  ----------

Commitments and contingencies

Stockholders' equity:
  Common stock: $0.001 par value; 100,000,000
    shares authorized; 9,081,400 and 2,207,000
    shares issued and outstanding at December 31,
    2001 and 2000, respectively                           9,081         9,081       2,207
  Unissued common stock                                     147           147           -
  Additional paid-in capital                          1,441,379     1,399,379     609,233
  Accumulated deficit                                (1,371,508)   (1,294,742)   (184,308)
                                                    ------------  ------------  ----------

    Total stockholders' equity                           79,099       113,865     427,132
                                                    ------------  ------------  ----------

 Total liabilities and stockholders' equity         $   526,476   $   526,731   $ 683,348
                                                    ============  ============  ==========

       The accompanying notes are an integral part of these financial statements.

                            TEXAS COMMERCIAL RESOURCES, INC.

                                 STATEMENT OF OPERATIONS


                                        FOR THE THREE MONTHS         FOR THE YEAR
                                           ENDED MARCH 31,         ENDED DECEMBER 31,
                                      ------------------------  -------------------------
                                         2002         2001          2001         2000
                                      -----------  -----------  ------------  -----------
                                             (Unaudited)

Commission income                     $        -   $        -   $         -   $  558,782

General and administrative expenses       67,511       28,067       555,868      391,818
                                      -----------  -----------  ------------  -----------

Net income (loss) from operations        (67,511)     (28,067)     (555,868)     166,964
                                      -----------  -----------  ------------  -----------

Other income (expense):
  Loss on investments                          -            -      (107,874)    (303,921)
  Cost of recapitalization                     -            -      (422,090)           -
  Interest income                                          23            30          229
  Interest expense                        (9,255)       (6,100)      (24,632)     (24,230)
  Other expense                                -            -             -       (4,585)
                                      -----------  -----------  ------------  -----------

    Total other expense, net              (9,255)      (6,077)     (554,566)    (332,507)
                                      -----------  -----------  ------------  -----------

Net income (loss)                     $  (76,766)  $  (34,144)  $(1,110,434)  $ (165,543)
                                      ===========  ===========  ============  ===========

Basic and dilutive net loss
  per common share                    $    (0.01)  $    (0.00)  $     (0.13)  $    (0.02)
                                      ===========  ===========  ============  ===========

Weighted average common shares
  outstanding (basic and diluted)      9,081,400    8,016,417     8,543,600    8,016,417
                                      ===========  ===========  ============  ===========

     The  accompanying notes are an integral part of these financial statements.

                                           TEXAS COMMERCIAL RESOURCES, INC.

                                          STATEMENT OF STOCKHOLDERS' EQUITY

                                                      __________

                                                                     UNISSUED  ADDITIONAL    RETAINED
                                                 COMMON STOCK COMMON  PAID-IN   EARNINGS
                                                   SHARES    AMOUNT   STOCK     CAPITAL      (DEFICIT)      TOTAL
                                                  ---------  -------  ------  -----------  ------------  ------------
Balance at December 31, 1999                        165,000  $   165  $    -  $        -   $   (18,765)  $   (18,600)

Common stock issued for assets
  contributed                                     2,022,000    2,022       -     504,253             -       506,275

Common stock issued for services                     20,000       20       -       4,980             -         5,000

Services contributed by stockholders                      -        -       -     100,000             -       100,000

Net loss                                                  -        -       -           -      (165,543)     (165,543)
                                                  ---------  -------  ------  -----------  ------------  ------------

Balance at December 31, 2000                      2,207,000    2,207       -     609,233      (184,308)      427,132

Common stock issued for cash                         19,302       19       -      47,106             -        47,125

Common stock issued for services                  1,239,361    1,239       -     688,803             -       690,042

Recapitalization of the Company                   5,615,737    5,616     147      (5,763)            -             -

Services contributed by stockholders                      -        -       -      60,000             -        60,000

Net loss                                                  -        -       -           -    (1,110,434)   (1,110,434)
                                                  ---------  -------  ------  -----------  ------------  ------------

Balance at December 31, 2001                      9,081,400    9,081     147   1,399,379    (1,294,742)      113,865

Net loss (unaudited)                                      -        -       -           -       (76,766)      (76,766)

Services contributed by stockholders (unaudited)          -        -       -      42,000             -        42,000
                                                  ---------  -------  ------  -----------  ------------  ------------

Balance at March 31, 2002 (unaudited)             9,081,400  $ 9,081  $  147  $1,441,379   $(1,371,508)  $    79,099
                                                  =========  =======  ======  ===========  ============  ============

                    The accompanying notes are an integral part of these financial statements.

                                      TEXAS COMMERCIAL RESOURCES, INC.
                                          STATEMENT OF CASH FLOWS
                                                 __________

                                                             FOR THE THREE-MONTHS    FOR THE YEARS ENDED
                                                               ENDED MARCH 31,           DECEMBER 31,
                                                             --------------------  ------------------------
                                                               2002       2001         2001         2000
                                                             ---------  ---------  ------------  ----------
                                                                 (Unaudited)
Cash flows from operating activities:
  Net loss                                                   $(76,766)  $(34,144)  $(1,110,434)  $(165,543)

Adjustment to reconcile net loss to net cash used in
    operating activities:
    Depreciation expense                                          205      6,758        13,580       5,190
    Investment received in exchange for services performed          -          -             -    (387,500)
    Loss on investments                                             -          -       107,874     303,921
    Issuance of common stock for services                           -          -       690,042       5,000
    Services contributed by stockholders                       42,000          -        60,000     100,000
    Increase in accounts payable and accrued liabilities       24,537      6,100        20,000           -
                                                             ---------  ---------  ------------  ----------

        Net cash used in operating activities                 (10,024)   (21,286)     (218,938)   (138,932)
                                                             ---------  ---------  ------------  ----------

Cash flows from investing activities:
  Capital expenditures                                              -       (326)            -     (34,424)
  Proceeds from sale of short-term investments                      -          -         7,724      58,366
  Proceeds from sale of real estate investment                      -          -        26,414           -
                                                             ---------  ---------  ------------  ----------

        Net cash (used in) provided by investing activities         -       (326)       34,138      23,942
                                                             ---------  ---------  ------------  ----------

Cash flows from financing activities:
  Proceeds from notes payable to stockholders                  16,704     76,913       152,030      32,727
  Proceeds from long-term debt                                      -          -             -      81,672
  Repayment of long-term debt                                  (6,500)   (60,001)      (15,640)          -
  Proceeds from sale of common stock                                -          -        47,125           -
  Increase (decrease) in book overdraft                          (180)     3,675           260           -
                                                             ---------  ---------  ------------  ----------

        Net cash provided by financing activities              10,024     20,587       183,775     114,399
                                                             ---------  ---------  ------------  ----------

Net increase (decrease) in cash and cash equivalents                -     (1,025)       (1,025)       (591)

Cash and cash equivalents, beginning of period                      -      1,025         1,025       1,616
                                                             ---------  ---------  ------------  ----------

Cash and cash equivalents, end of period                     $      -   $      -   $         -   $   1,025
                                                             =========  =========  ============  ==========

Supplemental disclosure of cash flow information:

  Interest paid                                              $      -   $      -   $     4,632   $  24,230
                                                             =========  =========  ============  ==========

  Income taxes paid                                          $      -   $      -   $         -   $       -
                                                             =========  =========  ============  ==========

Non-cash investing and financing activities:

  Common stock issued to acquire certain assets              $      -   $      -   $         -   $ 506,275
                                                             =========  =========  ============  ==========

               The accompanying notes are an integral part of these financial statements.

                         TEXAS COMMERCIAL RESOURCES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   __________

1.   DESCRIPTION  OF  BUSINESS
     -------------------------

     Texas Commercial Resources, Inc. (the "Company") was formed on September 4, 1981, under the laws of the State of Texas for the purpose of acquiring, developing and selling real estate investments. The Company has also been active in the oil and gas industry with its purpose being the production, development and operation of oil and gas properties and in various investment banking activities by assisting other companies with their fundraising efforts. The Company has currently signed non-binding letters of intent to purchase various propane distribution companies located in Texas and New Mexico and a non-binding letter of intent to acquire a non-hazardous wastewater disposal facility in Houston, Texas.

     Effective December 28, 2001, the Company completed a recapitalization whereby the Company acquired the non-operating public shell of EZUtilities Corp. EZUtilities Corp. had no assets or liabilities at the date of acquisition (See Note 3). The historical financial statements presented herein are those of Texas Commercial Resources, Inc.


2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------

     ESTIMATES
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH  AND  CASH  EQUIVALENTS
     ----------------------------

     Cash and cash equivalents include all cash balances and any highly liquid short-term investments with an original maturity of three months or less.

     REVENUE  RECOGNITION
     --------------------

     Revenue is recognized when the services are performed or when the property is sold.

     SHORT-TERM  INVESTMENTS
     -----------------------

     Management determines the appropriate classification of its investments in equity securities at the time of purchase and reevaluates such determination at each balance sheet date. Currently, the Company's investment in equity securities represent less than a 20% ownership of each of the companies for which it owns equity securities. All equity securities not readily marketable are carried at cost, which approximates fair market value. All marketable equity securities are classified as trading securities and are carried at current fair value with unrealized gains and losses reported in the statement of operations. Gains and losses on securities sold are based on the specific identification method. Declines in market value that are judged to be "other than temporary" are recorded as a component of gain (loss) on investments in the statement of operations.

                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     PROPERTY  AND  EQUIPMENT
     ------------------------

     Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to five years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

     CONCENTRATION  OF  CREDIT  RISK
     -------------------------------

     Financial instruments that are included in the accompanying financial statements and subject to the Company's concentrations of credit risk consist of cash and cash equivalents and investments. The Company maintains its cash and cash equivalents in financial institutions that in the opinion of management are credit worthy and of good credit. At times, balances may exceed the federal depository insurance limits; however, the Company has not experienced any losses on deposits.

     The Company's short-term investments consist of $387,500 of equity securities owned in a closely held gas storage and non-hazardous waste disposal company. The short-term investments are carried at their fair market value; however, this value is susceptible to significant fluctuations in its value and the market to be able to liquidate these investments could be very small.

     INCOME  TAXES
     -------------

     The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

     LOSS  PER  SHARE
     ----------------

     Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

     IMPAIRMENT  OF  LONG-LIVED  ASSETS
     ----------------------------------

     In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.


                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     COMPREHENSIVE  INCOME
     ---------------------

     The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income". Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

     RECENT  ACCOUNTING  PRONOUNCEMENTS
     ----------------------------------

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 eliminates the amortization of goodwill and requires that goodwill be reviewed annually for impairment. SFAS No. 142 also requires that the useful lives of previously recognized intangible assets be reassessed and the remaining amortization periods be adjusted accordingly. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and affects all goodwill and other intangible assets recorded on the Company's balance sheet at that date, regardless of when the assets were initially recorded. The implementation of SFAS No. 142 is not expected to have a material impact on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect the implementation of SFAS No. 143 to have a material impact on the Company's results of operation or financial position.

     In July 2001, the FASB issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The Company does not expect the implementation of SFAS No. 144 to have a material impact on the Company's results of operation or financial position.

     INTERIM  FINANCIAL  INFORMATION
     -------------------------------

     The interim financial statements as of March 31, 2002, and for the three months ended March 31, 2002 and 2001, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments, all of which are of a normal recurring nature, that are considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

3.   RECAPITALIZATION
     ----------------

     On December 28, 2001 the Company acquired EZUtilities Corp. in a recapitalization transaction accounted for similar to a reverse acquisition, except that no goodwill was recorded. EZUtilities, which changed its name to Texas Commercial Resources, Inc. at the date of acquisition, was the "acquired" company in the transaction, but remains the surviving entity. Prior to the acquisition, EZUtilities Corp. was a non-operating public shell corporation with no assets or liabilities. Accordingly, the transaction was treated as an issuance of stock by EZUtilities Corp. for the Company's net monetary assets, accompanied by a recapitalization. In connection with this transaction, the Company exchanged all of its outstanding shares of common stock for 7,994,000 shares of EZUtilities Corp. common stock, of which 644,180 shares were issued to two principal stockholders of the Company for services performed in connection with this recapitalization, and the issuance of a $100,000 note to the major stockholder of EZUtilities Corp., which were recorded as a cost of recapitalization in the statement of operations. Since this transaction is in substance a recapitalization of the Company and not a business combination, proforma information is not presented and a valuation of the Company was not performed.

     In connection with the recapitalization transaction the outstanding common stock of EZUtilities Corp. was essentially substituted for the common stock of the Company and the difference was included in additional paid-in capital. All references to loss per share and weighted average shares outstanding have been restated to reflect this recapitalization.

4.   SHORT-TERM  INVESTMENTS
     -----------------------

     Short-term investments consisted of the following at December 31, 2001 and 2000:

                                                 2001      2000
                                               --------  --------
       Equity securities that are not readily
         marketable                            $387,500  $387,500
       Marketable equity securities               8,106   143,988
                                               --------  --------

                                               $395,606  $531,488
                                               ========  ========

     As of December 31, 2001 and 2000 cost approximated estimated current market value for all equity securities that are not readily marketable. Realized and unrealized losses on marketable equity securities was $(107,874) and $(303,921) for the years ended December 31, 2001 and 2000, respectively.

5.   PROPERTY  AND  EQUIPMENT
     ------------------------

     Property and equipment consisted of the following at December 31, 2001 and 2000:

                                         2001       2000
                                       ---------  --------

       Furniture and equipment         $ 36,025   $36,025
       Less: accumulated depreciation   (18,770)   (5,190)
                                       ---------  --------
         Property and equipment, net   $ 17,255   $30,835
                                       =========  ========


     Depreciation expense for the years ended December 31, 2001 and 2000 was $13,580 and $5,190, respectively.

                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

6.   NOTES  PAYABLE  TO  STOCKHOLDERS
     --------------------------------

     Notes payable to stockholders consisted of the following at December 31, 2001 and 2000:

                                                                    2001     2000
                                                                  --------  -------
     Note payable to a stockholder, non-interest bearing
       and due on demand.  This note is not collateralized.       $106,712  $54,682

     Note payable to a stockholder, bearing interest at 3%
       per year, principal and interest due in four equal
       installments beginning September 1, 2001 and ending
       on December 1, 2001.  The Company is in default on
       this note and, therefore, the interest rate increased to
       10% on December 1, 2001 and the entire balance is
       due on demand.                                              100,000        -
                                                                  --------  -------

         Total notes payable to stockholders                      $206,712  $54,682
                                                                  ========  =======

7.   LONG-TERM  DEBT
     ---------------

     Long-term  debt  consisted  of the following at December 31, 2001 and 2000:

                                                             2001       2000
                                                          ----------  ---------
     Note payable to a company, bearing interest at
       12% per year, principal and interest due in
       monthly installments of $1,234 through July
       2029.  However, subsequent to August 15, 2002
       the lender has the right to demand full payment
       of all principal and interest.  This note is
       collateralized by certain real estate.             $ 106,805   $119,614

     Note payable to an investment company, bearing
       interest at 5% per year, principal and interest
       were due on September 15, 2000 and the Company
       is currently in default on this note resulting in
       the note bearing interest at 18% from September
       15, 2000.  The note is collateralized by
       short-term investments and is guaranteed by
       the Company and two of its stockholders.              75,000     75,000

     Other                                                    4,089      6,920
                                                          ----------  ---------

                                                            185,894    201,534
       Less current portion                                (185,894)   (82,636)
                                                          ----------  ---------

     Long-term debt, net of current portion               $       -   $118,898
                                                          ==========  =========

                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

8.   INCOME  TAXES
     -------------

     The Company has accumulated losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2001, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $1,900,000 which expire in various tax years through 2021. Under the provisions of Section 382 of the Internal Revenue Code an ownership change in the Company could severely limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

     The composition of deferred tax assets and liabilities and the related tax effects at December 31, 2001 and 2000 are as follows:

                                                  2001       2000
                                               ----------  ---------
       Deferred tax assets:
         Net operating losses                  $ 660,502   $ 62,665
         Valuation allowance                    (660,502)   (62,665)
                                               ----------  ---------

           Net deferred tax asset (liability)  $       -   $      -
                                               ==========  =========

     The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. federal statutory rate of 34% were applied to pre-tax loss for the years ended
     December  31,  2001  and  2000  is  as  follows:

                                           2001                 2000
                                  --------------------  -------------------
                                    AMOUNT    PERCENT    AMOUNT    PERCENT
                                  ----------  --------  ---------  --------
       Benefit for income tax at
         federal statutory rate   $ 597,837      34.0%  $ 56,285      34.0%
       Increase in valuation
         allowance                 (597,837)    (34.0)   (56,285)    (34.0)
                                  ----------  --------  ---------  --------

                                  $       -         -%  $      -         -%
                                  ==========  ========  =========  ========

9.   STOCKHOLDERS'  EQUITY
     ---------------------

     Effective December 24, 2001, the Company's board of directors adopted amendments to the Company's articles of incorporation that increased its authorized common stock to 100,000,000 shares having a par value of $0.001 per share. The amendments also authorize 20,000,000 shares of preferred stock with a $1.00 par value. The board of directors has the authority to establish the number of shares to be included in each series of preferred stock and to determine the qualifications, limitations or restrictions of the shares in each series.

                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________


10.  LEASE  COMMITMENTS
     ------------------

     Effective February 1, 2001, the Company entered into an operating lease for its office space. Lease payments of $1,765 are due monthly until expiration of the lease on December 31, 2002.


11.  RELATED  PARTY  TRANSACTIONS
     ----------------------------

     Interest has been imputed on the outstanding balance of the note owed to a stockholder using an interest rate of 6% per year. Included in accounts payable and accrued liabilities as of December 31, 2001 is approximately $9,000 of accrued interest payable to this stockholder of the Company.

     Included in short-term investments is 200,000 shares of common stock, valued at $387,500, of a privately held company in which an officer, director, and stockholder of the Company is also on the board of directors.

12.  LIQUIDITY  AND  CAPITAL  RESOURCES
     ----------------------------------

The Company has incurred losses over the past few years and has an accumulated deficit of $(1,294,742) as of December 31, 2001. The Company had negative cash flows from operations of $(218,938) and $(138,932) for the years ended December 31, 2001 and 2000 and a working capital deficit of $(17,260) at December 31, 2001. To address these factors the Company is currently pursuing a business strategy centered on efforts to acquire propane distribution companies that are profitable and can support the cost structure of the Company. While pursuing this strategy, the Company anticipates requiring additional financing. Management is confident that additional financing will be available through future debt with financial institutions or through the sale of its common stock.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion; Dated July 30, 2002
Prospectus



                        TEXAS COMMERCIAL RESOURCES, INC.
                                1,000,000 SHARES
                                  COMMON STOCK

     We may offer and sell our common stock from time to time in amounts, at prices, and on terms that we will determine at the time of the offering. We will provide specific terms of the common stock to be sold by us and the methods by which we will sell them in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell common stock without a prospectus supplement describing the method and terms of the offering. We may sell the shares of common stock directly or we may distribute them through underwriters or dealers.

     Our common stock is traded in the over-the-counter market. We intend to apply to have our common stock quoted on the OTC Bulletin Board(R) operated by the National Association of Securities Dealers, Inc. (NASD). We may not now or ever qualify for listing of our securities on the OTC Bulletin Board.

     INVESTING  IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF
RISK.  YOU MAY LOSE YOUR ENTIRE INVESTMENT.   CONSIDER CAREFULLY THE "RISK
FACTORS" BEGINNING ON PAGE 7 BEFORE INVESTING.
                                             -

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is ____________, 2002

                    TABLE OF CONTENTS

                                                          Page
Prospectus Summary. . . . . . . . . . . . . . . . . . . .    3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . .    7
Forward Looking Statements. . . . . . . . . . . . . . . .   15
Market For Common Stock . . . . . . . . . . . . . . . . .   16
Use of Proceeds . . . . . . . . . . . . . . . . . . . . .   16
Dividend Policy . . . . . . . . . . . . . . . . . . . . .   16
Dilution. . . . . . . . . . . . . . . . . . . . . . . . .   17
Management's Discussion and
     Analysis of  Financial Condition
     and Results of Operations. . . . . . . . . . . . . .   18
Description of Business . . . . . . . . . . . . . . . . .   20

Management. . . . . . . . . . . . . . . . . . . . . . . .   29
Security Ownership of Certain
     Beneficial Owners and
     Management . . . . . . . . . . . . . . . . . . . . .   31
Relationships and Related
     Transactions . . . . . . . . . . . . . . . . . . . .   32
Description of Securities . . . . . . . . . . . . . . . .   32
Plan of Distribution. . . . . . . . . . . . . . . . . . .   36
Where You Can Find More Information . . . . . . . . . . .   37
Legal Matters . . . . . . . . . . . . . . . . . . . . . .   38
Experts . . . . . . . . . . . . . . . . . . . . . . . . .   38
Index to Financial Statements . . . . . . . . . . . . . .  F-1


                              _____________________


     References to "TCRI," the "Company," "we," "us," and "our" refer to Texas Commercial Resources, Inc., a Texas corporation.

     You should rely only on the information contained in this prospectus. Neither the Company nor the selling shareholders has authorized anyone else to provide you with different information. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

     Until, 2002, (90 days after the effective date of this prospectus), all dealers that buy, sell, or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, over time, sell shares of common stock described in this prospectus in one or more offerings up to a dollar amount of $___________. The prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with additional information described under the heading "Where You can Find More Information."

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including "Risk Factors," before investing in our common stock.

OUR BUSINESS

     From 1981 until 2001, we operated as a full service real estate company acquiring, structuring, developing, and selling real estate investments and residential properties for our account and others. We also engaged in various activities related to the development, operation, and production of oil and gas properties. In addition, we have conducted various investment banking activities by assisting other companies with their fund-raising efforts. In June 2001 we decided to discontinue and divest our real estate and oil and gas operations and to redirect our business strategies to other areas.

     We intend to become a retail distributor of propane and related equipment and supplies. We have entered into three letters of intent to purchase businesses engaged in the retail distribution of propane and related equipment and supplies in Texas and New Mexico:

     - In June 2001, we signed a letter of intent to purchase Vista Propane, LLC based in Midland, Texas, which services Midland, Big Spring, Colorado City, Sweetwater, and Hamlin, Texas.
     - On March 29, 2002, we signed a letter of intent to purchase an 85% interest in Myriad Gas Company, LLC, which operates in Travis County, Texas. We completed the acquisition of Myriad Gas on June 18, 2002.
     - On April 30, 2002, we signed a letter of intent to purchase Dawson Propane Company, Inc., Hunt County Propane Company, Inc., and Progas, Inc., which operate in Whitewright, Greenville, and southeast Dallas County, Texas.

Our business strategy is to extend and consolidate our presence in these markets and other strategically attractive markets, primarily through the acquisition of other propane distributors. To address the seasonal nature of our business and its impact on our earnings and cash flow, we will also seek to acquire and develop related retail and service business lines. We also plan to continue to pursue internal growth of existing operations by acquiring new customers, retaining existing customers, and selling additional products and services to our customers.

     We have also entered into a Stock Purchase Agreement dated as of March 24, 2002, to acquire certain outstanding securities and indebtedness of Crossroads Environmental Corp., which owns a partially built non-hazardous wastewater disposal facility in the Houston, Texas area.

     In addition, on June 18, 2002, we entered into a letter of intent with Visual Intelligence Systems, Inc. to exchange 1,000,000 shares of our preferred stock for all of the outstanding common stock of Visual Intelligence. On July 19, 2002, we commenced an exchange offer for up to 100% of the outstanding common stock of Visual Intelligence. Visual Intelligence is an aerial information company that combines its own proprietary camera array and Lidar (topographical), global positioning (GPS), and underlying census/demographic information to provide a total information package to infrastructure developers, real estate developers, and linear asset holders (pipelines, rail lines, shipping and transportation companies) for monitoring and planning purposes.

     We were incorporated in Texas in September 1981. Effective as of December 28, 2001, we merged with EZUtilities Corp., a Texas corporation. EZUtilities Corp was incorporated in Texas in March 1990 under the name of Nome Oil Co. and changed its name to EZUtilities Corp. in February 2001. EZUtilities Corp. did not have any meaningful operations at the time of the merger.

INDUSTRY BACKGROUND - RETAIL PROPANE DISTRIBUTION

     Propane, a by-product of natural gas processing and petroleum refining, is a clean-burning energy source recognized for its transportability and ease of use relative to alternative stand-alone energy sources. Our retail propane business consists principally of transporting propane to tanks located on our customers' premises. Retail propane falls into three broad categories: residential, industrial and commercial, and agricultural. Residential customers use propane primarily for space and water heating. Industrial customers use propane primarily as fuel for forklifts and stationary engines, to fire furnaces, as a cutting gas, in mining operations and in other process applications. Commercial customers, such as restaurants, motels, laundries, and commercial buildings, use propane in a variety of applications, including cooking, heating, and drying. In the agricultural market, propane is primarily used for fuel for field equipment, tobacco curing, crop drying, and poultry brooding.

     According to the American Petroleum Institute, the domestic retail market for propane is approximately 12.1 billion gallons annually. This represents approximately 5% of household energy consumption in the United States. The propane distribution industry is characterized by a large number of relatively small, independently owned and operated local distributors. Each year a significant number of these local distributors have sought to sell their businesses for reasons that include retirement and estate planning. In addition, the propane industry faces increasing environmental regulations and escalating capital requirements needed to acquire advanced, customer-oriented technologies. Primarily as a result of these factors, the industry is undergoing consolidation, and a number of national and regional distributors have been active consolidators in the propane market. In recent years, an active, competitive market has existed for the acquisition of propane assets and businesses. We expect this acquisition market to continue for the foreseeable future.

     Aerial Photography. The U.S. Commercial markets for aerial photography and associated services of interest to VISI are estimated to total approximately $1.6 billion annually. These markets include security documentation and evaluation, pipeline engineering and route documentation, real estate evaluations, environmental, regulatory and impact statements, facility selection and management information, resource evaluation, and the federal government. All need high quality, high positional accuracy photography and associated data that can be delivered quickly. Most of these markets are serviced by fragmented, highly localized firms. We believe that these markets gain benefits from increased resolution, better positional accuracy, and speed of delivery that VISI's technology can provide.

WHERE YOU CAN FIND US

     Our principal executive offices are located at 7500 San Felipe Road, Houston, Texas 77063. Our telephone number is: 713-914-9193.

THE OFFERING

Common stock outstanding
     prior to this
     offering. . . . . . 9,081,400 shares

Common stock offered . . 1,000,000 shares

Common stock to be
     outstanding
     after the offering. 10,831,400 shares (1)

Use of Proceeds. . . . . We will use the proceeds from the sale of stock for acquisitions and working capital.

Risk Factors . . . . . . There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see "Risk Factors" beginning on page 7.

     (1) The number of shares of our common stock outstanding after this offering is based on our shares of common stock outstanding as of March 31, 2001, after giving effect to, (1) the issuance of 750,000 shares upon exercise of currently outstanding warrants, and (2) the issuance of 100,000 shares in
connection with the acquisition of Myriad Gas.   The common stock to be
outstanding after this offering does not include: (1) up to 1,000,000 shares that may be issued in connection with the acquisition of Crossroads Environmental, (2) up to 300,000 additional shares that may be issued in connection with the Myriad Gas acquisition, (3) up to 1,000,000 shares of Series A 8% convertible preferred stock and warrants to purchase 750,000 shares that may be issued in connection with the acquisition of Visual Intelligence, or (4) up to 5,000,000 shares that may be issued to Goldbridge Capital pursuant to the investment agreement.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following table presents our summary historical information. You should read the information set forth below in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operation," and our financial statements and the notes to those financial statements included elsewhere in this prospectus. Because we plan to change our business strategy, year-to-year comparisons may not be an accurate indicator of our future performance.

     We have incurred losses in the past and expect to incur losses for the foreseeable future. We currently have an accumulated deficit of $1,371.508 as of March 31, 2002. Our common stock trades in the over-the-counter market. There is, currently, not an active public market for our stock and we cannot assure you that one will develop.

                                                               Year Ended
                                      Three Months            December 31,
                                         Ended         -------------------------
                                      March 31, 2002       2001         2000
                                     ----------------  ------------  -----------
STATEMENT OF OPERATIONS DATA:
Commission income . . . . . . . . .  $            --   $        --   $  558,782
Net income (loss) from operations .          (76,766)     (555,868)     166,964
Other income (expense), net . . . .           (9,255)     (554,566)    (332,507)
Net income (loss) . . . . . . . . .  $       (76,766)  $(1,110,434)  $ (165,543)
Basic and dilutive net income loss
  loss per common share . . . . . .  $         (0.01)  $     (0.13)  $    (0.02)
Weighted average common shares
  outstanding (basic and diluted) .        9,081,400     8,543,600    8,016,417

                                                             March 31, 2002
                                                             --------------
BALANCE SHEET DATA:
Cash and cash equivalents . . . . . . .                      $           --
Working capital . . . . . . . . . . . .                              51,771
Total assets. . . . . . . . . . . . . .                             526,396
Total liabilities . . . . . . . . . . .                             447,377
Total stockholders equity . . . . . . .                      $       79,099

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider carefully the following risks together with the other information contained in this prospectus before you decide to buy our common stock. If any of the risks actually occur, our business, results of operation, and financial condition would likely suffer. This could cause the market price of our common stock to decline, and you may lose all or part of the money you paid to buy our common stock.

WE HAVE NEVER BEEN PROFITABLE.

     We have incurred net losses and have not been profitable since the early 1990s. We incurred net losses of $10,229 for the three months ended March 31, 2002, and $1,110,434 for the year ended December 31, 2001. As of March 31, 2002, we had an accumulated deficit of approximately $1.3 million. Our losses have resulted from operating losses and expenses incurred over the past two years while changing our business strategy from real estate development to the acquisition of propane distribution companies that are profitable and can support our cost structure. We have no history of operations or profits in the retail distribution of propane.

THE LETTERS OF INTENT THAT WE HAVE ENTERED INTO ARE NOT BINDING. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO MEET THE TERMS AND CONDITIONS TO CONSUMMATE ANY ACQUISITIONS.

     We have entered into a number of letters of intent to acquire other businesses. Each of the letters of intent is non-binding and subject to a number of terms and conditions that we must satisfy prior to closing. There is no assurance that we will be able to meet all of the necessary terms and conditions to close any of the transactions subject to a letter of intent.

WE WILL NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR OUR OPERATIONS AND IF WE CANNOT SECURE ADDITIONAL FUNDS, WE MAY NOT BE ABLE TO SUPPORT OUR OPERATIONS.

     Future events, including the problems, delays, expenses, and difficulties frequently encountered by companies, may lead to increased costs that could make it difficult for us to succeed with our current plan. We will need to raise additional funds in the future for our operations. To raise additional capital, we may sell additional equity securities, accept debt financing, or obtain financing through a bank or other entity. There is no limit as to the amount of debt we may incur nor have we set a limit on our debt-to-equity ratio. If we need to obtain additional financing, it may not be available or it may not be available on terms acceptable to us. An offering of our securities may not be successful. If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock. To implement our business plan, we will need a minimum of $9.5 million.

OUR LIMITED HISTORY MAY MAKE IT DIFFICULT TO COMPETE WITH LARGER AND MORE EXPERIENCED COMPETITORS.

     We have only been operating as a retail distributor of propane for a short time and have not yet gained the knowledge and experience in retail distribution of propane. Our lack of operating history may give us a disadvantage as we attempt to compete with larger, older, more experienced competitors. Limited experience may also affect the ability of our management team to make the best decisions as they implement our business plan and it may limit their ability to adapt quickly to changing market conditions.

THE EXERCISE OF OUR PUT RIGHTS TO GOLDBRIDGE CAPITAL MAY SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER SECURITY HOLDERS. THE NUMBER OF SHARES THAT CAN BE PUT TO GOLDBRIDGE CAPITAL INCREASES AS THE PRICE OF OUR STOCK FALLS.

     Subject to certain terms and conditions of our investment agreement, we intend to issue shares of our common stock to Goldbridge Capital at a price equal to the lesser of (1) the market price for such put, minus $0.10, or (2) 90% of the market price; where the market price is defined as the volume weighted average closing bid price of our common stock for the five days with the lowest volume weighted average closing bid price during the 20 consecutive trading days after the put date set by us in an advance put notice issued to Goldbridge Capital. The exercise of our put rights may result in substantial dilution to the interests of the other holders of our common stock. Depending on the price per share of our common stock during the 24-month term of the investment agreement, we may need to register additional shares for resale.

     The investment agreement with Goldbridge Capital is not based upon a fixed number of shares but a fixed dollar amount. Because we are allowed to put shares to Goldbridge Capital at a discount to the market price, we may decide to put a greater number of shares to them in order to raise needed capital even if the price of our stock falls. The higher the price per share when we make a put, the less dilution will occur. However, the lower the price of our stock when we make a put, the greater dilution other investors will experience each time we make a put.

SHAREHOLDERS WOULD EXPERIENCE SIGNIFICANT DILUTION IF WE WERE TO PUT THE MAXIMUM NUMBER OF SHARES POSSIBLE TO GOLDBRIDGE CAPITAL UNDER THE INVESTMENT AGREEMENT.

     We may put shares to Goldbridge Capital under the investment agreement at prices as low or lower than $0.09 per share. If shares are put to Goldbridge Capital at this price or at any price near such price, other shareholders will experience significant dilution. We are currently authorized to issue up to 100 million shares of common stock. By filing a new registration statement in the future, we could increase the number of shares available to put to Goldbridge Capital from the 5,000,000 shares registered in this offering up to a maximum of all authorized but unissued shares, currently more than 80,000,000 shares. The 5,000,000 shares that we are registering to put to Goldbridge Capital under this offering represent only 6.3% of the currently authorized shares that we could put to them if we file an additional registration in the future. If 80,000,000 or more shares were put to Goldbridge Capital under the investment agreement, the current shareholders would be left with less than 10.2% of the issued and outstanding shares of the company. Because of the option we have to sell shares to Goldbridge Capital at very low prices, a substantial risk of dilution exists for shareholders, which could cause a significant reduction in the value of their shares.

THE SALE OF LARGE AMOUNTS OF OUR COMMON STOCK, INCLUDING BY GOLDBRIDGE CAPITAL, WHICH MAY SELL COMMON STOCK AT ANY PRICE OR TIME, COULD REDUCE THE PRICE OF OUR COMMON STOCK AND ENCOURAGE SHORT SALES.

     When we exercise our put rights and sell shares of our common stock to Goldbridge Capital, they may resell the stock they purchase from us at a price and time determined by them without limitation. If they do, our common stock price may decrease because of the additional shares available in the market. If we decide to exercise our put rights to Goldbridge Capital while the price of our stock is low, we must issue more shares of our common stock for any given dollar amount received from Goldbridge Capital. In addition, the timing of sales and the price at which Goldbridge Capital sells the shares could have an adverse effect upon the public market for our common stock. See "Plan of Distribution."

THE TERMS OF THE INVESTMENT AGREEMENT MAY MAKE IT DIFFICULT TO EVALUATE A SHAREHOLDER'S EQUITY POSITION IN THE COMPANY.

     The percentage of our common stock held by a shareholder on any given day may be different from another day depending on when and how many shares we require Goldbridge Capital to purchase from us under the investment agreement. We expect to use the net proceeds from the investment agreement for acquisitions and general corporate purposes. However, we will have significant flexibility in applying the net proceeds. If we fail to apply the net proceeds effectively, our business could be negatively affected.

OUTSTANDING SHARES THAT ARE CURRENTLY RESTRICTED FROM RESALE MAY BE SOLD IN THE FUTURE CAUSING THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE SIGNIFICANTLY EVEN IF OUR BUSINESS IS DOING WELL.

     As of March 31, 2002, we had 9,081,400 shares of our common stock issued and outstanding. 992,600 of these shares are freely transferable. 6,535,477 shares are held by affiliates of the company who have held such shares for more than one-year and may sell the shares pursuant to Rule 144. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell an amount every three months equal to the greater of (a) one percent of the company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

     A total of 6,250,000 shares of our common stock are being registered for resale under this prospectus. The market price of our common stock could drop if substantial amounts of shares are sold in the public market. A drop in the market price could reduce the value of your investment and could require us to issue more stock than we otherwise would to raise capital. In addition, after a one-year holding period, shares we issue under Rule 144 to non-affiliates will become eligible for trading without any additional payment to us or any increase in our capitalization

IN THE FUTURE WE MAY ISSUE MORE SHARES OF OUR COMMON STOCK. THIS WOULD REDUCE EXISTING SHAREHOLDERS PERCENTAGE OF OWNERSHIP AND MAY REDUCE SHARE VALUE.

     We are authorized to issue 100 million shares of common stock and 20 million shares of preferred stock. If we issue all or part of our remaining authorized common stock or preferred stock this will result in dilution in the percentage of common stock held by existing shareholders. We may value any stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on the value of our shares.

WE MAY BE UNABLE TO OBTAIN SUFFICIENT FUNDS FROM GOLDBRIDGE CAPITAL TO MEET OUR LIQUIDITY NEEDS.

     The future market price and trading volume of our common stock limits the rate at which we can obtain funding from Goldbridge Capital under the investment agreement. If volume is low the size of our put is limited, if the price becomes too low, even with adequate trading volume, it may become inefficient for us to make puts under the agreement. The investment agreement allows us to make puts at these low prices (as low or lower than $0.09 per share). We may be unable to satisfy the conditions contained in the investment agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our common stock declines, or trading volume in our common stock is low, we will be unable to obtain sufficient funds to meet our needs

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO IN THE FUTURE, YOU WILL ONLY REALIZE A GAIN ON YOUR INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

     We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore you, in all likelihood, will only realize a profit on your investment if the market price of our common stock increases in value.

BECAUSE SHARES OF OUR COMMON STOCK TRADE UNDER $5.00, THE APPLICATION OF THE "PENNY STOCK RULES" COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT YOUR ABILITY TO SELL SHARES.

     Our common stock may be considered a penny stock. Penny stocks generally are securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

THERE HAS BEEN A LIMITED MARKET FOR OUR COMMON STOCK AND AN ACTIVE MARKET MAY NOT DEVELOP OR BE SUSTAINED.

     Prior to this offering, you could buy or sell our common stock only on a limited basis. If a more active public market for our common stock is not developed or sustained after this offering, the market price of our common stock may fall or may fail to materialize at all. If this happens you may lose part or all of the value of your investment. If no active public market in our stock develops, there will be limited liquidity and it may be hard to sell the stock you own. Furthermore, if a more active public market for our common stock is established, the prices could be subject to significant fluctuations in response to operating results and other factors.

THE INITIAL PRICE OF OUR COMMON STOCK MAY NOT ACCURATELY REFLECT ITS FUTURE MARKET PERFORMANCE.

         The initial price of our common stock may not accurately reflect the future value of our stock in any market. The price of the shares we are selling has been determined based on negotiations between Goldbridge Capital and us. The initial price may not be indicative of future market performance and may bear no relationship to the price at which our common stock will trade, if at all. Prices may fluctuate significantly and we do not know what the value of our common shares will be in the future.

     The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to factors such as:

     -    new alternative fuels, products, or services by us or our competitors;
     - announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments; or
     - other general economic or stock market conditions, many of which are beyond our control.

     In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. There can be no assurance that these trading prices and price earnings predictions will be sustained.

WE WILL HAVE BROAD DISCRETION IN USING THE PROCEEDS FROM THE SALE OF SHARES TO GOLDBRIDGE CAPITAL AND, IF FUNDS ARE NOT PUT TO THEIR BEST POSSIBLE USE, THE FINANCIAL RESULTS OF OUR OPERATIONS WILL SUFFER.

     Our management will have broad discretion over how they use the funds we raise. As a result, investors will be relying on management's judgment with only limited information about its specific intentions for use of the proceeds. If management is unsuccessful in producing profits from the deployment of these proceeds, the value of our common shares could decrease significantly.

A SMALL NUMBER OF SHAREHOLDERS WILL OWN A SIGNIFICANT PORTION OF OUR COMMON STOCK AND WILL CONTROL US.

     Prior to this offering, the officers and directors beneficially own
approximately 72% of our stock.   We have the right to sell up to 5,000,000
shares through puts to Goldbridge Capital. If we sold 5,000,000 shares to Goldbridge Capital and it continued to hold all 5,000,000 shares, it would beneficially own approximately 35.5% of our then issued and outstanding common stock, and together it and our current officers and directors would beneficially own approximately 82% of the issued and outstanding shares. These stockholders will control most matters requiring approval by our stockholders, including the election of our directors. As a result, these stockholders, acting together, have the ability to control substantially all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation, takeover, or other business combination involving us, and to control our management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control in an acquisition or takeover.

THE LOSS OF ONE OR MORE OF OUR KEY PERSONNEL COULD ADVERSELY AFFECT OUR
BUSINESS.

     Our operations depend to a great extent on the management efforts and abilities of our officers and other key personnel and on our ability to attract new key personnel and retain existing key personnel who are integral to the management and operations of our intended acquisitions. There can be no assurance that we will be successful in attracting and retaining such personnel or that we will not incur increased costs in order to do so. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our business. See "Management."

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS.

     Our articles of incorporation and by-laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

OUR ARTICLES OF INCORPORATION AND BYLAWS CONTAIN CERTAIN PROVISIONS THAT COULD HINDER A CHANGE IN OUR CORPORATE CONTROL.

     Certain provisions of our articles of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These provisions include:

     - allowing written stockholder actions only by 66-2/3 or greater consent;
     - a proscription against cumulative voting for directors by shareholders that would, otherwise, allow a minority of shareholders to elect director(s);
     - limitations on who may call annual and special meetings of the stockholders;
     -    a classified board of directors;
     - advance notice procedures with regard to stockholder proposals and nominations of candidates for election as directors; and
     - a provision that vacancies on the board of directors, including newly created directorships, be filled by a majority of directors then in office.

          RISKS RELATED TO THE RETAIL PROPANE AND ASSOCIATED BUSINESSES

SINCE WEATHER CONDITIONS MAY ADVERSELY AFFECT DEMAND FOR PROPANE, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE VULNERABLE TO, AND WILL BE ADVERSELY AFFECTED BY, WARM WINTERS.

     Our financial performance is affected by weather conditions. Weather conditions have a significant impact on the demand for propane for both heating and agricultural purposes. Many of our customers rely heavily on propane as a heating fuel. The volume of propane sold is at its highest during the six-month peak heating season of October through March and is directly affected by the severity of the winter. Typically, we sell approximately two-thirds of our retail propane volume during peak heating season. Actual weather conditions can vary substantially from quarter to quarter and year to year, significantly affecting our financial performance. Furthermore, warmer than normal temperatures in one or more regions in which we operate can significantly decrease the total volume of propane we sell. Consequently, our operating results may vary significantly due to actual changes in temperature. Weather conditions in any quarter or year may have a material adverse effect on our operations.

SUDDEN AND SHARP PROPANE PRICE INCREASES THAT CANNOT BE PASSED ON TO CUSTOMERS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

     The retail propane business is a "margin-based" business in which gross profits depend on the excess of sales prices we receive over our propane supply costs. As a result, our profitability will be sensitive to changes in wholesale prices of propane caused by changes in supply or other market conditions. Propane is a commodity, and its unit price is subject to volatile changes in response to changes in supply or other market conditions over which we have no control. In general, product supply contracts permit suppliers to charge posted prices at the time of delivery or the current prices established at major storage points such as Mont Belvieu, Texas and Conway, Kansas. When there are sudden and sharp increases in the wholesale cost of propane, we may not be able to pass on these increases to our customers immediately, or in full. In addition, the timing of cost pass-throughs can significantly affect margins. Sudden and extended wholesale price increases could reduce our gross profits and could, if continued over an extended period of time, reduce demand by encouraging our retail customers to conserve or convert to alternative energy sources. We have not in the past engaged in transactions to hedge product costs in order to reduce cost volatility. We cannot assure you that future volatility in propane supply costs will not have a material adverse effect on our gross profits, income, and cash flow.

CHANGES IN FUEL PRICES WILL EFFECT OUR PROFITABILITY

     The wholesale prices of propane, gasoline, and diesel, fluctuate in response to changes in supply and other market conditions over which we have no control. Because we sell propane, gasoline, and diesel fuel to our at fixed amounts over our wholesale cost, our gross profit, as a percentage of net sales, will generally fluctuate as a result of changes in wholesale propane, gasoline, and diesel fuel prices.

THE HIGHLY COMPETITIVE NATURE OF THE RETAIL PROPANE BUSINESS COULD CAUSE US TO LOSE CUSTOMERS, THEREBY REDUCING OUR REVENUES.

     We have competitors and potential competitors who are larger and have substantially greater financial resources than we do, which may provide them with some advantages. Also, because of relatively low barriers to entry into the retail propane business, numerous small retail propane distributors, as well as companies not engaged in retail propane distribution, may enter our markets and compete with us. Competition in the past several years has intensified, partly as a result of warmer-than-normal weather and general economic conditions. Most of our propane retail branch locations compete with several marketers or distributors. The principal factors influencing competition with other retail marketers are:

     -    price,
     -    reliability and quality of service,
     -    responsiveness to customer needs,
     -    safety concerns,
     -    long-standing customer relationships,
     -    the inconvenience of switching tanks and suppliers, and
     -    the lack of growth in the industry.

     We can make no assurances that we will be able to compete successfully on the basis of these factors. If a competitor attempts to increase market share by reducing prices, we may lose customers, which would reduce our revenues.

COMPETITION FROM ALTERNATIVE ENERGY SOURCES MAY CAUSE US TO LOSE CUSTOMERS, THEREBY REDUCING OUR REVENUES.

     Competition from alternative energy sources, including natural gas and electricity, has been increasing as a result of reduced regulation of many utilities, including natural gas and electricity. Propane is generally not competitive with natural gas in areas where natural gas pipelines already exist because natural gas is a less expensive source of energy than propane. The gradual expansion of natural gas distribution systems and availability of natural gas in many areas that previously depended upon propane could cause us to lose customers, thereby reducing our revenues.

TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED ON SEPTEMBER 11, 2001, HAVE RESULTED IN INCREASED COSTS, AND FUTURE WAR OR RISK OF WAR MAY ADVERSELY IMPACT OUR RESULTS OF OPERATIONS.

     The impact that the terrorist attacks of September 11, 2001 may have on the energy industry in general, and on us in particular, is not known at this time. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror. We may have to incur additional costs in the future to safeguard certain of our assets.

     The terrorist attacks on September 11, 2001 and the changes in the insurance markets attributable to the September 11 attacks may make certain types of insurance more difficult for us to obtain. We may be unable to secure the levels and types of insurance we would otherwise have secured prior to September 11, 2001. There can be no assurance that insurance will be available to us without significant additional costs. A lower level of economic activity could also result in a decline in energy consumption, which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

ENERGY EFFICIENCY AND TECHNOLOGY MAY AFFECT DEMAND FOR PROPANE.

     The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has adversely affected the demand for propane by retail customers. Future conservation measures or technological advances in heating, conservation, energy generation, or other devices might reduce demand for propane.

WE MAY NOT BE ABLE TO PURCHASE PROPANE FROM OUR CURRENT SUPPLIERS.

     Agreements with product suppliers typically have three to five year terms. While we have historically been able to renew these agreements and we believe that alternative sources of supply are readily available in the market, in the event that we are unable to purchase product from our current suppliers, the loss of one or more of these agreements and our failure to obtain alternative sources of supply at competitive prices on a timely basis could have a material adverse effect upon our business, results of operations, and financial condition.

OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED BY GOVERNMENTAL REGULATION AND ASSOCIATED ENVIRONMENTAL AND REGULATORY COSTS.

     The propane business is subject to a wide range of federal and state laws and regulations related to environmental, health and safety, and other regulated matters. We will have increased costs in the future due to stricter pollution control requirements or liabilities resulting from non-compliance with operating or other regulatory permits. New environmental and health and safety regulations might adversely impact our operations, and the storage and transportation of propane.

WE ARE SUBJECT TO OPERATING AND LITIGATION RISKS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS TO THE EXTENT NOT COVERED BY INSURANCE.

     Our operations are subject to all operating hazards and risks normally associated with handling, storing, transporting, and delivering combustible liquids such as propane. As a result, we may be a defendant in various legal proceedings and litigation arising in the ordinary course of business. Our insurance may not be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage. In addition, the occurrence of a serious accident, whether or not we are involved, may have an adverse effect on the public's desire to use our products.

WE MAY NOT BE ABLE TO MAKE ATTRACTIVE ACQUISITIONS OR INTEGRATE ACQUIRED COMPANIES, AND OUR INABILITY TO DO SO WOULD LIMIT OUR GROWTH.

     The retail propane industry is not a growth industry because of increased competition from alternative energy sources. In addition, because of long-standing customer relationships that are typical in the retail home propane industry, the inconvenience of switching tanks and suppliers and propane's higher cost relative to other energy sources, such as natural gas, we may have difficulty in increasing our customer base other than through acquisitions.

While our business strategy includes internal growth, we expect our growth to depend principally upon our ability to acquire other retail propane distributors at attractive prices, to successfully integrate them into our existing operations, and to make cost-saving changes. We cannot be sure that we will identify attractive acquisition opportunities. If we do, we cannot be certain that we will be able to complete these acquisitions on commercially acceptable terms. In particular, competition for acquisitions in the propane business has intensified and become more costly.

     If we acquire another business, we could have difficulty integrating its operations, systems, management and other personnel, and technology with our
own.     These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses, and affect our results of operations. Even if these difficulties could be overcome, we cannot assure you that the anticipated benefits of any acquisition would be realized.

     In addition, we may incur debt or issue equity securities to pay for any future acquisitions. Our ability to incur debt to finance acquisitions may be restricted by some of the covenants contained in our debt agreements. In addition, our access to capital and our acquisition activities also may be limited to the extent that our operating and financial results are adversely affected by warm winter weather or other factors. The issuance of equity securities could be dilutive to existing stockholders and could reduce the value of their shares.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements included in this prospectus regarding our financial position, business strategy, and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing, and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan," or "expect," we are making forward-looking statements.

     We believe that the assumptions and expectations reflected in the above stated forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have discussed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

     You are cautioned not to place reliance on forward-looking statements, which reflect management's analysis only as of the date of this prospectus. We assume no obligation to update forward-looking statements.

                             MARKET FOR COMMON STOCK

     As of June 1, 2002, we had 9,081,400 shares of common stock outstanding held by 131 stockholders of record. Our common stock is traded in the over-the-counter market and quoted under the symbol "TCRI." Prior to September 21, 2001, our common stock traded in the over-the-counter market under the symbol "EZUT." We trade on the "Pink Sheets, " which is a quotation service operated by Pink Sheets LLC (formerly the National Quotation Bureau, LLC), a quotation service distributed to broker/dealers and available on the Internet. The Pink Sheets does not impose listing standards or requirements, does not provide automatic trade executions, and does not maintain relationships with quoted issuers. Issuers whose securities are quoted on the "Pink Sheets" may experience a loss of market makers, a lack of readily available "bid" and "asked" price for their securities, and a general loss of liquidity in their securities.

     The following table set forth, for the periods indicated, the high and low bid information for the common stock. These bid prices were obtained from National Quotation Bureau, reflect interdealer prices, without retail markups, markdowns, or commissions and may not necessarily reflect actual transactions. Based on the very limited public float and trading in our common stock, we believe that such data is anecdotal and may bear no relation to the true value of our common stock or the range of prices that would prevail in a liquid market.

Year  Quarter  High Bid   Low Bid   Year  Quarter  High Bid   Low Bid
----  -------  ---------  --------  ----  -------  ---------  --------

2001      1st  $      --  $     --  2002      1st  $    0.33  $   0.10
2001      2nd         --        --  2002      2nd       0.55      0.08
2001      3rd       0.63      0.63
2001      4th       1.25      0.25

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by Goldbridge Capital. However, we will receive proceeds from any put or sale of common stock to Goldbridge Capital pursuant to the investment agreement if we choose to put shares to Goldbridge Capital subject to the terms and conditions of the investment agreement.

     We plan to use the proceeds that we may receive from the sale of shares to Goldbridge Capital to finance the acquisition of existing propane distribution companies and a single facility for non-hazardous waste water disposal and to implement our business plan. Because our ability to realize proceeds from the Goldbridge Capital agreement is dependent upon market conditions, which we cannot control, the actual amount we will realize cannot be determined at this time. The maximum amount we can realize is $8,000,000.

                                DIVIDEND POLICY.

     We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. Our board of directors intends to follow a policy of using retained earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our board of directors in light of conditions then existing, including our earnings, if any, financial condition, capital requirements and other factors.

                                    DILUTION

     As of March 31, 2002, the Company had an aggregate of 9,081,400 shares of common stock outstanding with a tangible book value of $103,363 or $0.01 per share. The offering of 1,000,000 shares will result in dilution to new shareholders in net tangible book value per share. Net tangible book value per share represents the difference between our total of net tangible assets and out total liabilities divided by the total number of outstanding shares. After giving effect to the sale by us of the 1,000,000 shares of common stock that we are offering at an initial public offering price of $___ per share, after deducting underwriting discounts and commissions and estimated offering costs payable by use our net tangible book value of March 31, 2002, would have been $_________ or $_____ per share. This represents an immediate increase in net tangible book value of $_____ per share to existing shareholders and an immediate dilution of $______ per share to the new investors. Dilution is determined by subtracting the net tangible book value per share after the offering from the amount of cash paid by a new investor for a share of common stock. The following table illustrates the per share dilution.

     Initial offering price
          Net tangible book value per shares as of March 31, 2002
          Increase per share attributable to new investors

     Net tangible book value per share after this offering

     Dilution per share to new investors
     The following table summarizes differences between our existing shareholders as of March 31, 2002 and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price per share paid by our then existing shareholders, by new investors with respect to the shares to be sold by us in this offering at the initial offering price of $___ per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

                         SHARES  PURCHASED   TOTAL CONSIDERATION  AVERAGE PRICE
                         NUMBER    PERCENT    AMOUNT    PERCENT     PER SHARE
                       ----------  --------  ---------  --------  -------------
Existing shareholders   9,081,400     90.1%  1,408,607            $        0.16
New Investors           1,000,000      9.9
Total                  10,081,400    100.0%               100.0%

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION.

     The following discussion should be read along with our financial statements, which are included in another section of this prospectus. This discussion contains forward-looking statements about our expectations for our business and financial needs. These expectations are subject to a variety of uncertainties and risks that may cause actual results to vary significantly from our expectations. The cautionary statements made in this Report should be read as applying to all forward-looking statements in any part of this prospectus. Since we are changing our business strategy, our reported financial information at December 31, 2001, and for the two years then ended may not be necessarily indicative of our future operating results or future financial condition.

Results of Operations for year ending December 31, 2001.

     During the year ended December 31, 2001, we had no commission income compared to commission income of $558,782 for 2000. Our predominant effort for 2001 consisted of the analysis of various industries in which to invest, seeking a balance of direction (the business upon which we will focus) and compatibility (blending a balance of established, sustained, less cyclical, repeating revenue), and higher margin and growth potential. We researched and found a logical vehicle, EZUtilities Corp., with which to merge, and began final due diligence, business planning, and capital formation efforts. Over the course of 2001 we contacted and met with numerous private equity funds, mezzanine debt funds, financiers, and angel investors to locate sources of capital that would be suitable for our acquisition strategies. General and administrative expense increased $164,050 or 41.9% from $391,818 in 2000 to $555,868 in 2001. This increase is primarily attributable to our increased efforts in pursuing potential acquisition candidates and financing sources rather than on our prior business. The balance of our time and effort was consumed with preparation for the acquisition of operating companies and procuring financing. We had a net loss from operations of $555,868 in 2001 compared to net income from operations of $166,964 in 2000.

     Other expenses increased $222,059 or 73.1% from $332,507 in 2000 to $554,566 in 2001. This increase was attributable to costs associated with our recapitalization and merger with EZUtilities Corp. in the amount of $422,090 offset by a decrease in loss of investments from $303,921 in 2000 to $107,874 in 2001. Interest expense and interest income were stable from year-to-year.

     Our total net loss for the year ended December 31, 2001, was $1,110,434 compared to a net loss of $165,543 in 2000. This significant increase was attributable to the decline in commission income and the expense incurred in connection with the recapitalization. Net loss per share increased from $(0.02) per share in 2000 to $(0.13) per share in 2001.

Liquidity and Capital Resources

     At March 31, 2002, we had no cash or cash equivalents on hand and short-term investments of $395,606, comprised of 100,000 shares of American Energy Services, Inc. (OTC AEYS) and 200,000 shares of Sabine Resources, Inc.

     In 2001 and the first quarter of 2002, we were funded with advances from our stockholders of $152,030 in 2001 and $15,000 in the first quarter of 2002 and the proceeds of the sale of 19,302 shares of common stock in 2001 in the amount of $47,125. In addition, we issued 1,239,361 shares of common stock for services valued at $690,042.

     On July 25, 2002, we entered into an investment agreement with Goldbridge Capital that will allow us, subject to specific conditions, to put or sell up to $8,000,000 of our common stock to them over a two-year period. In order to sell shares to Goldbridge Capital under the investment agreement we must have an effective registration statement on file with the SEC, we must have sufficient liquidity in our stock, and we must meet certain other minimum requirements under the agreement. We plan to use the proceeds that we may receive from the sale of shares to Goldbridge Capital to finance acquisitions and implement our business plan.

     As of March 31, 2002, our significant financial commitments or capital requirements include $223,366 in notes payable to stockholders and the current portion of long-term debt in the amount of $179,394.

     In addition to the funds available under the investment agreement with Goldbridge Capital, we are currently seeking financing from Strategic Bancorp, LLC and Phoenix Management Group, LLC.

     Our working capital requirements and cash flow from operations are expected to vary from quarter to quarter, depending on the success of marketing activities, operating expenses, capital expenditures, and other factors. We will need to raise substantial additional capital in order to succeed and to continue in business. Since inception, we have experienced negative cash flow from operations and will continue to experience negative cash flow for some time in the future. It is not expected that the internal source of liquidity will improve until significant net cash is provided by operating activities, and until then, we intend to rely upon external sources for liquidity. As of March 31, 2002, our sources of external and internal financing are limited. Our primary source of capital is currently our major stockholders, B. Britt Brooks and H.L. Schulle and a limited number of accredited investors.

     We may, in the future, experience significant fluctuations in our results
of operations.   We will be required to obtain additional debt and equity
financing or our illiquidity could suppress the value and price of our shares if and when a market for those shares becomes available.

                             DESCRIPTION OF BUSINESS

Company Overview

     From 1981 until 2000, we operated as a full service real estate company, acquiring, structuring, developing, and selling real estate investments and residential properties for our account and others. We also engaged in various activities related to the development, operation, and production of oil and gas properties. In addition, we have conducted various investment banking activities by assisting other companies with their fund-raising efforts. In June 2001 we decided to discontinue and divest our real estate and oil and gas operations and to redirect our business strategies to other areas.

     We have entered into three letters of intent to purchase businesses engaged in the retail distribution of propane and related equipment and supplies in Texas and New Mexico:

     - In June 2001, we signed a letter of intent to purchase Vista Propane, LLC based in Midland, Texas, which services Midland, Big Spring, Colorado City, Sweetwater, and Hamlin, Texas.
     - On March 29, 2002, we signed a letter of intent to purchase Myriad Gas Company, LLC, which operates in Travis County, Texas. We completed the acquisition of Myriad Gas on June 24, 2002.
     - On April 30, 2002, we signed a letter of intent to purchase Dawson Propane Company, Inc., Hunt County Propane Company, Inc., and Progas, Inc., which operate in Whitewright, Greenville, and southeast Dallas County, Texas.

Our business strategy is to extend and consolidate our presence in these markets and other strategically attractive markets, initially in Central, West, and Southwest Texas and New Mexico, primarily through the acquisition of other propane distributors. To address the seasonal nature of our business and its impact on our earnings and cash flow, we will also seek to acquire and develop related retail and service business lines. We also plan to continue to pursue internal growth of existing operations by acquiring new customers, retaining existing customers, and selling additional products and services to our customers.

     We have also entered into a Stock Purchase Agreement dated as of March 24, 2002, to acquire certain outstanding securities and indebtedness of Crossroads Environmental Corp., which owns a partially built non-hazardous wastewater disposal facility in the Houston, Texas area.

     In addition, on June 18, 2002, we entered into a letter of intent with Visual Intelligence Systems, Inc. to exchange 1,000,000 shares of our preferred stock for all of the outstanding common stock of Visual Intelligence. On July 19, 2002, we commenced an exchange offer for up to 100% of the outstanding common stock of Visual Intelligence in exchange for an aggregate of 1,000,000 shares of our Series A 8% convertible preferred stock. Visual Intelligence is an aerial information company that combines its own proprietary camera array and Lidar (topographical), global positioning (GPS), and underlying census/demographic information to provide a total information package to infrastructure developers, real estate developers, and linear asset holders (pipelines, rail lines, shipping and transportation companies) for monitoring and planning purposes

     Prior to 2001, our activities encompassed all phases of the real estate industry, including the acquisition of property as an investment and the acquisition and development of commercial and residential properties. We continue to hold approximately 130 residential lots located on Lake Holbrook approximately 25 miles northwest of Tyler, Texas in Northeast Texas. These lots are currently held for sale as a group.

Myriad Gas Company, LLC Purchase

     We completed the purchase of an 85% interest in Myriad Gas on June 24, 2002. Myriad Gas was established to provide liquid propane gas distribution systems for residential and commercial developments in Central Texas. Myriad Gas provides propane service to homes in new residential developments by installing the polyethylene pipe distribution system within the development, as well as the liquid propane gas storage facilities and lateral distribution pipeline into the development. Myriad Gas owns and operates the system, providing gas services to the homeowners where natural gas is not available. Myriad Gas currently provides service to a limited number of residences and business in the Austin, Texas area. Myriad Gas has entered into agreements to provide propane service to five residential subdivisions that will include approximately 650 homes when fully built-out. Myriad Gas estimates that its current assets are approximately $400,000.

     We purchased an 85% interest in Myriad Gas from Robert R. Shockley in exchange for the issuance of 100,000 shares of common stock and the future issuance of up to 200,000 additional shares of common stock if certain revenue levels are achieved by the business.

     Myriad Gas has one employee. Mr. Shockley will remain as the manager of Myriad Gas.

Vista Propane LLC Purchase

     On June 26, 2001,we entered into a letter of intent to purchase Vista Propane, LLC for $3,500,000 in cash. Vista has operations in Midland, Big Spring, Colorado City, Sweetwater, and Hamlin, Texas. Vista Propane distributes propane, gasoline and diesel fuel to more than 4,500 customers and had total sales of approximately $8.9 million in 2001.

Mallory Companies Purchase

     On April 30, 2002, we signed a letter of intent with Stan Mallory to purchase Dawson Propane Company, Inc., Hunt County Propane Company, Inc., and Progas, Inc., which operate in Whitewright, Greenville, and southeast Dallas County, Texas. We are currently negotiating the terms of the purchase.

     These three companies currently provide retail propane distribution to approximately 2,000 customers and had total revenues of approximately $2.6 million for the eleven-month period ended May 31, 2002. The Mallory companies currently employ 21 individuals with eleven routes being served. All employees have contracts that include non-compete provisions.

Propane Industry Overview

     Propane, a by-product of natural gas processing and petroleum refining, is a clean-burning energy source recognized for its transportability and ease of use relative to alternative forms of stand-alone energy sources. Our retail propane business consists principally of transporting propane to tanks located on our customer's premises. Retail propane use falls into three broad categories: residential, commercial and industrial, and agricultural. Residential customers use propane primarily for space and water heating, as well as central heating, clothes drying, cooking, air conditioning, and gas grills. Industrial customers use propane primarily as a fuel for vehicles, forklifts, and stationary engines, to fire furnaces, as a cutting gas, in mining operations, for temporary heat for constructions sites, nurseries and sporting events, power generation, hot-tar roofing, as a feedstock for plastic bags, and in other process applications. There are an estimated 80,000 buses, taxis, and trucks using propane as an alternative fuel. Commercial customers, such as restaurants, motels, laundries, and commercial buildings, use propane in a variety of applications, including cooking, heating and drying. In the agricultural market, propane is primarily used for fuel for equipment, tobacco curing, crop drying, and poultry brooding.

     Approximately 60 million people in the United States use propane at the following annual consumption levels:

                                                 ANNUAL USAGE
                                                   (GALLONS)
                                                ---------------
             Utility/Gas industry usage             788 million
             Internal combustion engine usage       507 million
             Other uses (includes agriculture)    1.500 billion
             Residential/Commercial usage         5.400 billion
             Chemical/Industrial usage            9.000 billion
                                                ---------------
             Total                               16.486 billion

     Propane is extracted from natural gas or oil wellhead gas at processing plants or separated from crude oil during the refining process. Propane is normally transported and stored in a liquid state under moderate pressure or refrigeration for ease of handling in shipping and distribution. When the pressure is released or the temperature is increased, it is usable as a flammable gas. Propane is both colorless and odorless; an odorant is added to allow for its detection. Propane is clean burning, producing negligible amounts of pollutants when consumed.

     The retail market for propane is seasonal because it is used primarily for heating in residential and commercial buildings. Approximately 75% of our retail propane volume is sold during the six-month peak-heating season from October through March. Consequently, sales and operating profits are generated mostly in the first and fourth calendar quarters of each year.

     According to the American Petroleum Institute, the domestic retail market for propane is approximately 12.1 billion gallons annually. This represents approximately 5% of household energy consumption in the United States. This level has not changed materially over the previous two decades. Propane competes primarily with electricity, natural gas, and fuel oil as an energy source, principally on the basis of price, availability, and portability. In certain parts of the country, propane is less expensive to use than electricity for space heating, water heating, clothes drying, and cooking. Propane is generally more expensive than natural gas on an equivalent British Thermal Unit (BTU) basis in locations served by natural gas, but serves as an alternative to natural gas in rural and suburban areas where natural gas is unavailable or portability of product is required. The expansion of natural gas into traditional propane markets has been inhibited by the capital costs required to expand pipeline and retail distribution systems. Although the extension of natural gas pipelines tends to displace propane distribution in areas affected, we believe that new opportunities for propane sales arise as more geographically remote neighborhoods are developed. Although propane is similar to fuel oil in certain applications and market demand, propane and fuel oil compete to a lesser extent than propane and natural gas, primarily because of the cost of converting to fuel oil. The costs associated with switching from appliances that use fuel oil to appliances that use propane are a significant barrier to switching. By contrast, natural gas can generally be substituted for propane in appliances designed to use propane as a principal fuel source.

     In addition to competing with alternative energy sources, we compete with other companies engaged in the retail propane distribution business. Competition in the propane industry is highly fragmented and generally occurs on a local basis with other large full-service multi-state propane marketers, thousands of smaller local independent marketers, and farm cooperatives. Based on industry publications, we believe that the 10 largest retailers, including Cornerstone Propane Partners, L.P. (NYSE: CNO), Ferrellgas Partners, L.P. (NYSE: FGP), Star Gas Partners, L.P. (NYSE: SGH), Suburban Propane Partners, L.P. (NYSE: SPH), Heritage Propane Partners, L.P. (NYSE: HPG), Inergy LP (Nasdaq NMS: NRGY), and

All Star Gas Corporation, account for less than 36% of the total retail sales of propane in the United States and that no single marketer has a greater than 10% share of the total retail market. Our retail distribution branches generally compete with five or more marketers or distributors. Each retail distribution outlet operates in its own competitive environment. While retail marketers locate in close proximity to customers to lower the cost of providing delivery and service, the typical retail distribution outlet has an effective marketing radius of approximately 35 miles. In certain rural areas the marketing radius may be extended by a satellite location.

     Retail propane distributors typically price retail usage based on a per gallon margin over wholesale costs. As a result, distributors generally seek to maintain their operating margins by passing costs through to customers, thus insulating themselves from volatility in wholesale propane prices. During periods of sudden price increases in propane at the wholesale level costs, distributors may be unable or unwilling to pass entire cost increases through to customers. In these cases, significant decreases in per gallon margins may result.

     The propane distribution industry is characterized by a large number of relatively small, independently owned and operated local distributors. Each year a significant number of these local distributors have sought to sell their business for reasons that include retirement and estate planning. In addition, the propane industry faces increasing environmental regulations and escalating capital requirements needed to acquire advanced, customer-oriented technologies. Primarily as a result of these factors, the industry is undergoing consolidation, and we, as well as other national and regional distributors, have been active consolidators in the propane market. In recent years, an active, competitive market has existed for the acquisition of propane assets and businesses. We expect this acquisition market to continue for the foreseeable future.

Myriad Gas

     Myriad Gas was established in 2000 to provide liquid propane gas distribution systems for residential and commercial developments in the Central Texas area. Myriad Gas provides service to homes in the new developments by installing the polyethylene pipe distribution system within the development, as well as the storage facilities and lateral pipeline into the development. Myriad Gas owns and operates the system, providing gas service to the homeowners.

     Natural gas and liquid propane play a critical role in satisfying the residential energy need for economical, clean fuel. US Census data show that the majority of the new homes built use either natural gas or propane as their primary heating fuel. The prospective new homeowner desires the gas option for economic and environmental reasons. Builders and developers of residential construction that offer gas have an advantage in making up-scale sales. Consequently, in order to accommodate the market demand, gas distribution systems must be developed before the full economic benefit of gas can be realized in the suburban and exurban areas. The availability of natural gas to an area determines the type of gas to be used. If natural gas is not economically feasible, the propane alternative provides the solution to the high energy costs of electricity. The potential of extending natural gas service to an area depends on gas equipped homes being in place in order to justify installation of lines into the area. Whether natural gas or propane is required, Myriad Gas is capable of providing the system that will furnish gas service to customers.

     The principals in Myriad Gas were instrumental in developing and marketing the original concept of utilizing propane to serve new developments that are not economically feasible to serve with natural gas. In recognition of the opportunities in the upscale neighborhoods in the West Austin area and near the City of Lakeway, Myriad Gas was formed in the year 2000. Myriad Gas's first development was Flintrock Falls and it has since installed pipe in three more residential developments and one commercial development.

     The projects involve installation of the polyethylene distribution system in the streets and utility easements of the development with service lines to each residential lot and the polyethylene pipe lateral from the storage facilities. Typical residential meters and regulators will provide gas from the system to each residence. Myriad Gas arranged with BNC Engineering of Georgetown, Texas to provide the design and engineering work necessary to meet the strict guidelines established by Texas Railroad Commission, LP-Gas division, the Pipeline Safety division, and any local ordinances.

     Myriad  Gas  provides  the  following  for  each  project:

     - Design engineering according to National Fire Prevention Act No. 58 and 59, as well as the Texas Railroad Commission standards as set forth in Title 16, Texas Administrative Code, Sections 7.70-7,73 and Sections 7.80-7.87, including federal standards Title 49, Code of Federal Regulations, Parts 192, 195 and 199, as well as local ordinances and rules.
     - Materials/equipment acquisition and transportation, meeting or exceeding the standards in the above referenced rules and regulations.
     - Installation, construction of the meter/regulation facilities and appurtenances, in accordance with the applicable rules and regulations.
     - Construction of lateral, distribution mainline and service lines to each lot, by contractor(s) certified in polyethylene fusion by the nearest local distribution company of natural gas (in this case Southern Union Propane Company (SuPro) and/or TXU Gas).
     - Inspection and testing by accepted methods, along with as-built drawings for submission to the Texas Railroad Commission and other authorities.

Vista Propane

     History. Vista Propane, LLC was established in 1996 to acquire rural propane, gasoline and diesel distributors throughout West Texas. Vista is a holding company that purchased five established distributorships over the past four years, and has grown to serve over 4,500 customers in West Texas. Its customers are mostly farm and ranch operations and rural companies.

     Vista purchases its propane from the Huntsman plant in Odessa, Texas and Mitchell Energy's plant in Sterling City, Texas. Vista has purchase agreements from two other companies for back up purposes. Vista's assets consist of real estate, service trucks and trailers, bobtail trucks, transport tractors and trailers, truck mounted tanks, propane storage tanks, and trailer tanks.

     Vista is focused on a strategy of expanding its services and growing its customer base through the acquisition and/or merger of complementary propane distribution companies. Vista has targeted suburban and rural distributorships, where an opportunity has been created by the retirement age of smaller operators. Generally, these purchases can be made at or near asset value at low multiples of income. With its customer base growing, management believes that other products and services can generate additional revenues.

     Vista has been involved in every facet of the propane and gasoline/diesel distribution business. Vista supplies propane tanks to farms, ranches, and rural businesses. In some cases, it rents tanks; and in other cases, it supplies them to users at no charge. The Company has four retail locations that sell gasoline and diesel in Midland.

     Management at Vista has been aggressive in developing higher margin business while eliminating lower margin accounts. Retail propane sales consistently provide higher margin; and we plan to encourage employees at Vista to enroll new retail business with sales contests and a fixed reward structure for bringing in new propane business.

     Competition. Vista has a number of competitors in its geographic market territory. All of the competitors are independent, local operators. In the Midland market, there are two main competitors; in the Colorado City and Big Spring area there are two competitors; and in the Sweetwater/Hamlin area there are three competitors. Competition typically consists of a bobtail delivery truck that picks up propane at the rack and delivers it to the end user. Vista is the largest company in terms of gallons sold in all of its markets.

     There are a number of large, well-capitalized competitors. However, none has entered the rural, Texas and New Mexico markets as of this date

     Targeted Acquisitions.     We have identified five additional propane
wholesalers as potential acquisitions. These distributors are located in West Texas, Southwest Texas, and New Mexico. They range from $2.5 million to $12 million in annual revenue.

     These acquisitions are consistent with our business strategy and future objectives. We believe that as the industry continues to consolidate, small to mid-size rural distributorships will remain below the radar screens of larger propane distributors. However, these acquisitions will provide substantial growth and incremental returns.

Non-Hazardous Waste Disposal - Crossroads Environmental LLC

     We have entered into a stock purchase agreement with certain shareholders and creditors of a non-hazardous waste (NOW) facility north of Houston, Texas to
acquire the company, Crossroads Environmental, LLC.   The facility currently has
two deep disposal well permits granted by the Texas Natural Resources Conservation Commission (TNRCC). The first of the two wells was drilled to a depth of 6,500 feet. Following the completion of the drilling of the first well, Crossroads ceased operations and has been dormant since early 2000.

     Pursuant to the stock purchase agreement we will initially acquire a convertible promissory note issued by Crossroads Environmental in the original principal amount of $3,000,000 convertible into 66% of the capital stock of Crossroads Environmental and approximately 6% of the outstanding common stock in exchange for a cash payment of $850,000 and warrants to purchase 1,000,000 shares of common stock issuable over the three years following closing if certain milestones are achieved.

     Crossroads spent eight years and approximately $2.6 million to proceed to its current status. As of June 1, 2002, the site sits idle, with a well drilled, and no surface infrastructure in place. Surface infrastructure will be composed of: injection pumps, blending and storage tanks, filters and related pump transfer pumps, and controls and monitoring instruments

     The site will have an annual capacity of 360 million gallons, and an estimated 40-year life.

     Disposal Facts:

     - Texas produces 24% of the non-hazardous wastewater produced in America.
     -    Wastes are a by-product of most manufacturing processes.
     -    40% of this wastewater is deep-well injected.

Alternative methods of dealing with wastewater include: incineration, biological or chemical treatment, landfill in properly located and constructed sites, and injection into naturally composed trapping formations thousands of feet below the earth's surface. Of these four methods, only deep-well injection does not have the potential to eventually find problems with the atmosphere or groundwater.

     Competition

     Currently GNI Group serves as competition in deep-well injection alternative to our site. Research has indicated that GNI's average charge is $0.21 per gallon and its actual cost of disposal is $0.12 per gallon. We have concluded that in a competitive environment, we could charge $0.12 per gallon disposal to our best customers and achieve profitability at a level of 9.6 million gallons of disposal per year.:

     Certain waste generators located only a few miles from the site have indicated an interest in disposing of their annual production of non-hazardous waste. Historical volumes have run from 37.4 to 66.1 gallons per year.

     Independent waste brokers place significant volumes annually, and our site would afford them increased margins and reduced costs to their customers.

     The U.S. Environmental Protection Agency has conducted a study indicating that deep well injection is safer than virtually all other wastewater practices. Deep well in our case is defined as greater than 6,500 ft., 5,000 feet below
the nearest drinking water.   At this level, the water is encased both below and
above, by a layers of shale. The site is not near any oil and gas production, and is located in an area that is within economic hauling distance of Dallas, and the entire Gulf Coast Area of Texas.

Visual Intelligence

     Visual Intelligence was incorporated in 1995 and is a digital aerial image and data collection, processing, and mapping services company. Visual Intelligence delivers high resolution orthorectified (corrected for the Earth's curvature) aerial maps with sub-meter accuracy throughout, using hardware and software systems developed and built internally over the past six years. Delivery can be made by conventional disk drive, digital tape, CR-ROM, or over the Internet.

     VISI's technology also allows the co-registering (tying together) of other digital data from multiple sources to the images collected. The core value of VISI's data gathering for its customer is summarized as "more data, tied together by the pixel, with more accuracy, delivered months quicker." By virtue of its proprietary software, VISI ties all information together at the pixel level. This unique tool allows VISI to deliver data for a given area on an a la carte basis.

     Conventional one-meter film photography is only required by U.S. Geological Survey (USGS) standards to be positionally accurate to plus or minus 12 meter throughout the delivered photography. Traditionally, plus or minus one meter positional accuracy has been obtainable only at predetermined and manned ground control points. Furthermore, the time to process traditional film data to correct it orthographically for true earth position has been lengthy. VISI's technology allows the acquisition and quick generation of high-resolution color and grayscale maps that are sub-meter in positional accuracy. In addition, non-photographic data that may be of high interest to a customer is married with the photographic data. As each digital pixel is tied to all data collected, VISI can dynamically accumulate, integrate, and process digitally collected vertical elevation data and spectral data associated with the imagery. All the images and data collected are tied dynamically to accurate positional information.

     VISI's plan for the next twelve months is to build up to an ongoing and consistent level of 2,000 miles per month of pipeline services in the U.S for routine, orthographically corrected digital imagery. Focus will also include military applications of VISI technology.

     Competition

     The U.S. Commercial markets for aerial photography and associated services of interest to VISI are estimated to total approximately $1.6 billion annually. These markets include security documentation and evaluation, pipeline engineering and route documentation, real estate evaluations, environmental, regulatory and impact statements, facility selection and management information, resource evaluation, and the federal government. All need high quality, high positional accuracy photography and associated data that can be delivered quickly. Most of these markets are serviced by fragmented, highly localized firms. We believe that these markets gain benefits from increased resolution, better positional accuracy, and speed of delivery that VISI's technology can provide.

      In the commercial arena, most aerial photography competition comes from 150 localized, privately held, traditional film companies belonging to the Management Association for Private Photgrammetric Surveyors (MAPPS). Some of the larger MAPPS firms, such as EarthData Aviation and Technologies have estimated revenues in the $50 million range.

     Eastman Kodak Company Aerial Imaging is in the process of filming 95 major U.S. cities on speculation. This project represents approximately 250,000 square miles of photography that Kodak intends to bank for resale. Positional accuracy is to USGS standards of plus or minus one meter at control points and plus or minus 12 meters throughout the imagery.

     Space Imaging, Inc., a joint venture of Lockheed Martin Corp., Raytheon, Inc., Mitsubishi Corp., Eastman Kodak Co., Singapore's Van Der Horst, the Swedish Space Corporation and other partners, operates the largest constellation of Earth imaging satellites and resells photogrammetric data obtained from its proprietary satellites under the CARTERRA(TM) brand name, primarily to the U.S. and foreign governments. Space Imaging's color data is not resolute with plus or minus four meters pixel resolution and positional accuracy of plus or minus twelve meters. Delivery of orthorectified data can be quite slow depending on the area of interest and is quite expensive.

Employees

     As of June 30, 2002, we had five full-time employees all of whom were general and administrative. None of our employees is a member of a labor union. We believe that our relations with our employees are satisfactory.

Government Regulation

     We are subject to various federal, state, and local environmental, health and safety laws and regulations related to our propane business as well as those related to our ammonia and butane transportation operations. Generally, these laws impose limitations on the discharge of pollutants and establish standards for the handling of solid and hazardous wastes. These laws generally include the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Air Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right to Know Act, the Clean Water Act and comparable state or local statutes. CERCLA, also known as the "Superfund" law, imposes joint and several liability without regard to fault or the legality of the original conduct on certain classes of persons that are considered to have contributed to the release or threatened release of a hazardous substance into the environment. While propane is not a hazardous substance within the meaning of CERCLA, other chemicals used in our operations may be classified as hazardous. These laws and regulations could result in civil or criminal penalties in cases of non-compliance or impose liability for remediation costs. To date, we have not received any notices in which we are alleged to have violated or otherwise incurred liability under any of the above laws and regulations.

     National Fire Protection Association Pamphlets No. 54 and No. 58, which establish rules and procedures governing the safe handling of propane, or comparable regulations, have been adopted as the industry standard in all of the states in which we operate. In some states these laws are administered by state agencies, and in others they are administered on a municipal level. Regarding the transportation of propane by truck, we are subject to regulations promulgated under the Federal Motor Carrier Safety Act. These regulations cover the transportation of hazardous materials and are administered by the United States Department of Transportation. We maintain various permits that are necessary to operate some of our facilities, some of which may be material to our operations. Management believes that the procedures currently in effect at all of our facilities for the handling, storage and distribution of propane are consistent with industry standards and are in compliance in all material respects with applicable laws and regulations.

     On August 18, 1997, the U.S. Department of Transportation published its Final Rule for Continued Operation of the Present Propane Trucks. This final rule is intended to address perceived risks during the transfer of propane and required. On October 15, 1997, five of the principal multi-state propane marketers filed an action against the U.S. Department of Transportation in the United States District Court for the Western District of Missouri seeking to enjoin enforcement of the Final Rule for Continued Operation of the Present Propane Trucks. On February 13, 1998, the Court issued a preliminary injunction prohibiting the enforcement of this final rule pending further action by the Court. This suit is still pending. In addition, the FY 1999 Transportation Appropriations Act was signed in October 1998, which included a provision restricting the authority of the U.S. Department of Transportation from enforcing specific provisions of the Final Rule for Continued Operation of the Present Propane Trucks. At this time, we cannot determine the likely outcome of the litigation or the proposed legislation or what the ultimate long-term cost of compliance with the Final Rule for Continued Operation of the Present Propane Trucks will be to us and the propane industry in general.

     Future developments, such as stricter environmental, health or safety laws and regulations could affect our operations. It is not anticipated that our compliance with or liabilities under environmental, health and safety laws and regulations, including CERCLA, will have a material adverse effect on us. To the extent that we do not know of any environmental liabilities, or environmental, health or safety laws, or regulations are made more stringent, there can be no assurance that our results of operations will not be materially and adversely affected.

     All aspects of the storage and transportation of propane in Texas are regulated by the Texas Railroad Commission. Distributor's and transporter's of propane in Texas must obtain appropriate licenses that require at least one supervisory person to pass appropriate examinations administered by the Texas Railroad Commission, for the license applicant to obtain and maintain certain insurance coverages, and the distributor or transporter to operate in compliance with applicable rules and regulations.

Litigation

     Our operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time we are a defendant in various legal proceedings and litigation arising in the ordinary course of business. We maintain insurance policies with insurers in amounts and with coverages and deductibles as the managing general partner believes are reasonable and prudent. However, we cannot assure that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal and property damage or that these levels of insurance will be available in the future at economical prices. In addition, the occurrence of an explosion may have an adverse effect on the public's desire to use our products.

                                   MANAGEMENT

     The following table sets forth certain information regarding the members of our board of directors and its executive officers:

     Name                  Age           Position

     Henry A. Schulle       37  Chairman of the Board and President

     Brandon Britt Brooks   42  Vice President, Secretary/Treasurer and Director

     Louis A. Ross, Ph.D.   66  Director

     James H. Short         60  Director

     H.L. Schulle           66  Vice President

     Ronald A. Fritzen      57  Chief Financial Officer

     Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years. All of the directors and officers are citizens of the United States.

     Henry A. Schulle has served as President and Chairman of the Board of Directors of the Company since January 1997. He served as Chairman of the Board of Unicorp, Inc., which traded on the OTC Bulletin Board from November 1991 until January 1998. Mr. Schulle negotiated the merger of Unicorp, Inc. with United States Refining Company, a diversified, vertically integrated petroleum refining and petrochemical company. Since January 1998, Mr. Schulle has been employed by Dell Computer Corporation. He also serves as the Chairman of the Board of Martex Trading Company, Inc., a closely held corporation, which has been active in the oil and gas industry as well as real estate investments and development.

     B. Britt Brooks has served as Vice President, Secretary, Treasurer, and a Director of the Company since January 2000. He also serves on the board of Sabine Resources, Inc., a natural gas storage company. From 1996 to 1999 he provided strategic modeling services, raised capital, and performed duties as chief financial officer for various small-cap and pre-IPO companies on an independent basis, including Nutek, Inc., a public oil and gas company. He was an associate at Seahorse Capital from 1990 to 1993 and Sunbelt Capital from 1993 to 1995 providing similar services. In 1988 he was part of a team hired to establish a securities brokerage division at Imperial Savings Association. In 1989, that team moved to Cal Fed Savings to build a financial services arm. From 1982 to 1988 he was employed by Merrill Lynch Pierce Fenner & Smith in Midland, Texas. Mr. Brooks received a B.A. in Economics with a minor in Finance from Texas Tech University in 1982.

     Louis A. Ross, Ph.D., has been a director of the Company since 2000. He has a broad management and corporate development experience in the petrochemical and thermoplastics industries derived from 30 years of experience in technical, development, commercial and operating functions. Dr. Ross received a B.S. in Chemistry from Loyola University of Chicago, a Ph.D. in Chemistry from Indiana University, and is a graduate of the Program for Management Development of the Harvard University Graduate School of Business. Currently he is the President of a privately held limited partnership doing advanced research and development in high performance plastics. He was previously Vice President of Planning and Development for the Westlake Group from 1989 to 1995. Prior positions included those of Managing Director for Research, Engineering and Business Planning for the Chemicals Group of United States Steel Corporation from 1981 to 1986. Mr. Ross earlier worked for Gulf Oil Corporation from 1969 to 1981 with his last position that of Worldwide Director of Chemicals Business Planning.

     James H. Short has been a director of the Company since 2000.   Mr. Short
is the Vice President of Marketing of Sabine Resources, Inc. Mr. Short has been associated with ENCON on an independent contractor basis since 1984. From 1979 to 1984, he was senior vice president and director of Coronado Transmission Company with responsibilities for gas acquisition, transportation, and sales throughout the Southern States and Rocky Mountain area. Mr. Short served as Vice President of Corporate Planning and Vice President of Gas Supply, Transportation and Sales of Lovaca Gathering Company from 1972 to 1979. He was employed by Cities Service Oil Company from 1966 to 1972. Mr. Short holds a B.S. degree from the University of Tennessee.

     H.L. Schulle has been an officer of the Company since its formation in March 1981. Mr. Schulle has been active in the real estate and oil and gas businesses for more than two decades during which time he has been an advisor for structuring and raising capital for a number of ventures and the operation and management of the ventures. In addition, he has formed a number of privately held and closely held corporations and the formation and operation of three publicly traded companies including Unicorp, Inc. and TCRI. Mr. Schulle received a B.S. in Chemistry and Math from Southwest Texas State University. He is the father of Henry A. Schulle.

     Ronald A. Fritzen joined the Company as Chief Financial Officer in June, 2002. He was with The Tolaram Group, a worldwide investment company based in Singapore, from 1989 to 2002 in the position of Chief Financial Officer for three companies and for the last three years as Chief Operating Officer of a polymer manufacturing company. With Tolaram he assisted in the start-up of three new companies, one an asset purchase, and two green field startups. Prior to 1989, he had a diversified background in various accounting positions in oilfield equipment manufacturing. He received a B.S. degree from Aquinas College in 1967 in Economics and a minor in Accounting.

     Within the last five years, no director, executive officer, promoter, or control person has been convicted in or the subject of a criminal proceeding (excluding traffic violations and other minor offenses). Similarly, no bankruptcy petitions have been filed by or against any business of which any director, officer, executive officer, promoter, or control person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. No director, executive officer, promoter, or control person has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activity or been found by a court of competent jurisdiction (in a civil action) to have violated a federal or state securities or commodities law.

     No compensation was awarded to, earned by, or paid to Henry A. Schulle, our chief executive officer, during the last three fiscal years. No other executive officer of the Company was awarded, earned, or paid compensation in excess of $100,000 during the last three fiscal years. No options were granted to or exercised by any of our executive officers during the last fiscal year. We do not have any long-term incentive, compensation, or stock option plans or written employment agreements with any of our executive officers.

     Henry A. Schulle devotes only a part of his time to the management of TCRI. Because he has other business obligations, he may not spend as much time as needed on our business in order to maximize its success. When competing demands on his time arise, we cannot insure that the needs of TCRI will have priority over the other demands placed upon his time.

     Executive Compensation

     We have accrued annual salaries of $30,000 for the year ended December 31, 2001, and $50,000 for the year ended December 31, 2000, for each of Mr. Brooks and H.L. Schulle. Commencing on January 1, 2002, we began accruing salaries of $7,000 per month to each of Mr. Brooks and Mr. Schulle and a salary of $6,000 per month to Mr. Ross.

     On April 12, 2000, we issued 20,000 shares of common stock to Mr. Ross for services provided to us. On May 3, 2001, we issued 10,000 shares of common stock to Mr. Short as a director's fee. In addition, on December 31, 2001, we issued 13,681 shares of common stock to H.L. Schulle for services provided to us.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          At June 1, 2002, there were 9,081,400 shares our common stock outstanding, which were held by approximately 131 shareholders of record. The following table sets forth the beneficial ownership of the shares of our common stock as of the close of business on May 1, 2002, of each person known by us to own beneficially five percent or more of our common stock and of each of our directors and our officers and directors as a group. For purposes of this table a person is considered to be a beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of any option, warrant, or conversion of a security.

                                                          Shares Beneficially    Percent
Name of Shareholder                       Title                  Owned          Ownership
--------------------------------  ----------------------  --------------------  ---------
B. Britt Brooks (1)               Vice President and             3,607,844 (2)       39.7
                                  Director
Henry A. Schulle (1)              President and Director         2,047,500 (3)       22.5
H.L. Schulle                      Vice President                   691,547 (4)        7.6
Louis A. Ross, Ph.D.              Director                          65,000              *
James H. Short                    Director                          33,586              *
All officers and directors as a
group (5 persons)                                                6,445,477           71.0

(4)  Address is 7500 San Felipe Road, Suite 475, Houston, Texas 77063.
(5) Includes 1,462,500 shares owned by the Throneberry Trust of which Mr. Brooks is the trustee and 162,500 shares owned by Mr. Brooks' spouse.
(6) Includes 1,625,000 shares owned by the THC Trust of which Mr. Schulle is the trustee and 32,500 shares held by Henry A. Schulle, as trustee.
(4) Includes 195,000 shares owned by The SMT Trust of which Mr. Schulle is the trustee, 11,963 shares held by Mr. Schulle, as trustee, and 162,500 shares owned by Mary C. Schulle, Mr. Schulle's spouse.
(*) Less than one percent.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     The following are brief descriptions of transactions between us and any of our directors, executive officers or shareholders known to us to own beneficially more than 5% of our shares, or any member of the immediate family of any of those persons, or other entities in which such persons beneficially own more than 5%.

     As of March 31, 2002, we were indebted to Mr. Brooks and Mr. H.L. Schulle in the aggregate amount of $223,366. Such indebtedness is not interest bearing, is not collateralized, and is payable upon demand.

     On July 25, 2002 we entered into an investment agreement with Goldbridge Capital, LLC, which is described in detail earlier in this prospectus. Under this agreement, Goldbridge Capital is required to purchase up to $8,000,000 of our common stock. We issued a warrant to purchase 750,000 shares of common stock to Goldbridge Capital on July 25, 2002, in connection with Goldbridge Capital's commitment as an underwriter.


                            DESCRIPTION OF SECURITIES

     Our authorized stock consists of 100,000,000 shares of common stock with a par value of $.001 and 20,000,000 shares of preferred stock with a par value of $1.00. Prior to this offering, 9,081,400 shares of common stock were issued and outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, in each case, as amended to date, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

Common Stock

     Each share of common stock has the sale relative rights and is identical in all respects with every other share of common stock. Each share is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. All voting is noncumulative, which means that the holders of a majority of the shares voting for the election of the directors can elect all the directors, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality vote, i.e, the nominee receiving the most votes even though less than a majority is elected. The board of directors may issue shares for consideration of previously authorized but unissued stock without stockholder action. Holders of common stock are not entitled to preemptive rights with respect to the issuance of shares, redemption rights, or sinking fund provision.

     The holders of outstanding shares of common stock are entitled to receive pro rata dividends and distributions out of assets legally available at such times and in such amounts as the Board of Directors may determine to be in the best interests of the shareholders subject to any prior rights of outstanding shares of preferred stock. Upon liquidation, dissolution, or winding up, the holders of the common stock are entitled to receive pro rata all of the assets available for distribution to common shareholders.

     All outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. No material potential liabilities are anticipated to be imposed on shareholders under state statutes.

     There are no outstanding options, warrants, or calls to purchase any of the authorized shares of common stock other than warrants to purchase 750,000 shares issued to Goldbridge Capital.

Preferred Stock

     We are also authorized to issue up to 20,000,000 shares of preferred stock from time to time in one or more series. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our Board of Directors may adopt resolutions to issue shares of preferred stock, to fix the number of shares, to change the number of shares constituting any series, and establish the voting rights, designations, rights, preferences, relative participating, option, or special rights, qualifications, limitations, and restrictions of each class or series of preferred stock, including dividend rates, terms of redemption, redemption prices, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by our shareholders. At this time we have not issued any preferred stock.

     Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of the our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock or any existing preferred stock. For example, any preferred stock issued may rank prior to the our common stock or any existing preferred stock as to dividend rights, liquidation preference or both, may have full or limited voting rights, and may be convertible into shares of common stock or any existing preferred stock. As a result, the issuance of shares of preferred stock may discourage bids for the our common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.

     Series A Preferred Stock

     In connection with our exchange offer for VISI we have authorized the issuance of up to 1,000,000 shares of Series A 8% convertible preferred shares. The holders of the preferred shares are entitled to receive, as and when declared out of funds legally available therefore, annual dividends of $0.08 per preferred share. Such dividends are cumulative from the date the preferred shares are issued whether or not on any dividend payment date a dividend shall be declared or there shall be funds legally available for payment of dividends. All cumulative dividends must be paid before any cash dividends may be paid on common stock. Dividends will be paid in cash. Holders of Series A preferred shares have the right to one vote for each share of common stock into which a preferred share is convertible with respect to all matters upon which holders of shares of common stock are entitled to vote and are entitled to receive any and all notices that holders of shares of common stock are entitled to receive. Except as otherwise provided in our restated certificate of incorporation or by law, the preferred shares vote with the common stock as a single class.

     Each Series A preferred share is convertible commencing 12 months after the date of issue, at the option of the holder, into one share of common stock. The conversion ratio is subject to adjustment for stock dividends, stock splits, reverse stock splits and similar transactions. Each Series A preferred share ranks prior to each share of common stock with respect to the distribution of assets upon a liquidation, dissolution or winding-up of TCRI. In the event of any such liquidation, dissolution or winding-up, all of our assets or surplus funds will be distributed first, ratably among the holders of preferred shares until the holders of preferred shares have received $1.00 per share plus any declared but unpaid dividends, and second, to the holders of common stock or other class of capital stock ranking junior to the Series A preferred shares.

TEXAS LAW AND CERTAIN CHARTER PROVISIONS

     Classified Board of Directors. Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of shareholders. Shareholders may remove a director only for cause and only upon the vote of holders of at least 66 2/3% or more of the outstanding shares of capital stock. In general, the Company's board of directors, not the stockholders, has the right to appoint persons to fill vacancies on the board of directors.

     Stockholder Action; Special Meeting of Stockholders. Our articles of incorporation provide that special meetings of holders of common stock may be called only by the President, the board of directors, or holders of at least a majority of all shares entitled to vote at the proposed special meeting.

     Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our articles of incorporation provide that the only business (including election of directors) that may be considered at an annual meeting of holders of common stock, in addition to business proposed (or persons nominated to be directors) by the our directors, is business proposed (or persons nominated to be directors) by holders of common stock who comply with the notice and disclosure requirements set forth in the articles of incorporation. In general, the articles require that a shareholder give the Company notice of proposed business or nominations no later than 90 days before the annual meeting of holders of common stock (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) ten days after the first public notice of the annual meeting is sent to holders of common stock. In general, the notice must also contain information about the shareholder proposing the business or nomination, the shareholder's interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitation statements. The shareholder also must submit a written consent from each of the shareholder's nominees stating the nominee's acceptance of the nomination and indicating the nominee's intention to serve as director if elected.

     Amendments to Charter and Bylaws. The Texas Business Corporation Act provides generally that the affirmative vote of a two-thirds majority of the shares entitled to vote on any matter is required to amend a corporation's articles of incorporation or bylaws, unless the corporation's articles of incorporation or bylaws requires a greater or lesser percentage. Our articles of incorporation provide generally that approval by 75% of our outstanding voting stock is required to amend the provisions of the charter previously discussed and certain other provisions.

Additional Information Describing Securities

     For additional information regarding our securities, you may view our Articles of Incorporation and by-laws which are available for inspection at our offices or which can be viewed through the SEC Internet site at http://www.sec.gov as exhibits to the registration statement on Form SB-2. You may also choose to review applicable statutes of the state of Texas for a description concerning statutory rights and liabilities of shareholders.

Reports to Shareholders

     We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our shareholders as we see as appropriate.

The Penny Stock Rules

     Our securities may be considered a penny stock. Penny stocks are securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

Transfer Agent

     Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

                              PLAN OF DISTRIBUTION

     We may sell shares of common stock in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

     -    the terms of the offering,

     -    the names of any underwriters or agents,

     -    the name or names of any managing underwriter or underwriters,

     -    the purchase price or initial public offering price of the securities,

     -    the net proceeds from the sale of the securities,

     -    any delayed delivery arrangements,

     - any underwriting discounts, commissions and other items constituting underwriters' compensation,

     - any discounts or concessions allowed or reallowed or paid to dealers, and

     -    any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     Any underwriters to whom we sell common stock for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

     If dealers are used in the sale of common stock, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell common stock directly. In this case, no underwriters or agents would be involved. We may also sell common stock through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers, and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, and underwriters firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares offered in this prospectus. This prospectus filed as part of the registration statement does not contain all of
the information contained in the registration statement and exhibits.   You may
find more information by referencing this filing. Statements contained in this prospectus as to the contents of any contract, agreement, exhibit, or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or exhibit listed in the registration statement, each reference to a filed document or exhibit is qualified by reference to the complete filed document. Reference is made to each exhibit in that filing for a more complete description of the matters involved. The Registration Statement on Form SB-2 is considered the authoritative document on all such matters.

     You may read and copy any materials we file with the SEC, including the registration statement and the exhibits and schedules thereto, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC (732)-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

     Prior to this offering we were not a reporting company under the Securities Act of 1934 and, therefore, we have not been required to file periodic reports with the SEC. Upon completion of this offering we intend to file reports with the SEC under the Securities Act including, but not limited to, 10-KSB's and 10-QSB's.

     We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants.

                                  LEGAL MATTERS


     The legality of the common stock included in this prospectus has been passed upon for us by Thompson & Knight, LLP, Houston, Texas.

                                    EXPERTS

     The financial statements included in this Registration Statement, to the extent and for the periods indicated in their report, have been audited by Ham, Langston & Brezina LLP, independent public accountants, and are included herein in reliance upon their report and their authority as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
Independent Auditor's Report                                                 F-1
Balance Sheets at March 31, 2002 (unaudited), and December 31, 2001
     and 2000                                                                F-2
Statements of Operations for the three months ended March 31, 2002 and
     2001 (unaudited) and the years ended December 31, 2001 and 2000         F-3
Statements of Changes in Stockholders' Equity
     for the three months ended March 31, 2002 (unaudited) and for the
     years ended December 31, 2001 and 2000                                  F-4
Statements of Cash Flows for the three months ended March 31, 2002 and 2001
     (unaudited), and the years ended December 31, 2001 and 2000             F-5
Notes to Financial Statements                                                F-6

                        REPORT OF INDEPENDENT ACCOUNTANTS



Board  of  Directors  and  Stockholders
Texas  Commercial  Resources,  Inc.


We have audited the accompanying balance sheet of Texas Commercial Resources, Inc. as of December 31, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Commercial Resources, Inc., as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                 Ham, Langston & Brezina, L.L.P.



Houston,  Texas
May  6,  2002

                        TEXAS COMMERCIAL RESOURCES, INC.

                                  BALANCE SHEET


                                                                        DECEMBER 31,
                                                     MARCH 31,   ------------------------
     ASSETS                                            2002          2001         2000
     ------                                        ------------  ------------  ----------
                                                   (Unaudited)
Current assets:
  Cash and cash equivalents                        $         -   $         -   $   1,025
  Short-term investments                               395,606       395,606     531,488
                                                   ------------  ------------  ----------

    Total current assets                                             395,606     532,513

Investment in real estate                              113,870       113,870     120,000
Property and equipment, net                             17,000        17,255      30,835
                                                   ------------  ------------  ----------

    Total assets                                   $   526,476   $   526,731   $ 683,348
                                                   ============  ============  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Book overdraft                                   $        80   $       260   $       -
  Accounts payable and accrued liabilities              44,537        20,000           -
  Current portion of long-term debt                    179,394       185,894      82,636
  Notes payable to stockholders                        223,366       206,712      54,682
                                                   ------------  ------------  ----------

    Total current liabilities                          447,377       412,866     137,318

Long-term debt, net of current portion                       -             -     118,898
                                                   ------------  ------------  ----------

      Total liabilities                                447,377       412,866     256,216
                                                   ------------  ------------  ----------

Commitments and contingencies

Stockholders' equity:
  Common stock: $0.001 par value; 100,000,000
    shares authorized; 9,081,400 and 2,207,000
    shares issued and outstanding at December 31,
    2001 and 2000, respectively                          9,081         9,081       2,207
  Unissued common stock                                    147           147           -
  Additional paid-in capital                         1,441,379     1,399,379     609,233
  Accumulated deficit                               (1,371,508)   (1,294,742)   (184,308)
                                                   ------------  ------------  ----------

    Total stockholders' equity                          79,099       113,865     427,132
                                                   ------------  ------------  ----------

 Total liabilities and stockholders' equity        $   526,476   $   526,731   $ 683,348
                                                   ============  ============  ==========

     The accompanying notes are an integral part of these financial statements.

                             TEXAS COMMERCIAL RESOURCES, INC.
                                 STATEMENT OF OPERATIONS

                                        FOR THE THREE MONTHS         FOR THE YEAR ENDED
                                          ENDED  MARCH  31,            DECEMBER  31,
                                      ------------------------  -------------------------
                                         2002         2001          2001         2000
                                      -----------  -----------  ------------  -----------
                                             (Unaudited)
Commission income                     $        -   $        -   $         -   $  558,782

General and administrative expenses       67,511       28,067       555,868      391,818
                                      -----------  -----------  ------------  -----------

Net income (loss) from operations        (67,511)     (28,067)     (555,868)     166,964
                                      -----------  -----------  ------------  -----------

Other income (expense):
  Loss on investments                          -            -      (107,874)    (303,921)
  Cost of recapitalization                     -            -      (422,090)           -
  Interest income                                          23            30          229
  Interest expense                        (9,255)      (6,100)      (24,632)     (24,230)
  Other expense                                -            -             -       (4,585)
                                      -----------  -----------  ------------  -----------

    Total other expense, net              (9,255)      (6,077)     (554,566)    (332,507)
                                      -----------  -----------  ------------  -----------

Net income (loss)                     $  (76,766)  $  (34,144)  $(1,110,434)  $ (165,543)
                                      ===========  ===========  ============  ===========

Basic and dilutive net loss
  per common share                    $    (0.01)  $    (0.00)  $     (0.13)  $    (0.02)
                                      ===========  ===========  ============  ===========

Weighted average common shares
  outstanding (basic and diluted)      9,081,400    8,016,417     8,543,600    8,016,417
                                      ===========  ===========  ============  ===========

     The  accompanying notes are an integral part of these financial statements.

                                        TEXAS COMMERCIAL RESOURCES, INC.

                                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                   __________

                                                                      UNISSUED ADDITIONAL   RETAINED
                                                 COMMON STOCK COMMON  PAID-IN  EARNINGS
                                                   SHARES    AMOUNT   STOCK     CAPITAL     (DEFICIT)       TOTAL
                                                  ---------  -------  ------  -----------  ------------  ------------
Balance at December 31, 1999                        165,000  $   165  $    -  $        -   $   (18,765)  $   (18,600)

Common stock issued for assets
  contributed                                     2,022,000    2,022       -     504,253             -       506,275

Common stock issued for services                     20,000       20       -       4,980             -         5,000

Services contributed by stockholders                      -        -       -     100,000             -       100,000

Net loss                                                  -        -       -           -      (165,543)     (165,543)
                                                  ---------  -------  ------  -----------  ------------  ------------

Balance at December 31, 2000                      2,207,000    2,207       -     609,233      (184,308)      427,132

Common stock issued for cash                         19,302       19       -      47,106             -        47,125

Common stock issued for services                  1,239,361    1,239       -     688,803             -       690,042

Recapitalization of the Company                   5,615,737    5,616     147      (5,763)            -             -

Services contributed by stockholders                      -        -       -      60,000             -        60,000

Net loss                                                  -        -       -           -    (1,110,434)   (1,110,434)
                                                  ---------  -------  ------  -----------  ------------  ------------

Balance at December 31, 2001                      9,081,400    9,081     147   1,399,379    (1,294,742)      113,865

Net loss (unaudited)                                      -        -       -           -       (76,766)      (76,766)

Services contributed by stockholders (unaudited)          -        -       -      42,000             -        42,000
                                                  ---------  -------  ------  -----------  ------------  ------------

Balance at March 31, 2002 (unaudited)             9,081,400  $ 9,081  $  147  $1,441,379   $(1,371,508)  $    79,099
                                                  =========  =======  ======  ===========  ============  ============

                  The accompanying notes are an integral part of these financial statements.

                                      TEXAS COMMERCIAL RESOURCES, INC.

                                           STATEMENT OF CASH FLOWS

                                                   __________


                                                             FOR THE THREE-MONTHS    FOR THE YEARS ENDED
                                                                ENDED MARCH 31,         DECEMBER 31,
                                                             --------------------  ------------------------
                                                               2002       2001         2001         2000
                                                             ---------  ---------  ------------  ----------
                                                                   (Unaudited)
Cash flows from operating activities:
  Net loss                                                   $(76,766)  $(34,144)  $(1,110,434)  $(165,543)

Adjustment to reconcile net loss to net cash used in
    operating activities:
    Depreciation expense                                          205      6,758        13,580       5,190
    Investment received in exchange for services performed          -          -             -    (387,500)
    Loss on investments                                             -          -       107,874     303,921
    Issuance of common stock for services                           -          -       690,042       5,000
    Services contributed by stockholders                       42,000          -        60,000     100,000
    Increase in accounts payable and accrued liabilities       24,537      6,100        20,000           -
                                                             ---------  ---------  ------------  ----------

        Net cash used in operating activities                 (10,024)   (21,286)     (218,938)   (138,932)
                                                             ---------  ---------  ------------  ----------

Cash flows from investing activities:
  Capital expenditures                                              -       (326)            -     (34,424)
  Proceeds from sale of short-term investments                      -          -         7,724      58,366
  Proceeds from sale of real estate investment                      -          -        26,414           -
                                                             ---------  ---------  ------------  ----------

        Net cash (used in) provided by investing activities         -       (326)       34,138      23,942
                                                             ---------  ---------  ------------  ----------

Cash flows from financing activities:
  Proceeds from notes payable to stockholders                  16,704     76,913       152,030      32,727
  Proceeds from long-term debt                                      -          -             -      81,672
  Repayment of long-term debt                                  (6,500)   (60,001)      (15,640)          -
  Proceeds from sale of common stock                                -          -        47,125           -
  Increase (decrease) in book overdraft                          (180)     3,675           260           -
                                                             ---------  ---------  ------------  ----------

        Net cash provided by financing activities              10,024     20,587       183,775     114,399
                                                             ---------  ---------  ------------  ----------

Net increase (decrease) in cash and cash equivalents                -     (1,025)       (1,025)       (591)

Cash and cash equivalents, beginning of period                      -      1,025         1,025       1,616
                                                             ---------  ---------  ------------  ----------

Cash and cash equivalents, end of period                     $      -   $      -   $         -   $   1,025
                                                             =========  =========  ============  ==========


Supplemental disclosure of cash flow information:

  Interest paid                                              $      -   $      -   $     4,632   $  24,230
                                                             =========  =========  ============  ==========

  Income taxes paid                                          $      -   $      -   $         -   $       -
                                                             =========  =========  ============  ==========

Non-cash investing and financing activities:

  Common stock issued to acquire certain assets              $      -   $      -   $         -   $ 506,275
                                                             =========  =========  ============  ==========

              The accompanying notes are an integral part of these financial statements.

                        TEXAS COMMERCIAL RESOURCES, INC.
                                 NOTES TO FINANCIAL STATEMENTS
                                   __________

1.   DESCRIPTION  OF  BUSINESS
     -------------------------

     Texas Commercial Resources, Inc. (the "Company") was formed on September 4, 1981, under the laws of the State of Texas for the purpose of acquiring, developing and selling real estate investments. The Company has also been active in the oil and gas industry with its purpose being the production, development and operation of oil and gas properties and in various investment banking activities by assisting other companies with their fundraising efforts. The Company has currently signed non-binding letters of intent to purchase various propane distribution companies located in Texas and New Mexico and a non-binding letter of intent to acquire a non-hazardous wastewater disposal facility in Houston, Texas.

     Effective December 28, 2001, the Company completed a recapitalization whereby the Company acquired the non-operating public shell of EZUtilities Corp. EZUtilities Corp. had no assets or liabilities at the date of acquisition (See Note 3). The historical financial statements presented herein are those of Texas Commercial Resources, Inc.


2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------

     ESTIMATES
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH  AND  CASH  EQUIVALENTS
     ----------------------------

     Cash and cash equivalents include all cash balances and any highly liquid short-term investments with an original maturity of three months or less.

     REVENUE  RECOGNITION
     --------------------

     Revenue is recognized when the services are performed or when the property is sold.

     SHORT-TERM  INVESTMENTS
     -----------------------

     Management determines the appropriate classification of its investments in equity securities at the time of purchase and reevaluates such determination at each balance sheet date. Currently, the Company's investment in equity securities represent less than a 20% ownership of each of the companies for which it owns equity securities. All equity securities not readily marketable are carried at cost, which approximates fair market value. All marketable equity securities are classified as trading securities and are carried at current fair value with unrealized gains and losses reported in the statement of operations. Gains and losses on securities sold are based on the specific identification method. Declines in market value that are judged to be "other than temporary" are recorded as a component of gain (loss) on investments in the statement of operations.

                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     PROPERTY  AND  EQUIPMENT
     ------------------------

     Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to five years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

     CONCENTRATION  OF  CREDIT  RISK
     -------------------------------

     Financial instruments that are included in the accompanying financial statements and subject to the Company's concentrations of credit risk consist of cash and cash equivalents and investments. The Company maintains its cash and cash equivalents in financial institutions that in the opinion of management are credit worthy and of good credit. At times, balances may exceed the federal depository insurance limits; however, the Company has not experienced any losses on deposits.

     The Company's short-term investments consist of $387,500 of equity securities owned in a closely held gas storage and non-hazardous waste disposal company. The short-term investments are carried at their fair market value; however, this value is susceptible to significant fluctuations in its value and the market to be able to liquidate these investments could be very small.

     INCOME  TAXES
     -------------

     The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

     LOSS  PER  SHARE
     ----------------

     Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

     IMPAIRMENT  OF  LONG-LIVED  ASSETS
     ----------------------------------

     In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.


                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     COMPREHENSIVE  INCOME
     ---------------------

     The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income". Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

     RECENT  ACCOUNTING  PRONOUNCEMENTS
     ----------------------------------

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 eliminates the amortization of goodwill and requires that goodwill be reviewed annually for impairment. SFAS No. 142 also requires that the useful lives of previously recognized intangible assets be reassessed and the remaining amortization periods be adjusted accordingly. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and affects all goodwill and other intangible assets recorded on the Company's balance sheet at that date, regardless of when the assets were initially recorded. The implementation of SFAS No. 142 is not expected to have a material impact on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect the implementation of SFAS No. 143 to have a material impact on the Company's results of operation or financial position.

     In July 2001, the FASB issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The Company does not expect the implementation of SFAS No. 144 to have a material impact on the Company's results of operation or financial position.

     INTERIM  FINANCIAL  INFORMATION
     -------------------------------

     The interim financial statements as of March 31, 2002, and for the three months ended March 31, 2002 and 2001, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments, all of which are of a normal recurring nature, that are considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

3.   RECAPITALIZATION
     ----------------

     On December 28, 2001 the Company acquired EZUtilities Corp. in a recapitalization transaction accounted for similar to a reverse acquisition, except that no goodwill was recorded. EZUtilities, which changed its name to Texas Commercial Resources, Inc. at the date of acquisition, was the "acquired" company in the transaction, but remains the surviving entity. Prior to the acquisition, EZUtilities Corp. was a non-operating public shell corporation with no assets or liabilities. Accordingly, the transaction was treated as an issuance of stock by EZUtilities Corp. for the Company's net monetary assets, accompanied by a recapitalization. In connection with this transaction, the Company exchanged all of its outstanding shares of common stock for 7,994,000 shares of EZUtilities Corp. common stock, of which 644,180 shares were issued to two principal stockholders of the Company for services performed in connection with this recapitalization, and the issuance of a $100,000 note to the major stockholder of EZUtilities Corp., which were recorded as a cost of recapitalization in the statement of operations. Since this transaction is in substance a recapitalization of the Company and not a business combination, proforma information is not presented and a valuation of the Company was not performed.

     In connection with the recapitalization transaction the outstanding common stock of EZUtilities Corp. was essentially substituted for the common stock of the Company and the difference was included in additional paid-in capital. All references to loss per share and weighted average shares outstanding have been restated to reflect this recapitalization.

4.   SHORT-TERM  INVESTMENTS
     -----------------------

     Short-term investments consisted of the following at December 31, 2001 and 2000:

                                                 2001      2000
                                               --------  --------

       Equity securities that are not readily
         marketable                            $387,500  $387,500
       Marketable equity securities               8,106   143,988
                                               --------  --------

                                               $395,606  $531,488
                                               ========  ========

     As of December 31, 2001 and 2000 cost approximated estimated current market value for all equity securities that are not readily marketable. Realized and unrealized losses on marketable equity securities was $(107,874) and $(303,921) for the years ended December 31, 2001 and 2000, respectively.

5.   PROPERTY  AND  EQUIPMENT
     ------------------------

     Property and equipment consisted of the following at December 31, 2001 and 2000:

                                         2001       2000
                                       ---------  --------
       Furniture and equipment         $ 36,025   $36,025
       Less: accumulated depreciation   (18,770)   (5,190)
                                       ---------  --------
         Property and equipment, net   $ 17,255   $30,835
                                       =========  ========

     Depreciation expense for the years ended December 31, 2001 and 2000 was $13,580 and $5,190, respectively.


                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

6.   NOTES  PAYABLE  TO  STOCKHOLDERS
     --------------------------------

     Notes payable to stockholders consisted of the following at December 31, 2001 and 2000:

                                                                     2001       2000
                                                                  ----------  ---------
     Note payable to a stockholder, non-interest bearing
       and due on demand.  This note is not collateralized.       $ 106,712   $ 54,682

     Note payable to a stockholder, bearing interest at 3%
       per year, principal and interest due in four equal
       installments beginning September 1, 2001 and ending
       on December 1, 2001.  The Company is in default on
       this note and, therefore, the interest rate increased to
       10% on December 1, 2001 and the entire balance is
       due on demand.                                               100,000          -
                                                                  ----------  ---------

         Total notes payable to stockholders                      $ 206,712   $ 54,682
                                                                  ==========  =========

7.   LONG-TERM DEBT
     --------------

     Long-term debt consisted of the following at December 31, 2001 and 2000:

                                                                    2001       2000
                                                                  ----------  ---------

     Note payable to a company, bearing interest at
       12% per year, principal and interest due in
       monthly installments of $1,234 through July
       2029.  However, subsequent to August 15, 2002
       the lender has the right to demand full payment
       of all principal and interest.  This note is
       collateralized by certain real estate.                     $ 106,805   $119,614

     Note payable to an investment company, bearing
       interest at 5% per year, principal and interest
       were due on September 15, 2000 and the Company
       is currently in default on this note resulting in
       the note bearing interest at 18% from September
       15, 2000.  The note is collateralized by
       short-term investments and is guaranteed by
       the Company and two of its stockholders.                      75,000     75,000

     Other                                                            4,089      6,920
                                                                  ----------  ---------

                                                                    185,894    201,534
       Less current portion                                        (185,894)   (82,636)
                                                                  ----------  ---------

     Long-term debt, net of current portion                       $       -   $118,898
                                                                  ==========  =========


                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

8.   INCOME  TAXES
     -------------

     The Company has accumulated losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2001, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $1,900,000 which expire in various tax years through 2021. Under the provisions of Section 382 of the Internal Revenue Code an ownership change in the Company could severely limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

     The composition of deferred tax assets and liabilities and the related tax effects at December 31, 2001 and 2000 are as follows:

                                                  2001       2000
                                               ----------  ---------
       Deferred tax assets:
         Net operating losses                  $ 660,502   $ 62,665
         Valuation allowance                    (660,502)   (62,665)
                                               ----------  ---------

           Net deferred tax asset (liability)  $       -   $      -
                                               ==========  =========

     The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. federal statutory rate of 34% were applied to pre-tax loss for the years ended
     December  31,  2001  and  2000  is  as  follows:

                                           2001                 2000
                                  --------------------  -------------------
                                    AMOUNT    PERCENT    AMOUNT    PERCENT
                                  ----------  --------  ---------  --------
       Benefit for income tax at
         federal statutory rate   $ 597,837      34.0%  $ 56,285      34.0%
       Increase in valuation
         allowance                 (597,837)    (34.0)   (56,285)    (34.0)
                                  ----------  --------  ---------  --------

                                  $       -         -%  $      -         -%
                                  ==========  ========  =========  ========

9.   STOCKHOLDERS'  EQUITY
     ---------------------

     Effective December 24, 2001, the Company's board of directors adopted amendments to the Company's articles of incorporation that increased its authorized common stock to 100,000,000 shares having a par value of $0.001 per share. The amendments also authorize 20,000,000 shares of preferred stock with a $1.00 par value. The board of directors has the authority to establish the number of shares to be included in each series of preferred stock and to determine the qualifications, limitations or restrictions of the shares in each series.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 1302-7.06 of the Texas Miscellaneous Corporation laws Act provides that the articles of incorporation may provide that a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that Article 1302-7.06 does not authorize the elimination or limitation of liability of a director to the extent the director is found liable for: (1) a breach of the director's duty of loyalty to the corporation or its shareholders or members, 92) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law,
(3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     Our articles of incorporation include the following provision:

                                   Article VII

          (d) A director of the Company shall not be personally liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the Business Corporation Act of Texas, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for action or omissions under Article 2.01-1, et seq. of the Business Corporation Act of the State of Texas, or
     (iv) for any transaction from which the director derived an improper personal benefit. If the Business Corporation Act of the State of Texas is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Texas, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     Article 2.02-1 of the Texas Business Corporation Act provides as follows:

     A.  In  this  article:

     (1) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, conversion, or other transaction in which some or all of the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article.

     (2) "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity.

     (3)  "Expenses"  include  court  costs  and  attorneys'  fees.

     (4)  "Official  capacity"  means

     (a) when used with respect to a director, the office of director in the corporation, and

     (b) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but

     (c) in both Paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or any employee benefit plan, other enterprise, or other entity.

     (5) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     B. A corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person:

     (1)  conducted  himself  in  good  faith;

     (2)  reasonably  believed:

     (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and

     (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

     (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     C. Except to the extent permitted by Section E of this article, a director may not be indemnified under Section B of this article in respect of a proceeding:

     (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

     (2)  in  which  the  person  is  found  liable  to  the  corporation.

     D. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section B of this article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

     E. A person may be indemnified under Section B of this article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     F. A determination of indemnification under Section B of this article must be made:

     (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

     (2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

     (3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in Subsection (1) or (2) of this section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

     (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

     G. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) of Section F of this article for the selection of special legal counsel. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under Section B of this article shall be deemed to constitute authorization of indemnification in the manner required by this section even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

     H. A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     I. If, in a suit for the indemnification required by Section H of this article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

     J. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section B of this article or has been found liable in the circumstances described by Section C of this article, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

     K. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination specified in Section F of this article or the authorization or determination specified in Section G of this article, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section E of this article. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this section shall be deemed to constitute authorization of that payment or reimbursement.

     L. The written undertaking required by Section K of this article must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

     M. A provision for a corporation to indemnify or to advance expenses to a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise, except in accordance with Section R of this article, is valid only to the extent it is consistent with this article as limited by the articles of incorporation, if such a limitation exists.

     N. Notwithstanding any other provision of this article, a corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     O. An officer of the corporation shall be indemnified as, and to the same extent, provided by Sections H, I, and J of this article for a director and is entitled to seek indemnification under those sections to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this article.

     P. A corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity to the same extent that it may indemnify and advance expenses to directors under this article.

     Q. A corporation may indemnify and advance expenses to an officer, employee, agent, or person identified in Section P of this article and who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law.

     R. A corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, a corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or
(4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

     S. Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of this Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

     T. For purposes of this article, the corporation is deemed to have requested a director to serve as a trustee, employee, agent, or similar functionary of an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a director with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

     U. The articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under Section H, I, J, O, P, or Q of this article.

     Our articles of incorporation include the following provision:

                                   Article VII

     (c) The Corporation shall, to the maximum extent permitted from time to time under the Business Corporation Act of the State of Texas, shall indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action suit, proceeding or claim, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article VII shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

     Our bylaws include indemnification provisions that generally provide indemnification to our directors and officers in the manner and to the extent permitted by Article 2.02-1 of the Texas Business Corporation Act. However, the provisions corresponding to Article 2.01-1(K) are mandatory rather than permissive.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Subject to future contingencies, the following expenses are anticipated in relationship to this offering:

     Registration fees                                $10,000
     Federal taxes                                          0
     State taxes and fees                                   0
     Transfer agent's fees                              1,000
     Costs of printing and engraving                    5,000
     Legal fees                                        25,000
     Accounting fees                                   18,000

The amounts listed above are estimates and the amounts actually expended by us for these items may be more or less than that stated.

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

     On February 12, 2000, we issued 1,822,000 shares of common stock in connection the contribution of assets to TCRI. We issued 500,000 shares to The THC Trustee, of which Henry A. Schulle, President of TCRI is the Trustee; 400,000 shares to B. Britt Brooks, Vice President of the Company; 450,000 to the Throneberry Trust, of which Mr. Brooks is the trustee; 50,000 shares to Andrea C Brooks, Mr. Brooks spouse; 60,000 shares to The SMT Trust, of which H.L. Schulle is the trustee; 311,000 shares to The Sabinal Trust, and 111,000 shares to The Draw Trust. The foregoing transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act as transactions not involving a public offering.

     On December 20, 2000, we issued an aggregate of 110,000 shares for services provided to TCRI by the following individuals each of whom is a descendant of H.L. Schulle or his spouse, Mary C. Schulle.

                 Name                        Date     Title of Securities  Amount of Securities
----------------------------------------  ----------  -------------------  --------------------
Victor Russo                              12/20/2000  Common Stock                       20,000
Karen M. Brode                            12/20/2000  Common Stock                       20,000
John T. Russo                             12/20/2000  Common Stock                       20,000
Henry A. Schulle                          12/20/2000  Common Stock                       20,000
Laura E. MacKnight                        12/20/2000  Common Stock                       20,000
Melissa Ann Russo                         12/20/2000  Common Stock                        5,000
Karen M. Brode FBO Daniel W. Brode        12/20/2000  Common Stock                        5,000
John T. Russo FBO Misty D. Russo          12/20/2000  Common Stock                        5,000
John T. Russo FBO Chelsea R. Russo        12/20/2000  Common Stock                        5,000
Laura E. MacKnight FBO Henry P. R.
MacKnight.                                12/20/2000  Common Stock                        5,000
Laura E. MacKnight FBO Catherine L
MacKnight                                 12/20/2000  Common Stock                        5,000
Laura E. MacKnight FBO Rita E. MacKnight  12/20/2000  Common Stock                        5,000
Laura E. MacKnight FBO Holly M.
MacKnight                                 12/20/2000  Common Stock                        5,000

These transaction were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions not involving a public offering.

     We issued 20,000 shares of common stock on April 12, 2000, to Louis A. Ross, a director of TCRI, for services provided. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering.

     During the year ended December 31, 2001, we issued 19,302 unregistered shares of our common stock in the transactions listed below. All of the sales were made for cash. The following transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients in the transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the shares they acquired. All recipients had access to information about us and were allowed to ask questions of management. None of these transactions involved any underwriters, underwriting discounts or commissions.

                                                  Title of         Amount of
     Purchaser                    Date         Securities Sold  Securities Sold
     --------------------  ------------------  ---------------  ---------------

     Alan R. Todd          January 26, 2001    Common Stock          334 shares
     Richard Brian         February 23, 2001   Common Stock        1,500 shares
     William Crawford      March 16, 2001      Common Stock        1,800 shares
     James H. Short        April 12, 2001      Common Stock          334 shares
     Glendon Bushong       May 21, 2001        Common Stock          200 shares
     Ron Medrano           May 22, 2001        Common Stock          200 shares
     Neil Johnson          May 25, 2001        Common Stock          400 shares
     Mark T. Warren        May 25, 2001        Common Stock          400 shares
     Yvonne Fry            May 31, 2001        Common Stock          200 shares
     Bill R. French        June 10, 2001       Common Stock          400 shares
     Agnes Wheeler         June 10, 2001       Common Stock          400 shares
     Kenneth I. Gillespie  June 11, 2001       Common Stock          200 shares
     James C. Epps III     June 28, 2001       Common Stock        1,000 shares
     Agnus Wheeler         July 7, 2001        Common Stock          200 shares
     Genadi Batsoutenko    July 7, 2001        Common Stock          200 shares
     Lynette Haynes        July 7, 2001        Common Stock          200 shares
     Virgil Jackson        July 16, 2001       Common Stock        1,000 shares
     Ron Medrano           July 16, 2001       Common Stock          200 shares
     Clifton Posey         July 28, 2001       Common Stock        1,000 shares
     Dasha Enochova        July 31, 2001       Common Stock          100 shares
     James H. Short        August 17, 2001     Common Stock          334 shares
     Neil Johnson          August 21, 2001     Common Stock        2,000 shares
     Nathan Ackley         August 31, 2001     Common Stock        2,600 shares
     Roger Dwain Isaac     September 24, 2001  Common Stock          400 shares
     Bill R. French        September 28, 2001  Common Stock          600 shares
     Glenn Gaidousek       October 8, 2001     Common Stock          100 shares
     Richard Brian         November 2, 2001    Common Stock          800 shares
     Jugs Investment Club  November 12, 2001   Common Stock          200 shares
     Yvonne Fry            November 19, 2001   Common Stock        2,000 shares

     On May 3, 2001, we issued 10,000 shares of common stock to James H. Short as a director's fee. Such transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

     On September 23, 2001, we issued 350,000 shares to Alan Curry and on October 23, 2001, we issued 200,000 shares of common stock to Doug McCord and 10,000 shares to Monty Thomas for consulting services provided and to be provided to TCRI. Such transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering

     Effective December 28, 2001, Texas Commercial Resources, Inc. and EZUtilities, Inc. merged. Each outstanding share of common stock of Texas Commercial Resources, Inc. was converted into 3.25 shares of EZUtilities, Inc. and EZUtilities, Inc. changed its name to Texas Commercial Resources, Inc. In addition, 322,095 shares of common stock were issued to B. Britt Brooks and 322,085 shares were issued to H.L. Schulle for services provided in connection with the merger. Such transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

     On December 31, 2001, we issued 11,500 shares and 13,681 shares, respectively, to Harry Bushong and H.L. Schulle as consideration for services provided to TCRI. Such transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering

     On June 18, 2002, we entered into a Member Interest Purchase Agreement with Robert R. Shockley pursuant to which we purchased an 85% member interest in Myriad Gas, LLC. We issued 100,000 shares of common stock to Mr. Shockley in connection with the purchase. Such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering

     On July 25, 2002, we entered into an investment agreement with Goldbridge Capital, LLC, to sell Goldbridge Capital up to $8,000,000 of our common stock under Rule 415. We have filed the Investment Agreement as an exhibit to this registration statement on Form SB-2). Any shares issued will be sold pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. Goldbridge Capital is an accredited investor and will be the underwriter as to shares we put to them under this agreement.

ITEM 27.     EXHIBITS.

3.1     Composite Articles of Incorporation

3.2     By-Laws

5.      Legal opinion of Thompson & Knight, LLP (including consent)

10.2 Investment Agreement between the Company and Goldbridge Capital, LLC dated July 25, 2002

10.3 Registration Rights Agreement between the Company and Goldbridge Capital, LLC dated July 25, 2002

23.1    Consent of Ham, Langston & Brezina L.L.P

ITEM 28.     UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (1) Include any prospectuses required by section 10(a)(3) of the Securities Act.

     (2) Reflect in the prospectus any facts or events, which, individually or together, represent a fundamental change in the information in the registration statement.

     (3) Include any additional or changed material information on the plan of distribution.

     (b) That it will, for the purpose of determining any liability under the Securities Act, treat, each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (c) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (d) To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, Texas, on July 30, 2002.

Texas Commercial Resources, Inc.


By: /s/ B. Britt Brooks
   --------------------------------------
   B. Britt Brooks, Vice President

                            Special Power of Attorney

The undersigned constitute and appoint B. Britt Brooks their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: July 30, 2002

                                                     Title
                                                     -----

    /s/ Henry A. Schulle                  President (Chief Executive Officer)
--------------------------------------    and Director
Henry A. Schulle


    /s/ B. Britt Brooks                    Vice President (Chief Accounting
--------------------------------------     Officer) and
B. Britt Brooks                            Director


    /s/ Louis A. Ross                      Director
--------------------------------------
Louis A. Ross


    /s/ James H. Short                     Director
--------------------------------------
James H. Short